Free Writing Prospectus	Filed Pursuant to Rule 433
(To the Prospectus dated August 31, 2007,	Registration No. 333-145845
the Prospectus Supplement dated September 4, 2007
and the Information Supplement dated December 12, 2007)	February 11, 2008

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this free writing prospectus are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this free writing prospectus. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC (Rated AA/Aa1)‡

•	Issue date: February 29, 2008

•	Initial valuation date: February 26, 2008

•	Final valuation date: August 26, 2008

•	Maturity date: August 29, 2008

•	Initial price: Closing price of the linked share on the initial valuation date.

•	Final price: Closing price of the linked share on the final valuation date.

•	Protection price: The protection level multiplied by the initial price.

•	Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•	Initial public offering price: 100%

•	Tax allocation of coupon rate:

Deposit income*: TBD

Put premium: The coupon rate minus the deposit income.

‡

The Notes are expected to carry the same rating as the Medium-Term Notes Program, Series A, which is rated AA by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc., and will be rated Aa1 by Moody’s Investor Services, Inc. The rating is subject to downward revision, suspension or withdrawal at any time by the assigning rating organization. The rating (1) does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked) and (2) is not a recommendation to buy, sell or hold securities.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission	Aggregate Discount or Commission	Note Issuance#	CUSIP/ISIN
Alcoa Inc.	TBD	FWP-8	AA	TBD	10.000%	70%	TBD	TBD	TBD	TBD	E-1615	06738RFJ0/ US06738RFJ05
Archer-Daniels-Midland Company	TBD	FWP-10	ADM	TBD	10.750%	80%	TBD	TBD	TBD	TBD	E-1616	06738RFK7/ US06738RFK77
American International Group, Inc.	TBD	FWP-12	AIG	TBD	11.000%	60%	TBD	TBD	TBD	TBD	E-1617	06738RFL5/ US06738RFL50
AK Steel Holding Corporation	TBD	FWP-14	AKS	TBD	11.500%	60%	TBD	TBD	TBD	TBD	E-1618	06738RFM3/ US06738RFM34
The Allstate Corporation	TBD	FWP-16	ALL	TBD	8.500%	80%	TBD	TBD	TBD	TBD	E-1619	06738RFN1/ US06738RFN17
American Express Company	TBD	FWP-18	AXP	TBD	11.000%	70%	TBD	TBD	TBD	TBD	E-1620	06738RFP6/ US06738RFP64
Bank of America Corporation	TBD	FWP-20	BAC	TBD	9.500%	70%	TBD	TBD	TBD	TBD	E-1621	06738RFQ4/ US06738RFQ48
BB&T Corporation	TBD	FWP-22	BBT	TBD	10.250%	70%	TBD	TBD	TBD	TBD	E-1622	06738RFR2/ US06738RFR21
Best Buy Co., Inc.	TBD	FWP-24	BBY	TBD	10.750%	75%	TBD	TBD	TBD	TBD	E-1623	06738RFS0/ US06738RFS04
Borders Group, Inc.	TBD	FWP-26	BGP	TBD	17.250%	60%	TBD	TBD	TBD	TBD	E-1624	06738RFT8/ US06738RFT86
BJ Services Company	TBD	FWP-28	BJS	TBD	10.750%	75%	TBD	TBD	TBD	TBD	E-1625	06738RFU5/ US06738RFU59
BlackRock, Inc.	TBD	FWP-30	BLK	TBD	10.000%	75%	TBD	TBD	TBD	TBD	E-1626	06738RFV3/ US06738RFV33
Bristol-Myers Squibb Company	TBD	FWP-32	BMY	TBD	10.000%	80%	TBD	TBD	TBD	TBD	E-1627	06738RFW1/ US06738RFW16
Boston Scientific Corporation	TBD	FWP-34	BSX	TBD	14.000%	70%	TBD	TBD	TBD	TBD	E-1628	06738RFX9/ US06738RFX98
Peabody Energy Corporation	TBD	FWP-36	BTU	TBD	13.000%	60%	TBD	TBD	TBD	TBD	E-1629	06738RFY7/ US06738RFY71
Continental Airlines, Inc.	TBD	FWP-38	CAL	TBD	18.000%	60%	TBD	TBD	TBD	TBD	E-1630	06738RFZ4/ US06738RFZ47
Celgene Corporation	TBD	FWP-40	CELG	TBD	10.500%	60%	TBD	TBD	TBD	TBD	E-1631	06738RGA8/ US06738RGA86
Chesapeake Energy Corporation	TBD	FWP-42	CHK	TBD	9.000%	80%	TBD	TBD	TBD	TBD	E-1632	06738RGB6/ US06738RGB69
Canadian Natural Resources Limited	TBD	FWP-44	CNQ	TBD	12.000%	75%	TBD	TBD	TBD	TBD	E-1633	06738RGC4/ US06738RGC43
Capital One Financial Corporation	TBD	FWP-46	COF	TBD	20.000%	60%	TBD	TBD	TBD	TBD	E-1634	06738RGD2/ US06738RGD26
COACH, Inc.	TBD	FWP-48	COH	TBD	13.750%	70%	TBD	TBD	TBD	TBD	E-1635	06738RGE0/ US06738RGE09
ConocoPhillips	TBD	FWP-50	COP	TBD	10.250%	80%	TBD	TBD	TBD	TBD	E-1636	06738RGF7/ US06738RGF73
Cisco Systems, Inc.	TBD	FWP-52	CSCO	TBD	10.750%	80%	TBD	TBD	TBD	TBD	E-1637	06738RGG5/ US06738RGG56
Diamond Offshore Drilling, Inc.	TBD	FWP-54	DO	TBD	13.000%	70%	TBD	TBD	TBD	TBD	E-1638	06738RGH3/ US06738RGH30
eBay Inc.	TBD	FWP-56	EBAY	TBD	11.250%	80%	TBD	TBD	TBD	TBD	E-1639	06738RGJ9/ US06738RGJ95
EMC Corporation	TBD	FWP-58	EMC	TBD	11.000%	70%	TBD	TBD	TBD	TBD	E-1640	06738RGK6/ US06738RGK68
Corning Incorporated	TBD	FWP-60	GLW	TBD	10.000%	75%	TBD	TBD	TBD	TBD	E-1641	06738RGL4/ US06738RGL42
General Motors Corporation	TBD	FWP-62	GM	TBD	16.000%	60%	TBD	TBD	TBD	TBD	E-1642	06738RGM2/ US06738RGM25
Google Inc.	TBD	FWP-64	GOOG	TBD	11.750%	75%	TBD	TBD	TBD	TBD	E-1643	06738RGN0/ US06738RGN08
The Gap, Inc.	TBD	FWP-66	GPS	TBD	10.000%	70%	TBD	TBD	TBD	TBD	E-1644	06738RGP5/ US06738RGP55
Garmin Ltd.	TBD	FWP-68	GRMN	TBD	17.500%	60%	TBD	TBD	TBD	TBD	E-1645	06738RGQ3/ US06738RGQ39
The Goldman Sachs Group, Inc.	TBD	FWP-70	GS	TBD	9.500%	70%	TBD	TBD	TBD	TBD	E-1646	06738RGR1/ US06738RGR12
Halliburton Company	TBD	FWP-72	HAL	TBD	9.500%	80%	TBD	TBD	TBD	TBD	E-1647	06738RGS9/ US06738RGS94
Hansen Natural Corporation	TBD	FWP-74	HANS	TBD	15.250%	60%	TBD	TBD	TBD	TBD	E-1648	06738RGT7/ US06738RGT77
Starwood Hotels & Resorts Worldwide, Inc.	TBD	FWP-76	HOT	TBD	11.000%	75%	TBD	TBD	TBD	TBD	E-1649	06738RGU4/ US06738RGU41
Hewlett-Packard Company	TBD	FWP-78	HPQ	TBD	10.500%	80%	TBD	TBD	TBD	TBD	E-1650	06738RGV2/ US06738RGV24
Humana, Inc.	TBD	FWP-80	HUM	TBD	10.500%	80%	TBD	TBD	TBD	TBD	E-1651	06738RGW0/ US06738RGW07
JetBlue Airways Corporation	TBD	FWP-82	JBLU	TBD	16.000%	60%	TBD	TBD	TBD	TBD	E-1652	06738RGX8/ US06738RGX89
JPMorgan Chase & Co.	TBD	FWP-84	JPM	TBD	12.000%	70%	TBD	TBD	TBD	TBD	E-1653	06738RGY6/ US06738RGY62
Kohl’s Corporation	TBD	FWP-86	KSS	TBD	11.500%	75%	TBD	TBD	TBD	TBD	E-1654	06738RGZ3/ US06738RGZ38
Lehman Brothers Holdings Inc.	TBD	FWP-88	LEH	TBD	12.500%	60%	TBD	TBD	TBD	TBD	E-1655	06738RHA7/ US06738RHA77
Moody’s Corporation	TBD	FWP-90	MCO	TBD	12.500%	60%	TBD	TBD	TBD	TBD	E-1656	06738RHB5/ US06738RHB50
Merrill Lynch & Co., Inc.	TBD	FWP-92	MER	TBD	10.500%	60%	TBD	TBD	TBD	TBD	E-1657	06738RHC3/ US06738RHC34
MGM MIRAGE	TBD	FWP-94	MGM	TBD	15.500%	75%	TBD	TBD	TBD	TBD	E-1658	06738RHD1/ US06738RHD17
Medco Health Solutions, Inc.	TBD	FWP-96	MHS	TBD	10.500%	75%	TBD	TBD	TBD	TBD	E-1659	06738RHE9/ US06738RHE99
Morgan Stanley	TBD	FWP-98	MS	TBD	10.250%	60%	TBD	TBD	TBD	TBD	E-1661	06738RHG4/ US06738RHG48
Micron Technology, Inc.	TBD	FWP-100	MU	TBD	17.000%	60%	TBD	TBD	TBD	TBD	E-1662	06738RHH2/ US06738RHH21
Mylan Laboratories Inc.	TBD	FWP-102	MYL	TBD	12.500%	70%	TBD	TBD	TBD	TBD	E-1663	06738RHJ8/ US06738RHJ86
Noble Corporation	TBD	FWP-104	NE	TBD	14.250%	80%	TBD	TBD	TBD	TBD	E-1664	06738RHK5/ US06738RHK59
NYSE Euronext, Inc.	TBD	FWP-106	NYX	TBD	11.500%	70%	TBD	TBD	TBD	TBD	E-1665	06738RHL3/ US06738RHL33
QUALCOMM Incorporated	TBD	FWP-108	QCOM	TBD	11.000%	75%	TBD	TBD	TBD	TBD	E-1666	06738RHM1/ US06738RHM16
Starbucks Corporation	TBD	FWP-110	SBUX	TBD	10.500%	75%	TBD	TBD	TBD	TBD	E-1667	06738RHN9/ US06738RHN98
Sears Holdings Corporation	TBD	FWP-112	SHLD	TBD	12.000%	60%	TBD	TBD	TBD	TBD	E-1668	06738RHP4/ US06738RHP47
Schlumberger N.V. (Schlumberger Limited)	TBD	FWP-114	SLB	TBD	14.000%	80%	TBD	TBD	TBD	TBD	E-1669	06738RHQ2/ US06738RHQ20
The Western Union Company	TBD	FWP-116	WU	TBD	11.500%	80%	TBD	TBD	TBD	TBD	E-1671	06738RHS8/ US06738RHS85
United States Steel Corporation	TBD	FWP-118	X	TBD	10.250%	60%	TBD	TBD	TBD	TBD	E-1672	06738RHT6/ US06738RHT68
*	Annualized Rate

See “ Risk Factors” in this free writing prospectus and beginning on page FWP-2 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus dated August 31, 2007, the prospectus supplement dated September 4, 2007, and the information supplement dated December 12, 2007, and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and this offering. Buyers should rely upon the prospectus, prospectus supplement and any relevant free writing prospectus or pricing supplement for complete details. You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC or any agent or dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and final pricing supplement (when completed) and this free writing prospectus if you request it by calling your Barclays Bank PLC sales representative, such dealer or 1-888-227-2275 (Extension 1101). A copy of the prospectus may be obtained from Barclays Capital, 200 Cedar Knolls Road, Building E, 4th Floor—Attn: US Syndicate Operations, Whippany, NJ 07981.

GENERAL TERMS FOR EACH NOTES OFFERING

This free writing prospectus relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. You may participate in any one of the Notes offerings or, at your election, in more than one. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus, the prospectus supplement and the information supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus, the prospectus supplement and the information supplement may be accessed on the SEC website at www.sec.gov as follows:

Prospectus supplement dated September 4, 2007 and prospectus dated August 31, 2007:

http://www.sec.gov/Archives/edgar/data/312070/000119312507194615/d424b3.htm

Information Supplement dated December 12, 2007:

http://www.sec.gov/Archives/edgar/data/312070/000119312507263911/d424b3.htm

PROGRAM CREDIT RATING

The Notes are issued under the Medium-Term Notes Program, Series A (the “Program”). The Notes are expected to carry the rating of the Program, which is rated AA by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc. (“S&P”), and will be rated Aa1 by Moody’s Investor Services, Inc. (“Moody’s”). An AA rating from S&P generally indicates that the issuer’s capacity to meet its financial commitment on the obligations arising from the Program is very strong. An Aa1 rating by Moody’s indicates that the Program is currently judged by Moody’s to be an obligation of high quality and is subject to very low credit risk. The credit rating is a statement of opinion and not a statement of fact and is subject to downward revisions, suspension or withdrawal at any time by the assigning rating agency. The rating (1) does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked) and (2) is not a recommendation to buy, sell or hold securities.

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-3 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Notes”;

•

“Risk Factors—Additional Risks Relating to Notes with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Notes with a Barrier Percentage or a Barrier Level”.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this free writing prospectus, the applicable pricing supplement, the information supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the value of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

FWP-2

Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this free writing prospectus, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Notes with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Notes with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Equity Securities—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Notes with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked share.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this free writing prospectus. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or repayment date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the principal securities market for the linked share or banking institutions in New York City, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Equity Securities—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

FWP-3

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one reasonable approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this free writing prospectus.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the following sections in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Reference Asset Investment Company and Reference Asset Information” with respect to linked shares that are exchange-traded funds. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, and the Investment Company Act of 1940, as amended, which is commonly referred to as the “‘40 Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ‘40 Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

FWP-4

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial date and is held constant regardless of the final level of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon rate on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

FWP-5

Alcoa Inc.

According to publicly available information, Alcoa Inc. (the “Company”) is a producer of primary aluminum, fabricated aluminum, and alumina, and is active in all major aspects of the industry: technology, mining, refining, smelting, fabricating, and recycling. Aluminum and alumina represent approximately three-fourths of the Company’s revenues. Nonaluminum products include precision castings, industrial fasteners, consumer products, food service and flexible packaging products, plastic closures, and electrical distribution systems for cars and trucks. The Company’s products are used worldwide in aircraft, automobiles, commercial transportation, packaging, consumer products, building and construction, and industrial applications. The Company is global, operating in 44 countries. North America is the largest market with 59% of the Company’s revenues. Europe is also a significant market with 24% of the company’s revenues. The Company’s operations consist of six worldwide segments: Alumina, Primary Metals, Flat-Rolled Products, Extruded and End Products, Engineered Solutions, and Packaging and Consumer.

The linked share’s SEC file number is 1-3610.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$39.75	$33.34	$37.74
June 28, 2002	$39.09	$30.17	$33.15
September 30, 2002	$33.80	$18.35	$19.30
December 31, 2002	$26.37	$17.62	$22.78
March 31, 2003	$24.75	$18.45	$19.38
June 30, 2003	$27.19	$18.86	$25.50
September 30, 2003	$29.50	$24.00	$26.16
December 31, 2003	$38.92	$26.29	$38.00
March 31, 2004	$39.20	$32.63	$34.69
June 30, 2004	$36.56	$28.53	$33.03
September 30, 2004	$33.68	$29.51	$33.59
December 31, 2004	$34.98	$30.65	$31.42
March 31, 2005	$32.29	$28.30	$30.39
June 30, 2005	$31.79	$25.92	$26.13
September 30, 2005	$29.98	$23.99	$24.42
December 30, 2005	$29.84	$22.29	$29.57
March 31, 2006	$32.19	$28.39	$30.56
June 30, 2006	$36.96	$28.55	$32.36
September 29, 2006	$34.00	$26.60	$28.04
December 29, 2006	$31.30	$26.39	$30.01
March 30, 2007	$36.05	$28.09	$33.90
June 29, 2007	$42.90	$33.63	$40.53
September 30, 2007	$48.77	$30.25	$39.12
December 31, 2007	$40.70	$33.22	$36.55
February 7, 2008*	$36.77	$26.69	$32.78

*	High, low and closing prices are for the period starting January 2, 2008 and ending February 7, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AA

Initial price: $32.78

Protection level: 70.00%

Protection price: $22.95

Physical delivery amount: 30($1,000/Initial price)

Fractional shares: 0.506406

Coupon: 10.00% per annum

Maturity: August 29, 2008

Dividend yield: 2.01% per annum

Coupon amount monthly: $8.33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	5.00%		101.01%
+90%	5.00%		91.01%
+80%	5.00%		81.01%
+70%	5.00%		71.01%
+60%	5.00%		61.01%
+50%	5.00%		51.01%
+40%	5.00%		41.01%
+30%	5.00%		31.01%
+20%	5.00%		21.01%
+10%	5.00%		11.01%
+5%	5.00%		6.01%

0%	5.00%		1.01%

	Protection Price Ever Breached?
	NO	YES
-5%	5.00%	0.00%	-3.99%
-10%	5.00%	-5.00%	-8.99%
-20%	5.00%	-15.00%	-18.99%
-30%	5.00%	-25.00%	-28.99%
-40%	N/A	-35.00%	-38.99%
-50%	N/A	-45.00%	-48.99%
-60%	N/A	-55.00%	-58.99%
-70%	N/A	-65.00%	-68.99%
-80%	N/A	-75.00%	-78.99%
-90%	N/A	-85.00%	-88.99%
-100%	N/A	-95.00%	-98.99%

FWP-6

Archer-Daniels-Midland Company

According to publicly available information, Archer-Daniels-Midland Company (the “Company”) is a world leader in BioEnergy and is principally engaged in procuring, transporting, storing, processing and merchandising agricultural commodities and products. The Company’s operations are classified into three main business segments: Oilseeds Processing, Corn Processing and Agricultural Services. Oilseeds Processing involves processing oilseeds such as soybeans, cottonseed, sunflower seeds, canola, peanuts and flaxseed into vegetable oils and meals principally for the food and feed industries. The Company’s remaining operations are aggregated and classified as Other.

The Company is engaged in processing oilseeds such as soybeans, cottonseed, sunflower seeds, canola, peanuts, and flaxseed into vegetable oils and meals principally for the food and feed industries. Corn Processing involves wet milling and dry milling corn operations. Products produced for use in the food and beverage industry include syrup, starch, glucose, dextrose, and sweeteners. The Agricultural Services segment utilizes the Company’s grain elevator and transportation network to buy, store, clean and transport agricultural commodities and resells these commodities primarily as feed ingredients and as raw materials for the agricultural processing industry.

The Company was incorporated in Delaware in 1923, successor to the Daniels Linseed Co. founded in 1902. The number of persons employed by the Company was approximately 27,300 at June 30, 2007.

The linked share’s SEC file number is 1-44.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$14.85	$12.95	$13.93
June 28, 2002	$14.67	$12.48	$12.79
September 30, 2002	$12.89	$10.00	$12.51
December 31, 2002	$14.45	$11.95	$12.40
March 31, 2003	$12.83	$10.50	$10.80
June 30, 2003	$13.17	$10.68	$12.87
September 30, 2003	$14.14	$11.95	$13.11
December 31, 2003	$15.24	$13.11	$15.22
March 31, 2004	$17.83	$14.90	$16.87
June 30, 2004	$17.95	$16.05	$16.78
September 30, 2004	$17.00	$14.95	$16.98
December 31, 2004	$22.55	$16.72	$22.31
March 31, 2005	$25.37	$21.35	$24.58
June 30, 2005	$25.30	$17.60	$21.38
September 30, 2005	$24.75	$20.44	$24.66
December 30, 2005	$25.55	$23.24	$24.66
March 31, 2006	$35.50	$24.05	$33.65
June 30, 2006	$46.70	$34.60	$41.28
September 29, 2006	$45.04	$36.50	$37.88
December 29, 2006	$40.00	$31.20	$31.96
March 30, 2007	$37.83	$30.46	$36.70
June 29, 2007	$39.65	$32.06	$33.09
September 30, 2007	$37.02	$31.29	$33.08
December 31, 2007	$47.33	$32.43	$46.43
February 7, 2008*	$46.79	$38.25	$41.31

*	High, low and closing prices are for the period starting January 2, 2008 and ending February 7, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ADM

Initial price: $41.31

Protection level: 80.00%

Protection price: $33.05

Physical delivery amount: 24($1,000/Initial price)

Fractional shares: 0.207214

Coupon: 10.75% per annum

Maturity: August 29, 2008

Dividend yield: 1.11% per annum

Coupon amount monthly: $8.96

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	5.375%		100.56%
+90%	5.375%		90.56%
+80%	5.375%		80.56%
+70%	5.375%		70.56%
+60%	5.375%		60.56%
+50%	5.375%		50.56%
+40%	5.375%		40.56%
+30%	5.375%		30.56%
+20%	5.375%		20.56%
+10%	5.375%		10.56%
+5%	5.375%		5.56%

0%	5.375%		0.56%

	Protection Price Ever Breached?
	NO	YES
-5%	5.375%	0.375%	-4.44%
-10%	5.375%	-4.625%	-9.44%
-20%	5.375%	-14.625%	-19.44%
-30%	N/A	-24.625%	-29.44%
-40%	N/A	-34.625%	-39.44%
-50%	N/A	-44.625%	-49.44%
-60%	N/A	-54.625%	-59.44%
-70%	N/A	-64.625%	-69.44%
-80%	N/A	-74.625%	-79.44%
-90%	N/A	-84.625%	-89.44%
-100%	N/A	-94.625%	-99.44%

FWP-7

American International Group, Inc.

According to publicly available information, American International Group, Inc. (the “Company”) a Delaware corporation, is a holding company which, through its subsidiaries, is engaged in a broad range of insurance and insurance-related activities in the United States and abroad. The Company’s primary activities include both General Insurance and Life Insurance & Retirement Services operations. At December 31, 2006, the Company and its subsidiaries had approximately 106,000 employees. The Company’s Internet address for its corporate website is www.aigcorporate.com.

The linked share’s SEC file number is 001-08787.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$80.00	$66.50	$72.14
June 28, 2002	$75.54	$61.80	$68.23
September 30, 2002	$68.50	$47.75	$54.70
December 31, 2002	$68.25	$51.89	$57.85
March 31, 2003	$63.50	$42.92	$49.45
June 30, 2003	$60.50	$49.46	$55.18
September 30, 2003	$65.10	$54.20	$57.70
December 31, 2003	$66.35	$56.16	$66.28
March 31, 2004	$75.66	$66.40	$71.35
June 30, 2004	$77.36	$68.73	$71.28
September 30, 2004	$72.98	$66.00	$67.99
December 31, 2004	$68.90	$54.30	$65.67
March 31, 2005	$73.45	$54.30	$55.41
June 30, 2005	$58.90	$50.00	$58.10
September 30, 2005	$63.50	$58.05	$61.96
December 30, 2005	$69.40	$60.94	$68.23
March 31, 2006	$71.04	$64.69	$66.09
June 30, 2006	$66.70	$58.55	$59.05
September 29, 2006	$66.80	$57.52	$66.26
December 29, 2006	$72.97	$65.84	$71.66
March 30, 2007	$72.45	$65.38	$67.22
June 29, 2007	$72.97	$66.15	$70.03
September 30, 2007	$70.68	$60.00	$67.65
December 31, 2007	$70.13	$50.86	$58.30
February 7, 2008*	$59.42	$49.41	$51.65

*	High, low and closing prices are for the period starting January 2, 2008 and ending February 7, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AIG

Initial price: $51.65

Protection level: 60.00%

Protection price: $30.99

Physical delivery amount: 19($1,000/Initial price)

Fractional shares: 0.361084

Coupon: 11.00% per annum

Maturity: August 29, 2008

Dividend yield: 1.44% per annum

Coupon amount monthly: $9.17

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	5.50%		100.72%
+90%	5.50%		90.72%
+80%	5.50%		80.72%
+70%	5.50%		70.72%
+60%	5.50%		60.72%
+50%	5.50%		50.72%
+40%	5.50%		40.72%
+30%	5.50%		30.72%
+20%	5.50%		20.72%
+10%	5.50%		10.72%
+5%	5.50%		5.72%

0%	5.50%		0.72%

	Protection Price Ever Breached?
	NO	YES
-5%	5.50%	0.50%	-4.28%
-10%	5.50%	-4.50%	-9.28%
-20%	5.50%	-14.50%	-19.28%
-30%	5.50%	-24.50%	-29.28%
-40%	5.50%	-34.50%	-39.28%
-50%	N/A	-44.50%	-49.28%
-60%	N/A	-54.50%	-59.28%
-70%	N/A	-64.50%	-69.28%
-80%	N/A	-74.50%	-79.28%
-90%	N/A	-84.50%	-89.28%
-100%	N/A	-94.50%	-99.28%

FWP-8

AK Steel Holding Corporation

According to publicly available information, AK Steel Holding Corporation (the “Company”) is a corporation formed under the laws of Delaware in 1993 and is the successor through merger to Armco Inc., which was formed in 1900. The company is a fully-integrated producer of flat-rolled carbon, stainless and electrical steels and tubular products through its wholly-owned subsidiary, AK Steel Corporation.

The Company’s operations consist of seven steelmaking and finishing plants located in Indiana, Kentucky, Ohio and Pennsylvania that produce flat-rolled carbon steels, including premium quality coated, cold-rolled and hot-rolled products, and specialty stainless and electrical steels that are sold in slab, hot band, and sheet and strip form. The Company’s operations also include AK Tube LLC, which further finishes flat-rolled carbon and stainless steel at two tube plants located in Ohio and Indiana into welded steel tubing used in the automotive, large truck and construction markets. In addition, the Company’s operations include European trading companies that buy and sell steel and steel products.

The linked share’s SEC file number is 1-13696.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$14.46	$11.01	$14.30
June 28, 2002	$14.85	$11.50	$12.81
September 30, 2002	$12.75	$7.00	$7.31
December 31, 2002	$8.50	$6.45	$8.00
March 31, 2003	$8.90	$3.25	$3.25
June 30, 2003	$4.06	$2.75	$3.62
September 30, 2003	$3.64	$1.75	$2.00
December 31, 2003	$5.70	$1.80	$5.10
March 31, 2004	$6.39	$4.10	$5.87
June 30, 2004	$6.87	$3.65	$5.27
September 30, 2004	$8.35	$5.01	$8.16
December 31, 2004	$15.96	$8.19	$14.47
March 31, 2005	$18.22	$10.51	$11.06
June 30, 2005	$11.50	$6.23	$6.41
September 30, 2005	$9.79	$6.32	$8.57
December 30, 2005	$9.00	$6.29	$7.95
March 31, 2006	$15.45	$7.60	$15.00
June 30, 2006	$15.94	$11.11	$13.83
September 29, 2006	$14.33	$11.57	$12.14
December 29, 2006	$17.31	$11.62	$16.90
March 30, 2007	$23.94	$16.13	$23.39
June 29, 2007	$38.52	$23.49	$37.37
September 30, 2007	$44.97	$27.90	$43.95
December 31, 2007	$53.97	$39.13	$46.24
February 7, 2008*	$48.76	$34.20	$44.40

*	High, low and closing prices are for the period starting January 2, 2008 and ending February 7, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AKS

Initial price: $44.40

Protection level: 60.00%

Protection price: $26.64

Physical delivery amount: 22($1,000/Initial price)

Fractional shares: 0.522523

Coupon: 11.50% per annum

Maturity: August 29, 2008

Dividend yield: 0.00% per annum

Coupon amount monthly: $9.58

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	5.75%		100.00%
+90%	5.75%		90.00%
+80%	5.75%		80.00%
+70%	5.75%		70.00%
+60%	5.75%		60.00%
+50%	5.75%		50.00%
+40%	5.75%		40.00%
+30%	5.75%		30.00%
+20%	5.75%		20.00%
+10%	5.75%		10.00%
+5%	5.75%		5.00%

0%	5.75%		0.00%

	Protection Price Ever Breached?
	NO	YES
-5%	5.75%	0.75%	-5.00%
-10%	5.75%	-4.25%	-10.00%
-20%	5.75%	-14.25%	-20.00%
-30%	5.75%	-24.25%	-30.00%
-40%	5.75%	-34.25%	-40.00%
-50%	N/A	-44.25%	-50.00%
-60%	N/A	-54.25%	-60.00%
-70%	N/A	-64.25%	-70.00%
-80%	N/A	-74.25%	-80.00%
-90%	N/A	-84.25%	-90.00%
-100%	N/A	-94.25%	-100.00%

FWP-9

The Allstate Corporation

According to publicly available information, The Allstate Corporation (the “Company”) was incorporated under the laws of the State of Delaware on November 5, 1992 to serve as a holding company for Allstate Insurance Company. The Company’s business is conducted principally through Allstate Insurance Company, Allstate Life Insurance Company and their affiliates.

The Company is primarily engaged in the personal property and casualty insurance business and the life insurance, retirement and investment products business. It conducts its business primarily in the United States. The Company has for business segments: Allstate Protection; Allstate Financial; Discontinued Lines and Coverages; and Corporate and Other.

The Company is the largest publicly held personal lines insurer in the United States. The Company provides insurance products to more than 17 million households through a distribution network and utilizes a total of approximately 14,800 exclusive financial specialists in the United States and Canada. The Company is the second-largest personal property and casualty insurer in the United States on the basis of 2005 statutory premiums earned.

The linked share’s SEC file number is: 1-11840.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$38.00	$31.03	$37.77
June 28, 2002	$41.25	$35.90	$36.98
September 30, 2002	$39.10	$31.74	$35.55
December 31, 2002	$41.95	$33.17	$36.99
March 31, 2003	$38.56	$30.05	$33.17
June 30, 2003	$38.65	$33.40	$35.65
September 30, 2003	$39.63	$34.89	$36.53
December 31, 2003	$43.27	$36.56	$43.02
March 31, 2004	$47.19	$42.55	$45.46
June 30, 2004	$48.16	$42.91	$46.55
September 30, 2004	$49.22	$45.50	$47.99
December 31, 2004	$51.99	$45.50	$51.72
March 31, 2005	$55.40	$49.66	$54.06
June 30, 2005	$60.87	$52.35	$59.75
September 30, 2005	$62.77	$49.90	$55.29
December 30, 2005	$57.90	$51.64	$54.07
March 31, 2006	$56.09	$50.22	$52.11
June 30, 2006	$57.69	$50.30	$54.73
September 29, 2006	$62.93	$54.16	$62.73
December 29, 2006	$66.14	$60.66	$65.11
March 30, 2007	$65.85	$58.28	$60.06
June 29, 2007	$63.73	$59.46	$61.51
September 30, 2007	$62.45	$50.25	$57.19
December 31, 2007	$59.23	$48.90	$52.23
February 7, 2008*	$52.90	$46.68	$47.67

*	High, low and closing prices are for the period starting January 2, 2008 and ending February 7, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ALL

Initial price: $47.67

Protection level: 80.00%

Protection price: $38.14

Physical delivery amount: 20($1,000/Initial price)

Fractional shares: 0.977554

Coupon: 8.50% per annum

Maturity: August 29, 2008

Dividend yield: 3.26% per annum

Coupon amount monthly: $7.08

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	4.25%	101.63%
+90%	4.25%	91.63%
+80%	4.25%	81.63%
+70%	4.25%	71.63%
+60%	4.25%	61.63%
+50%	4.25%	51.63%
+40%	4.25%	41.63%
+30%	4.25%	31.63%
+20%	4.25%	21.63%
+10%	4.25%	11.63%
+5%	4.25%	6.63%

0%	4.25%	1.63%

	Protection Price Ever Breached?
	NO	YES
-5%	4.25%	-0.75%	-3.37%
-10%	4.25%	-5.75%	-8.37%
-20%	4.25%	-15.75%	-18.37%
-30%	N/A	-25.75%	-28.37%
-40%	N/A	-35.75%	-38.37%
-50%	N/A	-45.75%	-48.37%
-60%	N/A	-55.75%	-58.37%
-70%	N/A	-65.75%	-68.37%
-80%	N/A	-75.75%	-78.37%
-90%	N/A	-85.75%	-88.37%
-100%	N/A	-95.75%	-98.37%

FWP-10

American Express Company

According to publicly available information, American Express Company (the “Company”) together with its consolidated subsidiaries, is a leading global payments, network and travel company that offers its products and services throughout the world. The Company was founded in 1850 as a joint stock association and was incorporated in 1965 as a New York corporation. The Company’s headquarters are located in New York, New York in lower Manhattan. The Company also has offices in other locations in North America, as well as throughout the world.

The linked share’s SEC file number is 001-07657.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$37.38	$28.47	$35.85
June 28, 2002	$39.31	$30.23	$31.79
September 30, 2002	$33.67	$23.56	$27.29
December 31, 2002	$34.87	$23.25	$30.94
March 31, 2003	$34.09	$27.05	$29.09
June 30, 2003	$39.24	$28.76	$36.60
September 30, 2003	$41.54	$35.92	$39.44
December 31, 2003	$42.97	$38.10	$42.22
March 31, 2004	$47.23	$41.52	$45.39
June 30, 2004	$46.22	$41.43	$44.98
September 30, 2004	$45.30	$41.75	$45.05
December 31, 2004	$49.94	$44.53	$49.34
March 31, 2005	$50.77	$43.78	$44.97
June 30, 2005	$48.41	$43.34	$46.59
September 30, 2005	$52.06	$45.78	$50.28
December 30, 2005	$53.05	$46.60	$51.46
March 31, 2006	$55.00	$51.05	$52.55
June 30, 2006	$54.90	$50.92	$53.22
September 29, 2006	$56.19	$49.75	$56.08
December 29, 2006	$62.50	$55.00	$60.67
March 30, 2007	$61.00	$53.91	$56.40
June 29, 2007	$65.24	$55.34	$61.18
September 30, 2007	$65.89	$55.50	$59.37
December 31, 2007	$63.63	$50.37	$52.02
February 7, 2008*	$52.32	$41.32	$46.45

*	High, low and closing prices are for the period starting January 2, 2008 and ending February 7, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AXP

Initial price: $46.45

Protection level: 70.00%

Protection price: $32.52

Physical delivery amount: 21($1,000/Initial price)

Fractional shares: 0.528525

Coupon: 11.00% per annum

Maturity: August 29, 2008

Dividend yield: 1.40% per annum

Coupon amount monthly: $9.17

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	5.50%		100.70%
+90%	5.50%		90.70%
+80%	5.50%		80.70%
+70%	5.50%		70.70%
+60%	5.50%		60.70%
+50%	5.50%		50.70%
+40%	5.50%		40.70%
+30%	5.50%		30.70%
+20%	5.50%		20.70%
+10%	5.50%		10.70%
+5%	5.50%		5.70%

0%	5.50%		0.70%

	Protection Price Ever Breached?
	NO	YES
-5%	5.50%	0.50%	-4.30%
-10%	5.50%	-4.50%	-9.30%
-20%	5.50%	-14.50%	-19.30%
-30%	5.50%	-24.50%	-29.30%
-40%	N/A	-34.50%	-39.30%
-50%	N/A	-44.50%	-49.30%
-60%	N/A	-54.50%	-59.30%
-70%	N/A	-64.50%	-69.30%
-80%	N/A	-74.50%	-79.30%
-90%	N/A	-84.50%	-89.30%
-100%	N/A	-94.50%	-99.30%

FWP-11

Bank of America Corporation

According to publicly available information, Bank of America Corporation (“the Company”) is a Delaware corporation, a bank holding company and a financial holding company under the Gramm-Leach-Bliley Act. The Company was incorporated in 1998 as part of the merger of BankAmerica Corporation with NationsBank Corporation. The Company’s principal executive offices are located in the Bank of America Corporate Center, Charlotte, North Carolina 28255.

The Company provides a diversified range of banking and nonbanking financial services and products through three business segments: Global Consumer and Small Business Banking, Global Corporate and Investment Banking and Global Wealth and Investment Management. The Company currently operates in 30 states, the District of Columbia and 44 foreign countries. In the United States, it serves more than 55 million consumer and small business relationships with more than 5,700 retail banking offices, more than 17,000 ATMs and more than 21 million active on-line users.

The linked share’s SEC file number is 001-06523.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$34.81	$28.77	$34.01
June 28, 2002	$38.55	$33.43	$35.18
September 30, 2002	$36.35	$27.59	$31.90
December 31, 2002	$36.00	$26.98	$34.79
March 31, 2003	$36.25	$32.13	$33.42
June 30, 2003	$40.00	$33.60	$39.52
September 30, 2003	$42.45	$37.29	$39.02
December 31, 2003	$41.38	$36.25	$40.22
March 31, 2004	$41.50	$38.81	$40.49
June 30, 2004	$42.83	$38.52	$42.31
September 30, 2004	$44.99	$41.77	$43.33
December 31, 2004	$47.47	$42.94	$46.99
March 31, 2005	$47.20	$43.43	$44.10
June 30, 2005	$47.42	$43.47	$45.61
September 30, 2005	$46.05	$41.14	$42.10
December 30, 2005	$47.25	$41.38	$46.15
March 31, 2006	$47.20	$42.98	$45.54
June 30, 2006	$50.50	$45.26	$48.10
September 29, 2006	$54.00	$47.59	$53.57
December 29, 2006	$55.08	$51.32	$53.39
March 30, 2007	$54.21	$48.36	$51.02
June 29, 2007	$52.20	$48.55	$48.89
September 30, 2007	$52.77	$46.52	$50.27
December 31, 2007	$52.95	$40.61	$41.26
February 7, 2008*	$45.08	$33.25	$43.37

*	High, low and closing prices are for the period starting January 2, 2008 and ending February 7, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BAC

Initial price: $43.37

Protection level: 70.00%

Protection price: $30.36

Physical delivery amount: 23($1,000/Initial price)

Fractional shares: 0.057413

Coupon: 9.50% per annum

Maturity: August 29, 2008

Dividend yield: 5.69% per annum

Coupon amount monthly: $7.92

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	4.625%		102.85%
+90%	4.625%		92.85%
+80%	4.625%		82.85%
+70%	4.625%		72.85%
+60%	4.625%		62.85%
+50%	4.625%		52.85%
+40%	4.625%		42.85%
+30%	4.625%		32.85%
+20%	4.625%		22.85%
+10%	4.625%		12.85%
+5%	4.625%		7.85%

0%	4.625%		2.85%

	Protection Price Ever Breached?
	NO	YES
-5%	4.625%	-0.375%	-2.15%
-10%	4.625%	-5.375%	-7.15%
-20%	4.625%	-15.375%	-17.15%
-30%	4.625%	-25.375%	-27.15%
-40%	N/A	-35.375%	-37.15%
-50%	N/A	-45.375%	-47.15%
-60%	N/A	-55.375%	-57.15%
-70%	N/A	-65.375%	-67.15%
-80%	N/A	-75.375%	-77.15%
-90%	N/A	-85.375%	-87.15%
-100%	N/A	-95.375%	-97.15%

FWP-12

BB&T Corporation

According to publicly available information, BB&T Corporation (the “Company”) is a financial holding company headquartered in Winston-Salem, North Carolina. The Company conducts its business operations primarily through its commercial bank subsidiary, Branch Banking and Trust Company, which has offices in North Carolina, South Carolina, Virginia, Maryland, Georgia, West Virginia, Tennessee, Kentucky, Alabama, Florida, Indiana and Washington, D.C. In addition, the Company’s operations consist of several nonbank subsidiaries, which offer financial services products. Substantially all of the loans by the Company’s bank and nonbank subsidiaries are to businesses and individuals in these market areas. The Company’s principal assets are all of the issued and outstanding shares of common stock of Branch Bank and its other subsidiaries.

The linked share’s SEC file number is 001-10853.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$39.40	$34.06	$38.11
June 28, 2002	$39.47	$36.32	$38.60
September 30, 2002	$38.68	$31.46	$35.04
December 31, 2002	$38.39	$31.03	$36.99
March 31, 2003	$38.80	$30.66	$31.43
June 30, 2003	$35.93	$31.42	$34.30
September 30, 2003	$38.19	$33.72	$35.91
December 31, 2003	$39.69	$35.98	$38.64
March 31, 2004	$38.79	$34.53	$35.30
June 30, 2004	$37.90	$33.28	$36.97
September 30, 2004	$40.46	$36.39	$39.69
December 31, 2004	$43.25	$38.67	$42.05
March 31, 2005	$42.24	$37.69	$39.08
June 30, 2005	$40.95	$37.04	$39.97
September 30, 2005	$43.00	$38.56	$39.05
December 30, 2005	$43.92	$37.39	$41.91
March 31, 2006	$42.85	$38.24	$39.20
June 30, 2006	$43.45	$39.09	$41.59
September 29, 2006	$44.54	$39.87	$43.78
December 29, 2006	$44.74	$42.48	$43.93
March 30, 2007	$44.30	$39.54	$41.02
June 29, 2007	$43.02	$39.13	$40.68
September 30, 2007	$43.00	$36.95	$40.39
December 31, 2007	$42.61	$30.36	$30.67
February 7, 2008*	$36.96	$25.92	$34.62

*	High, low and closing prices are for the period starting January 2, 2008 and ending February 7, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BBT

Initial price: $34.62

Protection level: 70.00%

Protection price: $24.23

Physical delivery amount: 28($1,000/Initial price)

Fractional shares: 0.885038

Coupon: 10.25% per annum

Maturity: August 29, 2008

Dividend yield: 5.39% per annum

Coupon amount monthly: $8.54

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	5.125%		102.70%
+90%	5.125%		92.70%
+80%	5.125%		82.70%
+70%	5.125%		72.70%
+60%	5.125%		62.70%
+50%	5.125%		52.70%
+40%	5.125%		42.70%
+30%	5.125%		32.70%
+20%	5.125%		22.70%
+10%	5.125%		12.70%
+5%	5.125%		7.70%

0%	5.125%		2.70%

	Protection Price Ever Breached?
	NO	YES
-5%	5.125%	0.125%	-2.30%
-10%	5.125%	-4.875%	-7.30%
-20%	5.125%	-14.875%	-17.30%
-30%	5.125%	-24.875%	-27.30%
-40%	N/A	-34.875%	-37.30%
-50%	N/A	-44.875%	-47.30%
-60%	N/A	-54.875%	-57.30%
-70%	N/A	-64.875%	-67.30%
-80%	N/A	-74.875%	-77.30%
-90%	N/A	-84.875%	-87.30%
-100%	N/A	-94.875%	-97.30%

FWP-13

Best Buy Co., Inc.

According to publicly available information, Best Buy Co., Inc. (the “Company”) is a specialty retailer of consumer electronics, home-office products, entertainment software, appliances and related services. The Company operates two reportable segments: Domestic and International. The Domestic segment is comprised of all U.S. store and online operations, including Best Buy, Geek Squad, Magnolia Audio Video and Pacific Sales Kitchen and Bath Centers (Pacific Sales). The International segment is comprised of all Canada store and online operations, including Best Buy, Future Shop and Geek Squad, as well as all China store and online operations, including Jiangsu Five Star Appliance Co., Ltd. (Five Star) and the Company’s first Best Buy China store, which opened in Shanghai on December 28, 2006.

At March 3, 2007, the Company operated 121 Future Shop stores throughout all of Canada’s provinces and 47 Canada Best Buy stores in Ontario, Quebec, Alberta, British Columbia, Manitoba and Saskatchewan. At March 3, 2007, the Company operated 135 Five Star stores in seven of China’s 34 provinces and one China Best Buy store in Shanghai.

The linked share’s SEC file number is 1-9595.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$35.83	$29.02	$35.20
June 28, 2002	$35.44	$22.35	$24.20
September 30, 2002	$24.85	$12.33	$14.87
December 31, 2002	$20.20	$11.33	$16.10
March 31, 2003	$20.82	$15.77	$17.98
June 30, 2003	$29.95	$17.05	$29.28
September 30, 2003	$36.07	$26.43	$31.68
December 31, 2003	$41.73	$31.63	$34.83
March 31, 2004	$36.69	$30.10	$34.48
June 30, 2004	$37.47	$32.69	$33.83
September 30, 2004	$36.67	$29.25	$36.16
December 31, 2004	$41.47	$35.83	$39.61
March 31, 2005	$40.45	$33.91	$36.01
June 30, 2005	$46.90	$31.99	$45.70
September 30, 2005	$53.13	$40.40	$43.53
December 30, 2005	$51.15	$40.67	$43.48
March 31, 2006	$57.69	$43.32	$55.93
June 30, 2006	$59.50	$48.70	$54.84
September 29, 2006	$56.12	$43.51	$53.56
December 29, 2006	$58.49	$46.95	$49.19
March 30, 2007	$51.80	$45.08	$48.72
June 29, 2007	$49.92	$44.24	$46.67
September 30, 2007	$48.48	$41.85	$46.02
December 31, 2007	$53.90	$44.90	$52.65
February 7, 2008*	$52.98	$42.91	$47.22

*	High, low and closing prices are for the period starting January 2, 2008 and ending February 7, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BBY

Initial price: $47.22

Protection level: 75.00%

Protection price: $35.42

Physical delivery amount: 21($1,000/Initial price)

Fractional shares: 0.177467

Coupon: 10.75% per annum

Maturity: August 29, 2008

Dividend yield: 0.99% per annum

Coupon amount monthly: $8.96

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	5.375%		100.50%
+90%	5.375%		90.50%
+80%	5.375%		80.50%
+70%	5.375%		70.50%
+60%	5.375%		60.50%
+50%	5.375%		50.50%
+40%	5.375%		40.50%
+30%	5.375%		30.50%
+20%	5.375%		20.50%
+10%	5.375%		10.50%
+5%	5.375%		5.50%

0%	5.375%		0.50%

	Protection Price Ever Breached?
	NO	YES
-5%	5.375%	0.375%	-4.50%
-10%	5.375%	-4.625%	-9.50%
-20%	5.375%	-14.625%	-19.50%
-30%	N/A	-24.625%	-29.50%
-40%	N/A	-34.625%	-39.50%
-50%	N/A	-44.625%	-49.50%
-60%	N/A	-54.625%	-59.50%
-70%	N/A	-64.625%	-69.50%
-80%	N/A	-74.625%	-79.50%
-90%	N/A	-84.625%	-89.50%
-100%	N/A	-94.625%	-99.50%

FWP-14

Borders Group, Inc.

According to publicly available information, Borders Group, Inc. (the “Company”) through its subsidiaries, Borders, Inc. (“Borders”), Walden Book Company, Inc. (“Waldenbooks”), Borders (UK) Limited, Borders Australia Pty Limited and others (individually and collectively, “the Company”), is the second largest operator of book, music and movie superstores and the largest operator of mall-based bookstores in the world based upon both sales and number of stores. At February 3, 2007, the Company operated 567 superstores under the Borders name, including 499 in the United States, 41 in the United Kingdom, 20 in Australia, three in Puerto Rico, two in New Zealand, and one each in Singapore and Ireland. The Company also operated 564 mall-based and other bookstores primarily under the Waldenbooks name in the United States and 30 bookstores under the Books etc. name in the United Kingdom. In addition, the Company owns and operates United Kingdom-based Paperchase Products Limited (“Paperchase”), a designer and retailer of stationery, cards and gifts. As of February 3, 2007, Paperchase operated 99 stores, primarily in the United Kingdom, and Paperchase shops have been added to nearly 250 domestic Borders superstores.

The linked share’s SEC file number is: 1-13740.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$24.12	$19.22	$23.91
June 28, 2002	$24.49	$17.20	$18.40
September 30, 2002	$19.95	$14.68	$15.80
December 31, 2002	$19.90	$15.26	$16.10
March 31, 2003	$16.63	$13.30	$14.70
June 30, 2003	$17.71	$13.75	$17.61
September 30, 2003	$20.06	$17.41	$18.92
December 31, 2003	$23.05	$18.93	$21.92
March 31, 2004	$24.70	$21.20	$23.74
June 30, 2004	$25.34	$22.20	$23.44
September 30, 2004	$25.22	$21.20	$24.80
December 31, 2004	$25.52	$21.61	$25.40
March 31, 2005	$27.47	$23.13	$26.62
June 30, 2005	$27.42	$23.50	$25.31
September 30, 2005	$25.84	$20.90	$22.17
December 30, 2005	$22.32	$18.65	$21.67
March 31, 2006	$25.49	$20.90	$25.24
June 30, 2006	$25.40	$18.46	$18.46
September 29, 2006	$21.04	$16.76	$20.40
December 29, 2006	$24.19	$19.51	$22.35
March 30, 2007	$22.95	$19.47	$20.42
June 29, 2007	$24.15	$18.72	$19.06
September 30, 2007	$19.74	$12.07	$13.33
December 31, 2007	$16.62	$10.42	$10.65
February 7, 2008*	$11.60	$8.81	$11.18

*	High, low and closing prices are for the period starting January 2, 2008 and ending February 7, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BGP

Initial price: $11.18

Protection level: 60.00%

Protection price: $6.71

Physical delivery amount: 89($1,000/Initial price)

Fractional shares: 0.445438

Coupon: 17.25% per annum

Maturity: August 29, 2008

Dividend yield: 4.07% per annum

Coupon amount monthly: $14.38

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	8.625%		102.04%
+90%	8.625%		92.04%
+ 80%	8.625%		82.04%
+70%	8.625%		72.04%
+60%	8.625%		62.04%
+50%	8.625%		52.04%
+40%	8.625%		42.04%
+30%	8.625%		32.04%
+20%	8.625%		22.04%
+10%	8.625%		12.04%
+5%	8.625%		7.04%

0%	8.625%		2.04%

	Protection Price Ever Breached?
	NO	YES
-5%	8.625%	3.625%	-2.96%
-10%	8.625%	-1.375%	-7.96%
-20%	8.625%	-11.375%	-17.96%
-30%	8.625%	-21.375%	-27.96%
-40%	8.625%	-31.375%	-37.96%
-50%	N/A	-41.375%	-47.96%
-60%	N/A	-51.375%	-57.96%
-70%	N/A	-61.375%	-67.96%
-80%	N/A	-71.375%	-77.96%
-90%	N/A	-81.375%	-87.96%
-100%	N/A	-91.375%	-97.96%

FWP-15

BJ Services Company

Accordingly to publicly available information, BJ Services Company (the “Company”), whose operations trace back to the Byron Jackson Company (founded in 1872), was organized in 1990 under the corporate laws of the state of Delaware. The Company is a worldwide provider of pressure pumping and oilfield services for the petroleum industry. Pressure pumping services consist of cementing and stimulation services used in the completion of new oil and natural gas wells and in remedial work on existing wells, both onshore and offshore. Oilfield services include completion tools, completion fluids, casing and tubular services, production chemical services, and precommissioning, maintenance and turnaround services in the pipeline and process business, including pipeline inspection.

During the year ended September 30, 2007, the Company generated approximately 84% of its revenue from pressure pumping services and 16% from the oilfield services group. Over the same period, the Company generated approximately 60% of its revenue from United States operations and 40% from international operations.

The linked share’s SEC file number is 001-10570

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$17.95	$12.65	$17.24
June 28, 2002	$19.75	$15.88	$16.94
September 30, 2002	$17.58	$11.50	$13.00
December 31, 2002	$17.73	$12.16	$16.16
March 31, 2003	$18.05	$14.63	$17.20
June 30, 2003	$21.20	$16.90	$18.68
September 30, 2003	$19.60	$16.26	$17.09
December 31, 2003	$18.60	$15.25	$17.95
March 31, 2004	$22.89	$17.43	$21.64
June 30, 2004	$23.88	$19.86	$22.92
September 30, 2004	$26.64	$22.24	$26.21
December 31, 2004	$27.31	$22.28	$23.27
March 31, 2005	$26.24	$21.13	$25.94
June 30, 2005	$27.22	$23.25	$26.24
September 30, 2005	$36.70	$26.15	$35.99
December 30, 2005	$39.78	$30.89	$36.67
March 31, 2006	$42.85	$30.25	$34.60
June 30, 2006	$41.79	$31.81	$37.26
September 29, 2006	$37.96	$27.87	$30.13
December 29, 2006	$34.13	$27.43	$29.32
March 30, 2007	$29.00	$25.55	$27.90
June 29, 2007	$31.26	$27.47	$28.44
September 30, 2007	$29.52	$23.49	$26.55
December 31, 2007	$28.79	$23.12	$24.26
February 7, 2008*	$24.62	$19.97	$21.89

*	High, low and closing prices are for the period starting January 2, 2008 and ending February 7, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BJS

Initial price: $21.89

Protection level: 75.00%

Protection price: $16.42

Physical delivery amount: 45($1,000/Initial price)

Fractional shares: 0.682960

Coupon: 10.75% per annum

Maturity: August 29, 2008

Dividend yield: 0.91% per annum

Coupon amount monthly: $8.96

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	5.375%		100.46%
+90%	5.375%		90.46%
+80%	5.375%		80.46%
+70%	5.375%		70.46%
+60%	5.375%		60.46%
+50%	5.375%		50.46%
+40%	5.375%		40.46%
+30%	5.375%		30.46%
+20%	5.375%		20.46%
+10%	5.375%		10.46%
+5%	5.375%		5.46%

0%	5.375%		0.46%

	Protection Price Ever Breached?
	NO	YES
-5%	5.375%	0.375%	-4.54%
-10%	5.375%	-4.625%	-9.54%
-20%	5.375%	-14.625%	-19.54%
-30%	N/A	-24.625%	-29.54%
-40%	N/A	-34.625%	-39.54%
-50%	N/A	-44.625%	-49.54%
-60%	N/A	-54.625%	-59.54%
-70%	N/A	-64.625%	-69.54%
-80%	N/A	-74.625%	-79.54%
-90%	N/A	-84.625%	-89.54%
-100%	N/A	-94.625%	-99.54%

FWP-16

BlackRock, Inc.

According to publicly available information, BlackRock, Inc. (the “Company”) is one of the largest publicly traded investment management firms in the United States with $1.125 trillion of assets under management at December 31, 2006. Assets are managed on behalf of retail and institutional clients in a variety of fixed income, equity and balanced, cash management and alternative investment strategies. In addition, the Company provides investment system, risk management, advisory and transition management services to a select number of global institutional investors.

On September 29, 2006, Merrill Lynch & Co., Inc. contributed the entities and assets that constituted its investment management business (the “MLIM Business,” formerly named Merrill Lynch Investment Managers or “MLIM”), to the Company. In exchange for this contribution, the Company issued to Merrill Lynch 52,395,082 shares of common stock and 12,604,918 shares of Series A non-voting participating preferred stock. Immediately following the closing, Merrill Lynch owned 45% of the voting common stock and approximately 49.3% of the fully-diluted capital stock of the combined company (such transactions, collectively, are referred to as the “MLIM Transaction”). The PNC Financial Services Group, Inc., which owned approximately 69% of the total capital stock of the Company immediately prior to the MLIM Transaction, owned approximately 34% of the total capital stock of the Company immediately following the closing.

The linked share’s SEC file number is: 001-33099.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$46.26	$40.45	$44.60
June 28, 2002	$47.60	$40.35	$44.30
September 30, 2002	$46.95	$38.50	$41.42
December 31, 2002	$41.68	$33.55	$39.40
March 31, 2003	$45.40	$39.58	$43.54
June 30, 2003	$48.56	$43.20	$45.04
September 30, 2003	$52.35	$43.60	$49.00
December 31, 2003	$53.63	$48.73	$53.11
March 31, 2004	$62.34	$53.03	$61.17
June 30, 2004	$66.93	$57.80	$63.83
September 30, 2004	$75.98	$60.66	$73.49
December 31, 2004	$78.24	$68.83	$77.26
March 31, 2005	$82.31	$73.64	$74.93
June 30, 2005	$80.52	$69.48	$80.45
September 30, 2005	$89.29	$79.87	$88.62
December 30, 2005	$113.87	$83.07	$108.48
March 31, 2006	$161.36	$105.77	$140.00
June 30, 2006	$159.36	$120.69	$139.17
September 29, 2006	$152.34	$123.04	$149.00
December 29, 2006	$158.40	$140.72	$151.90
March 30, 2007	$179.89	$151.37	$156.31
June 29, 2007	$162.83	$143.69	$156.59
September 30, 2007	$179.96	$139.20	$173.41
December 31, 2007	$224.54	$172.18	$216.80
February 7, 2008*	$231.99	$190.00	$204.70

*	High, low and closing prices are for the period starting January 2, 2008 and ending February 7, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BLK

Initial price: $204.70

Protection level: 75.00%

Protection price: $153.53

Physical delivery amount: 4($1,000/Initial price)

Fractional shares: 0.885198

Coupon: 10.00% per annum

Maturity: August 29, 2008

Dividend yield: 1.31% per annum

Coupon amount monthly: $8.33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	4.875%		100.66%
+90%	4.875%		90.66%
+80%	4.875%		80.66%
+70%	4.875%		70.66%
+60%	4.875%		60.66%
+50%	4.875%		50.66%
+40%	4.875%		40.66%
+30%	4.875%		30.66%
+20%	4.875%		20.66%
+10%	4.875%		10.66%
+5%	4.875%		5.66%

0%	4.875%		0.66%

	Protection Price Ever Breached?
	NO	YES
-5%	4.875%	-0.125%	-4.34%
-10%	4.875%	-5.125%	-9.34%
-20%	4.875%	-15.125%	-19.34%
-30%	N/A	-25.125%	-29.34%
-40%	N/A	-35.125%	-39.34%
-50%	N/A	-45.125%	-49.34%
-60%	N/A	-55.125%	-59.34%
-70%	N/A	-65.125%	-69.34%
-80%	N/A	-75.125%	-79.34%
-90%	N/A	-85.125%	-89.34%
-100%	N/A	-95.125%	-99.34%

FWP-17

Bristol-Myers Squibb Company

According to publicly available information, Bristol-Myers Squibb Company (the “Company”) was incorporated under the laws of the State of Delaware in August 1933 under the name Bristol-Myers Company, as successor to a New York business started in 1887. In 1989, Bristol-Myers Company changed its name to Bristol-Myers Squibb Company as a result of a merger. The Company, through its divisions and subsidiaries, is engaged in the discovery, development, licensing, manufacturing, marketing, distribution and sale of pharmaceuticals and other healthcare related products.

The Company has three reportable segments—Pharmaceuticals, Nutritionals and Other Health Care. The Pharmaceuticals segment is made up of the global pharmaceutical and international consumer medicines business. The Nutritionals segment consists of Mead Johnson Nutritionals (Mead Johnson), primarily an infant formula and children’s nutritionals business. The Other Health Care segment consists of ConvaTec and Medical Imaging.

The linked share’s SEC file number is 1-1136.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$51.90	$39.15	$40.49
June 28, 2002	$40.43	$24.51	$25.70
September 30, 2002	$26.50	$19.50	$23.80
December 31, 2002	$28.25	$20.74	$23.15
March 31, 2003	$26.00	$21.00	$21.13
June 30, 2003	$29.20	$21.30	$27.15
September 30, 2003	$27.67	$25.00	$25.66
December 31, 2003	$28.85	$24.22	$28.60
March 31, 2004	$31.00	$23.72	$24.23
June 30, 2004	$26.42	$23.95	$24.50
September 30, 2004	$24.72	$22.22	$23.67
December 31, 2004	$25.88	$22.85	$25.62
March 31, 2005	$25.67	$23.25	$25.46
June 30, 2005	$26.59	$24.83	$24.98
September 30, 2005	$25.47	$23.80	$24.06
December 30, 2005	$24.17	$20.70	$22.98
March 31, 2006	$25.94	$21.21	$24.61
June 30, 2006	$25.97	$23.76	$25.86
September 29, 2006	$26.14	$20.08	$24.92
December 29, 2006	$26.41	$23.93	$26.32
March 30, 2007	$29.39	$25.74	$27.76
June 29, 2007	$32.25	$27.35	$31.56
September 30, 2007	$32.35	$26.38	$28.82
December 31, 2007	$30.23	$26.52	$26.52
February 7, 2008*	$27.36	$21.75	$23.34

*	High, low and closing prices are for the period starting January 2, 2008 and ending February 7, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BMY

Initial price: $23.34

Protection level: 80.00%

Protection price: $18.67

Physical delivery amount: 42($1,000/Initial price)

Fractional shares: 0.844901

Coupon: 10.00% per annum

Maturity: August 29, 2008

Dividend yield: 4.98% per annum

Coupon amount monthly: $8.33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	5.00%		102.49%
+90%	5.00%		92.49%
+80%	5.00%		82.49%
+70%	5.00%		72.49%
+60%	5.00%		62.49%
+50%	5.00%		52.49%
+40%	5.00%		42.49%
+30%	5.00%		32.49%
+20%	5.00%		22.49%
+10%	5.00%		12.49%
+5%	5.00%		7.49%

0%	5.00%		2.49%

	Protection Price Ever Breached?
	NO	YES
-5%	5.00%	0.00%	-2.51%
-10%	5.00%	-5.00%	-7.51%
-20%	5.00%	-15.00%	-17.51%
-30%	N/A	-25.00%	-27.51%
-40%	N/A	-35.00%	-37.51%
-50%	N/A	-45.00%	-47.51%
-60%	N/A	-55.00%	-57.51%
-70%	N/A	-65.00%	-67.51%
-80%	N/A	-75.00%	-77.51%
-90%	N/A	-85.00%	-87.51%
-100%	N/A	-95.00%	-97.51%

FWP-18

Boston Scientific Corporation

According to publicly available information, Boston Scientific Corporation (the “Company”) is a worldwide developer, manufacturer and marketer of medical devices that are used in a broad range of interventional medical specialties including interventional cardiology, cardiac rhythm management, peripheral interventions, cardiac surgery, vascular surgery, electrophysiology, neurovascular intervention, oncology, endoscopy, urology, gynecology and neuromodulation. Some of the Company’s medical products are used for enlarging narrowed blood vessels to prevent heart attack and stroke; clearing passages blocked by plaque to restore blood flow; detecting and managing fast, slow or irregular heart rhythms; mapping electrical problems in the heart; opening obstructions and bringing relief to patients suffering from various forms of cancer; performing biopsies and intravascular ultrasounds; placing filters to prevent blood clots from reaching the lungs, heart or brain; treating urological, gynecological, renal, pulmonary, neurovascular and gastrointestinal diseases; and modulating nerve activity to treat deafness and chronic pain.

The linked share’s SEC file number is 1-11083.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$12.78	$10.24	$12.55
June 28, 2002	$16.25	$11.97	$14.66
September 30, 2002	$15.90	$11.50	$15.78
December 31, 2002	$22.15	$15.60	$21.26
March 31, 2003	$23.78	$19.35	$20.38
June 30, 2003	$32.56	$20.28	$30.55
September 30, 2003	$34.37	$28.00	$31.90
December 31, 2003	$36.84	$31.06	$36.76
March 31, 2004	$45.00	$35.17	$42.38
June 30, 2004	$45.93	$37.32	$42.80
September 30, 2004	$44.00	$31.25	$39.73
December 31, 2004	$39.98	$33.30	$35.55
March 31, 2005	$35.50	$28.57	$29.29
June 30, 2005	$31.30	$26.50	$27.00
September 30, 2005	$29.30	$22.90	$23.37
December 30, 2005	$27.81	$22.80	$24.49
March 31, 2006	$26.55	$20.57	$23.05
June 30, 2006	$23.58	$16.47	$16.84
September 29, 2006	$18.10	$14.45	$14.79
December 29, 2006	$17.35	$14.45	$17.18
March 30, 2007	$18.69	$13.88	$14.54
June 29, 2007	$16.85	$14.39	$15.34
September 30, 2007	$15.82	$12.11	$13.95
December 31, 2007	$15.31	$11.27	$11.63
February 7, 2008*	$13.05	$10.76	$12.24

*	High, low and closing prices are for the period starting January 2, 2008 and ending February 7, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BSX

Initial price: $12.24

Protection level: 70.00%

Protection price: $8.57

Physical delivery amount: 81($1,000/Initial price)

Fractional shares: 0.699346

Coupon: 14.00% per annum

Maturity: August 29, 2008

Dividend yield: 0.00% per annum

Coupon amount monthly: $11.67

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	7.00%		100.00%
+90%	7.00%		90.00%
+80%	7.00%		80.00%
+70%	7.00%		70.00%
+60%	7.00%		60.00%
+50%	7.00%		50.00%
+40%	7.00%		40.00%
+30%	7.00%		30.00%
+20%	7.00%		20.00%
+10%	7.00%		10.00%
+5%	7.00%		5.00%

0%	7.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
-5%	7.00%	2.00%	-5.00%
-10%	7.00%	-3.00%	-10.00%
-20%	7.00%	-13.00%	-20.00%
-30%	7.00%	-23.00%	-30.00%
-40%	N/A	-33.00%	-40.00%
-50%	N/A	-43.00%	-50.00%
-60%	N/A	-53.00%	-60.00%
-70%	N/A	-63.00%	-70.00%
-80%	N/A	-73.00%	-80.00%
-90%	N/A	-83.00%	-90.00%
-100%	N/A	-93.00%	-100.00%

FWP-19

Peabody Energy Corporation

According to publicly available information, Peabody Energy Corporation (the “Company”) is the largest private-sector coal company in the world. At December 31, 2006, it had 10.2 billion tons of proven and probable coal reserves. In addition to its mining operations, the Company markets, brokers and trades coal. The Company’s total tons traded were 79.1 million for the year ended December 31, 2006. In response to growing international markets, the Company established an international trading group in 2006 and added another operations office in Europe in early 2007. The Company also has a business development, sales and marketing office in Beijing, China to pursue potential long-term growth opportunities in that market. Other energy related commercial activities include the development of mine-mouth coal-fueled generating plants, the management of its coal reserve and real estate holdings, coalbed methane production, and BTU Conversion technologies, which are designed to convert coal to natural gas and transportation fuels.

The linked share’s SEC file number is 001-16463.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$7.03	$5.44	$6.78
June 28, 2002	$7.20	$6.12	$6.62
September 30, 2002	$6.61	$4.10	$5.97
December 31, 2002	$6.85	$5.30	$6.84
March 31, 2003	$6.93	$5.74	$6.53
June 30, 2003	$8.22	$6.25	$7.86
September 30, 2003	$7.87	$6.70	$7.34
December 31, 2003	$10.06	$7.34	$9.76
March 31, 2004	$11.84	$8.52	$10.89
June 30, 2004	$13.11	$9.77	$13.10
September 30, 2004	$14.14	$11.88	$13.93
December 31, 2004	$20.32	$12.64	$18.94
March 31, 2005	$23.83	$17.20	$21.70
June 30, 2005	$26.43	$18.42	$24.36
September 30, 2005	$40.26	$24.35	$39.49
December 30, 2005	$40.70	$33.10	$38.58
March 31, 2006	$49.15	$38.61	$47.20
June 30, 2006	$71.43	$43.83	$52.20
September 29, 2006	$56.00	$30.85	$34.43
December 29, 2006	$45.49	$31.88	$37.83
March 30, 2007	$41.76	$33.89	$37.67
June 29, 2007	$52.20	$37.41	$45.30
September 30, 2007	$47.74	$35.97	$44.82
December 31, 2007	$62.55	$44.49	$61.64
February 7, 2008*	$63.96	$42.05	$52.77

*	High, low and closing prices are for the period starting January 2, 2008 and ending February 7, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BTU

Initial price: $52.77

Protection level: 60.00%

Protection price: $31.66

Physical delivery amount: 18($1,000/Initial price)

Fractional shares: 0.950161

Coupon: 13.00% per annum

Maturity: August 29, 2008

Dividend yield: 0.45% per annum

Coupon amount monthly: $10.83

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	6.50%		100.23%
+90%	6.50%		90.23%
+80%	6.50%		80.23%
+70%	6.50%		70.23%
+60%	6.50%		60.23%
+50%	6.50%		50.23%
+40%	6.50%		40.23%
+ 30%	6.50%		30.23%
+ 20%	6.50%		20.23%
+ 10%	6.50%		10.23%
+ 5%	6.50%		5.23%

0%	6.50%		0.23%

	Protection Price Ever Breached?
	NO	YES
-5%	6.50%	1.50%	-4.77%
-10%	6.50%	-3.50%	-9.77%
-20%	6.50%	-13.50%	-19.77%
-30%	6.50%	-23.50%	-29.77%
-40%	6.50%	-33.50%	-39.77%
-50%	N/A	-43.50%	-49.77%
-60%	N/A	-53.50%	-59.77%
-70%	N/A	-63.50%	-69.77%
-80%	N/A	-73.50%	-79.77%
-90%	N/A	-83.50%	-89.77%
-100%	N/A	-93.50%	-99.77%

FWP-20

Continental Airlines, Inc.

According to publicly available information, Continental Airlines, Inc. (the “Company”) is a United States air carrier engaged in the business of transporting passengers, cargo and mail. The Company is the world’s fifth largest airline as measured by the number of scheduled miles flown by revenue passengers in 2006. Together with ExpressJet Airlines, Inc. (operating as Continental Express), a wholly owned subsidiary of ExpressJet Holdings, Inc., from which the Company purchases seat capacity, and the Company’s wholly-owned subsidiary, Continental Micronesia, Inc., each a Delaware corporation, the Company operates more than 2,700 daily departures. As of December 31, 2006, the Company flew to 136 domestic and 126 international destinations and offered additional connecting service through alliances with domestic and foreign carriers. The Company directly served 26 European cities, nine South American cities, Tel Aviv, Delhi, Hong Kong, Beijing and Tokyo as of December 31, 2006. In addition, the Company provides service to more destinations in Mexico and Central America than any other U.S. airline, serving 40 cities.

The Company is a Delaware corporation, with executive offices located at 1600 Smith Street, Houston, Texas 77002.

The linked share’s SEC file number is 1-10323.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$35.20	$25.74	$28.32
June 28, 2002	$30.40	$14.46	$15.78
September 30, 2002	$16.00	$4.80	$5.39
December 31, 2002	$9.85	$3.59	$7.25
March 31, 2003	$9.39	$4.16	$5.12
June 30, 2003	$15.90	$5.34	$14.97
September 30, 2003	$18.86	$12.05	$16.58
December 31, 2003	$21.70	$14.49	$16.27
March 31, 2004	$18.52	$10.85	$12.53
June 30, 2004	$13.93	$9.05	$11.37
September 30, 2004	$11.68	$7.80	$8.52
December 31, 2004	$14.01	$7.63	$13.54
March 31, 2005	$14.18	$8.50	$12.04
June 30, 2005	$15.60	$11.09	$13.28
September 30, 2005	$16.60	$9.04	$9.66
December 30, 2005	$21.97	$9.62	$21.30
March 31, 2006	$28.88	$16.77	$26.90
June 30, 2006	$31.02	$22.56	$29.80
September 29, 2006	$32.04	$22.05	$28.31
December 29, 2006	$46.29	$28.56	$41.25
March 30, 2007	$52.40	$35.23	$36.39
June 29, 2007	$44.10	$32.01	$33.87
September 30, 2007	$38.61	$26.21	$33.03
December 31, 2007	$37.79	$21.59	$22.25
February 7, 2008*	$31.25	$17.19	$30.45

*	High, low and closing prices are for the period starting January 2, 2008 and ending February 7, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CAL

Initial price: $30.45

Protection level: 60.00%

Protection price: $18.27

Physical delivery amount: 32($1,000/Initial price)

Fractional shares: 0.840722

Coupon: 18.00% per annum

Maturity: August 29, 2008

Dividend yield: 0.00% per annum

Coupon amount monthly: $15.00

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	9.00%		100.00%
+90%	9.00%		90.00%
+80%	9.00%		80.00%
+70%	9.00%		70.00%
+60%	9.00%		60.00%
+50%	9.00%		50.00%
+40%	9.00%		40.00%
+30%	9.00%		30.00%
+20%	9.00%		20.00%
+10%	9.00%		10.00%
+5%	9.00%		5.00%

0%	9.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
-5%	9.00%	4.00%	-5.00%
-10%	9.00%	-1.00%	-10.00%
-20%	9.00%	-11.00%	-20.00%
-30%	9.00%	-21.00%	-30.00%
-40%	9.00%	-31.00%	-40.00%
-50%	N/A	-41.00%	-50.00%
-60%	N/A	-51.00%	-60.00%
-70%	N/A	-61.00%	-70.00%
-80%	N/A	-71.00%	-80.00%
-90%	N/A	-81.00%	-90.00%
-100%	N/A	-91.00%	-100.00%

FWP-21

Celgene Corporation

According to publicly available information, Celgene Corporation (the “Company”) is a global biopharmaceutical company primarily engaged in the discovery, development and commercialization of innovative therapies designed to treat cancer and immune-inflammatory related diseases. The Company’s lead products are: (1) REVLIMID(R) (lenalidomide), which was approved by the U.S. Food and Drug Administration, or FDA, in June 2006 for treatment in combination with dexamethasone for multiple myeloma patients who have received at least one prior therapy and, in December 2005 for treatment of patients with transfusion-dependent anemia due to low- or intermediate-1-risk myelodysplastic syndromes, or MDS, associated with a deletion 5q cytogenetic abnormality with or without additional cytogenetic abnormalities; and, (2) THALOMID(R) (thalidomide), which gained FDA approval in May 2006 for treatment in combination with dexamethasone of newly diagnosed multiple myeloma patients and which is also approved for the treatment and suppression of cutaneous manifestations of erythema nodosum leprosum, or ENL, an inflammatory complication of leprosy.

For the year ended December 31, 2006, the Company had total revenues and net income of $898.9 million and $69.0 million, respectively. The Company had an accumulated deficit of $101.8 million at December 31, 2006.

The linked share’s SEC file number is 000-16132.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$8.05	$5.38	$6.19
June 28, 2002	$6.30	$2.83	$3.83
September 30, 2002	$5.34	$2.84	$4.21
December 31, 2002	$6.38	$3.77	$5.37
March 31, 2003	$6.99	$5.04	$6.52
June 30, 2003	$9.28	$6.18	$7.60
September 30, 2003	$12.22	$7.13	$10.83
December 31, 2003	$12.04	$9.13	$11.26
March 31, 2004	$12.23	$9.38	$11.91
June 30, 2004	$15.15	$11.25	$14.32
September 30, 2004	$15.05	$11.67	$14.56
December 31, 2004	$16.29	$12.88	$13.27
March 31, 2005	$17.62	$12.36	$17.03
June 30, 2005	$21.58	$16.61	$20.39
September 30, 2005	$29.41	$19.78	$27.16
December 30, 2005	$32.68	$22.59	$32.40
March 31, 2006	$44.22	$31.51	$44.22
June 30, 2006	$48.39	$36.02	$47.43
September 29, 2006	$49.41	$39.32	$43.30
December 29, 2006	$60.12	$41.68	$57.53
March 30, 2007	$58.60	$49.46	$52.46
June 29, 2007	$66.95	$52.40	$57.33
September 30, 2007	$72.23	$56.56	$71.31
December 31, 2007	$75.44	$41.26	$46.21
February 7, 2008*	$59.99	$46.07	$57.95

*	High, low and closing prices are for the period starting January 2, 2008 and ending February 7, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CELG

Initial price: $57.95

Protection level: 60.00%

Protection price: $34.77

Physical delivery amount: 17($1,000/Initial price)

Fractional shares: 0.256255

Coupon: 10.50% per annum

Maturity: August 29, 2008

Dividend yield: 0.00% per annum

Coupon amount monthly: $8.75

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	5.25%		100.00%
+90%	5.25%		90.00%
+80%	5.25%		80.00%
+70%	5.25%		70.00%
+60%	5.25%		60.00%
+50%	5.25%		50.00%
+40%	5.25%		40.00%
+30%	5.25%		30.00%
+20%	5.25%		20.00%
+10%	5.25%		10.00%
+5%	5.25%		5.00%

0%	5.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
-5%	5.25%	0.25%	-5.00%
-10%	5.25%	-4.75%	-10.00%
-20%	5.25%	-14.75%	-20.00%
-30%	5.25%	-24.75%	-30.00%
-40%	5.25%	-34.75%	-40.00%
-50%	N/A	-44.75%	-50.00%
-60%	N/A	-54.75%	-60.00%
-70%	N/A	-64.75%	-70.00%
-80%	N/A	-74.75%	-80.00%
-90%	N/A	-84.75%	-90.00%
-100%	N/A	-94.75%	-100.00%

FWP-22

Chesapeake Energy Corporation

According to publicly available information, Chesapeake Energy Corporation (the “Company”) is the third largest independent producer of natural gas in the United States, and the Company owns interests in approximately 33,700 producing oil and natural gas wells that are currently producing approximately 1.69 billion cubic feet equivalent, or bcfe, per day, 92% of which is natural gas. The Company is focused on discovering, developing and acquiring onshore natural gas reserves in the U.S. east of the Rocky Mountains. The Company’s most important operating area has historically been in various conventional plays in the Mid-Continent region, which includes Oklahoma, Arkansas, Kansas and the Texas Panhandle. At September 30, 2006, 47% of its proved oil and natural gas reserves were located in the Mid-Continent region. During the past four years, the Company has also built significant positions in various conventional and unconventional plays in the South Texas and Texas Gulf Coast regions, the Permian Basin of West Texas and eastern New Mexico, the Barnett Shale area of North Texas, the Ark-La-Tex area of East Texas and northern Louisiana, the Appalachian Basin in West Virginia, eastern Kentucky, eastern Ohio and southern New York, the Caney and Woodford Shales in southeastern Oklahoma, the Fayetteville Shale in Arkansas, the Barnett and Woodford Shales in West Texas and the Conasauga, Floyd and Chattanooga Shales of Alabama.

The linked share’s SEC file number is 1-13726.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$7.78	$5.05	$7.74
June 28, 2002	$8.55	$6.81	$7.20
September 30, 2002	$7.25	$4.58	$6.60
December 31, 2002	$8.06	$5.89	$7.74
March 31, 2003	$8.63	$7.27	$7.86
June 30, 2003	$11.45	$7.46	$10.10
September 30, 2003	$10.97	$9.17	$10.78
December 31, 2003	$13.99	$10.67	$13.58
March 31, 2004	$13.98	$11.71	$13.40
June 30, 2004	$15.05	$12.69	$14.72
September 30, 2004	$16.24	$13.69	$15.83
December 31, 2004	$18.31	$15.18	$16.50
March 31, 2005	$23.64	$15.06	$21.94
June 30, 2005	$23.98	$17.85	$22.80
September 30, 2005	$38.98	$22.90	$38.25
December 30, 2005	$40.01	$26.62	$31.73
March 31, 2006	$35.57	$27.80	$31.41
June 30, 2006	$33.75	$26.81	$30.25
September 29, 2006	$33.76	$28.07	$28.98
December 29, 2006	$34.27	$27.92	$29.05
March 30, 2007	$31.83	$27.27	$30.88
June 29, 2007	$37.75	$30.88	$34.60
September 30, 2007	$37.15	$31.38	$35.26
December 31, 2007	$41.19	$35.25	$39.20
February 7, 2008*	$40.84	$34.44	$37.43

*	High, low and closing prices are for the period starting January 2, 2008 and ending February 7, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CHK

Initial price: $37.43

Protection level: 80.00%

Protection price: $29.94

Physical delivery amount: 26($1,000/Initial price)

Fractional shares: 0.716538

Coupon: 9.00% per annum

Maturity: August 29, 2008

Dividend yield: 0.68% per annum

Coupon amount monthly: $7.50

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	4.50%		100.34%
+90%	4.50%		90.34%
+80%	4.50%		80.34%
+70%	4.50%		70.34%
+60%	4.50%		60.34%
+50%	4.50%		50.34%
+40%	4.50%		40.34%
+30%	4.50%		30.34%
+20%	4.50%		20.34%
+10%	4.50%		10.34%
+5%	4.50%		5.34%

0%	4.50%		0.34%

	Protection Price Ever Breached?
	NO	YES
-5%	4.50%	-0.50%	-4.66%
-10%	4.50%	-5.50%	-9.66%
-20%	4.50%	-15.50%	-19.66%
-30%	N/A	-25.50%	-29.66%
-40%	N/A	-35.50%	-39.66%
-50%	N/A	-45.50%	-49.66%
-60%	N/A	-55.50%	-59.66%
-70%	N/A	-65.50%	-69.66%
-80%	N/A	-75.50%	-79.66%
-90%	N/A	-85.50%	-89.66%
-100%	N/A	-95.50%	-99.66%

FWP-23

Canadian Natural Resources Limited

According to publicly available information, Canadian Natural Resources Limited (the “Company”) was incorporated under the laws of the Province of British Columbia on November 7, 1973 as AEX Minerals Corporation (N.P.L.) and on December 5, 1975 changed its name to Canadian Natural Resources Limited. The Company’s business is the acquisition of interests in crude oil and natural gas rights and the exploration, development, production, marketing and sale of crude oil and natural gas. The Company’s principal regions of crude oil and natural gas operations are in the Western Canadian Sedimentary Basin, the United Kingdom sector of the North Sea and Offshore West Africa.

The linked share’s SEC file number is 1-8795.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$8.31	$5.89	$8.24
June 28, 2002	$8.62	$7.38	$8.56
September 30, 2002	$8.72	$6.88	$7.95
December 31, 2002	$7.95	$6.14	$7.42
March 31, 2003	$8.99	$7.31	$8.50
June 30, 2003	$10.61	$7.88	$9.98
September 30, 2003	$10.34	$9.13	$10.29
December 31, 2003	$12.85	$10.11	$12.61
March 31, 2004	$14.47	$11.94	$13.91
June 30, 2004	$15.27	$12.94	$14.95
September 30, 2004	$20.16	$14.86	$19.92
December 31, 2004	$22.37	$18.56	$21.39
March 31, 2005	$30.37	$19.74	$28.41
June 30, 2005	$38.03	$24.49	$36.38
September 30, 2005	$50.73	$36.87	$45.19
December 30, 2005	$53.89	$36.65	$49.62
March 31, 2006	$64.38	$49.62	$55.39
June 30, 2006	$63.93	$45.67	$55.38
September 29, 2006	$56.68	$42.38	$45.58
December 29, 2006	$55.47	$40.29	$53.23
March 30, 2007	$56.62	$44.56	$55.19
June 29, 2007	$69.97	$55.07	$66.35
September 30, 2007	$78.90	$60.70	$75.75
December 31, 2007	$87.17	$63.55	$73.14
February 7, 2008*	$76.71	$57.07	$60.33

*	High, low and closing prices are for the period starting January 2, 2008 and ending February 7, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CNQ

Initial price: $60.33

Protection level: 75.00%

Protection price: $45.25

Physical delivery amount: 16($1,000/Initial price)

Fractional shares: 0.575501

Coupon: 12.00% per annum

Maturity: August 29, 2008

Dividend yield: 0.51% per annum

Coupon amount monthly: $10.00

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	6.00%		100.26%
+90%	6.00%		90.26%
+80%	6.00%		80.26%
+70%	6.00%		70.26%
+60%	6.00%		60.26%
+50%	6.00%		50.26%
+40%	6.00%		40.26%
+30%	6.00%		30.26%
+20%	6.00%		20.26%
+10%	6.00%		10.26%
+5%	6.00%		5.26%

0%	6.00%		0.26%

	Protection Price Ever Breached?
	NO	YES
-5%	6.00%	1.00%	-4.74%
-10%	6.00%	-4.00%	-9.74%
-20%	6.00%	-14.00%	-19.74%
-30%	N/A	-24.00%	-29.74%
-40%	N/A	-34.00%	-39.74%
-50%	N/A	-44.00%	-49.74%
-60%	N/A	-54.00%	-59.74%
-70%	N/A	-64.00%	-69.74%
-80%	N/A	-74.00%	-79.74%
-90%	N/A	-84.00%	-89.74%
-100%	N/A	-94.00%	-99.74%

FWP-24

Capital One Financial Corporation

According to publicly available information, Capital One Financial Corporation (the “Company”) is a diversified financial services company, incorporated in Delaware on July 21, 1994, whose banking and non-banking subsidiaries market a variety of financial products and services. The Company’s principal subsidiaries include Capital One Bank, a Virginia state chartered bank that currently offers credit card products and deposit products and also can engage in a wide variety of lending and other financial activities; Capital One, F.S.B., a federally chartered savings bank that offers consumer and commercial lending and consumer deposit products; Capital One Auto Finance, Inc., which offers automobile and other motor vehicle financing products; Capital One, N.A., a national association that offers a broad spectrum of financial products and services to consumers, small businesses and commercial clients; and North Fork Bank, a New York state chartered non-member bank that provides a broad range of deposit and lending services for consumer, commercial and small business customers. Capital One Services, Inc., another subsidiary of the Company, provides various operating, administrative and other services to the Company and its subsidiaries.

The linked share’s SEC file number is 1-13300.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$64.91	$43.01	$63.85
June 28, 2002	$66.50	$52.00	$61.05
September 30, 2002	$61.05	$24.05	$34.92
December 31, 2002	$36.50	$25.55	$29.72
March 31, 2003	$39.70	$25.17	$30.01
June 30, 2003	$54.99	$30.05	$49.18
September 30, 2003	$62.00	$45.00	$57.04
December 31, 2003	$64.25	$55.15	$61.29
March 31, 2004	$76.66	$60.04	$75.43
June 30, 2004	$77.65	$61.15	$68.38
September 30, 2004	$75.49	$64.93	$73.90
December 31, 2004	$84.45	$67.62	$84.21
March 31, 2005	$84.75	$73.15	$74.77
June 30, 2005	$80.42	$69.10	$80.01
September 30, 2005	$85.97	$77.89	$79.52
December 30, 2005	$88.56	$71.15	$86.40
March 31, 2006	$90.04	$80.18	$80.52
June 30, 2006	$87.50	$80.45	$85.45
September 29, 2006	$87.17	$69.30	$78.66
December 29, 2006	$83.00	$74.00	$76.82
March 30, 2007	$83.84	$73.43	$75.46
June 29, 2007	$82.25	$70.24	$78.44
September 30, 2007	$79.44	$59.49	$66.43
December 31, 2007	$73.54	$44.40	$47.26
February 7, 2008*	$57.68	$37.79	$50.10

*	High, low and closing prices are for the period starting January 2, 2008 and ending February 7, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: COF

Initial price: $50.10

Protection level: 60.00%

Protection price: $30.06

Physical delivery amount: 19($1,000/Initial price)

Fractional shares: 0.960080

Coupon: 20.00% per annum

Maturity: August 29, 2008

Dividend yield: 0.93% per annum

Coupon amount monthly: $16.67

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	10.00%		100.47%
+90%	10.00%		90.47%
+80%	10.00%		80.47%
+70%	10.00%		70.47%
+60%	10.00%		60.47%
+50%	10.00%		50.47%
+40%	10.00%		40.47%
+30%	10.00%		30.47%
+20%	10.00%		20.47%
+10%	10.00%		10.47%
+5%	10.00%		5.47%

0%	10.00%		0.47%

	Protection Price Ever Breached?
	NO	YES
-5%	10.00%	5.00%	-4.53%
-10%	10.00%	0.00%	-9.53%
-20%	10.00%	-10.00%	-19.53%
-30%	10.00%	-20.00%	-29.53%
-40%	10.00%	-30.00%	-39.53%
-50%	N/A	-40.00%	-49.53%
-60%	N/A	-50.00%	-59.53%
-70%	N/A	-60.00%	-69.53%
-80%	N/A	-70.00%	-79.53%
-90%	N/A	-80.00%	-89.53%
-100%	N/A	-90.00%	-99.53%

FWP-25

COACH, Inc.

According to publicly available information, COACH, Inc. (the “Company”) was founded in 1941 and acquired by Sara Lee Corporation (“Sara Lee”) in 1985. In June 2000, the Company was incorporated in the state of Maryland. In October 2000, the Company was listed on the New York Stock Exchange and sold approximately 68 million shares of common stock. In April 2001, Sara Lee completed a distribution of its remaining ownership in the Company via an exchange offer. The Company has grown from a family-run workshop in a Manhattan loft to a leading American designer and marketer of fine accessories and gifts for women and men.

The linked share’s SEC file number is 1-16153.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$6.67	$4.68	$6.34
June 28, 2002	$7.53	$5.88	$6.86
September 30, 2002	$7.40	$4.33	$6.40
December 31, 2002	$8.91	$5.63	$8.23
March 31, 2003	$10.00	$7.26	$9.58
June 30, 2003	$13.38	$9.23	$12.44
September 30, 2003	$14.91	$12.25	$13.65
December 31, 2003	$20.27	$13.65	$18.88
March 31, 2004	$22.16	$16.88	$20.50
June 30, 2004	$23.05	$19.50	$22.60
September 30, 2004	$23.73	$18.00	$21.21
December 31, 2004	$28.85	$19.58	$28.20
March 31, 2005	$29.98	$25.88	$28.32
June 30, 2005	$34.24	$24.60	$33.57
September 30, 2005	$36.35	$30.11	$31.36
December 30, 2005	$36.84	$28.14	$33.34
March 31, 2006	$37.40	$31.68	$34.58
June 30, 2006	$35.66	$27.62	$29.90
September 29, 2006	$34.99	$25.18	$34.40
December 29, 2006	$44.98	$34.15	$42.96
March 30, 2007	$51.56	$42.50	$50.05
June 29, 2007	$54.00	$46.06	$47.39
September 30, 2007	$50.95	$40.30	$47.27
December 31, 2007	$47.89	$29.22	$30.58
February 7, 2008*	$32.95	$23.22	$30.35

*	High, low and closing prices are for the period starting January 2, 2008 and ending February 7, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: COH

Initial price: $30.35

Protection level: 70.00%

Protection price: $21.25

Physical delivery amount: 32($1,000/Initial price)

Fractional shares: 0.948929

Coupon: 13.75% per annum

Maturity: August 29, 2008

Dividend yield: 0.00% per annum

Coupon amount monthly: $11.46

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	6.875%		100.00%
+90%	6.875%		90.00%
+80%	6.875%		80.00%
+70%	6.875%		70.00%
+60%	6.875%		60.00%
+50%	6.875%		50.00%
+40%	6.875%		40.00%
+30%	6.875%		30.00%
+20%	6.875%		20.00%
+10%	6.875%		10.00%
+5%	6.875%		5.00%

0%	6.875%		0.00%

	Protection Price Ever Breached?
	NO	YES
-5%	6.875%	1.875%	-5.00%
-10%	6.875%	-3.125%	-10.00%
-20%	6.875%	-13.125%	-20.00%
-30%	6.875%	-23.125%	-30.00%
-40%	N/A	-33.125%	-40.00%
-50%	N/A	-43.125%	-50.00%
-60%	N/A	-53.125%	-60.00%
-70%	N/A	-63.125%	-70.00%
-80%	N/A	-73.125%	-80.00%
-90%	N/A	-83.125%	-90.00%
-100%	N/A	-93.125%	-100.00%

FWP-26

ConocoPhillips

According to publicly available information, ConocoPhillips (the “Company”) is an international, integrated energy company. The Company’s business is organized into six operating segments: (1) Exploration and Production, which primarily explores for, produces and markets crude oil, natural gas, and natural gas liquids on a worldwide basis; (2) Midstream, which gathers, processes and markets natural gas produced by the Company and others, and fractionates and markets natural gas liquids, primarily in the United States and Trinidad; (3) Refining and Marketing, which purchases, refines, markets and transports crude oil and petroleum products, mainly in the United States, Europe and Asia; (4) LUKOIL Investment, which consists of the Company’s equity investment in the ordinary shares of OAO LUKOIL (LUKOIL), an international, integrated oil and gas company headquartered in Russia; (5) Chemicals, which manufactures and markets petrochemicals and plastics on a worldwide basis; and (6) Emerging Businesses, which includes the development of new technologies and business outside the Company’s normal scope of operations.

The linked share’s SEC file number is 001-32395.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$31.90	$27.65	$31.40
June 28, 2002	$32.05	$27.27	$29.44
September 30, 2002	$29.61	$22.38	$23.12
December 31, 2002	$25.38	$22.03	$24.20
March 31, 2003	$26.93	$22.57	$26.80
June 30, 2003	$27.98	$24.84	$27.40
September 30, 2003	$28.58	$25.72	$27.38
December 31, 2003	$33.02	$27.37	$32.79
March 31, 2004	$35.75	$32.15	$34.91
June 30, 2004	$39.50	$34.29	$38.15
September 30, 2004	$41.68	$35.64	$41.43
December 31, 2004	$45.61	$40.75	$43.42
March 31, 2005	$56.99	$41.40	$53.92
June 30, 2005	$61.35	$47.55	$57.49
September 30, 2005	$71.48	$58.05	$69.91
December 30, 2005	$70.60	$57.06	$58.18
March 31, 2006	$66.24	$58.01	$63.15
June 30, 2006	$72.50	$57.66	$65.53
September 29, 2006	$70.75	$56.55	$59.53
December 29, 2006	$74.89	$54.90	$71.95
March 30, 2007	$71.20	$61.59	$68.35
June 29, 2007	$81.40	$66.63	$78.50
September 30, 2007	$90.84	$73.83	$87.77
December 31, 2007	$89.89	$74.18	$88.30
February 7, 2008*	$89.71	$67.85	$74.52

*	High, low and closing prices are for the period starting January 2, 2008 and ending February 7, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: COP

Initial price: $74.52

Protection level: 80.00%

Protection price: $59.62

Physical delivery amount: 13($1,000/Initial price)

Fractional shares: 0.419216

Coupon: 10.25% per annum

Maturity: August 29, 2008

Dividend yield: 2.18% per annum

Coupon amount monthly: $8.54

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	5.125%		101.09%
+90%	5.125%		91.09%
+80%	5.125%		81.09%
+70%	5.125%		71.09%
+60%	5.125%		61.09%
+50%	5.125%		51.09%
+40%	5.125%		41.09%
+30%	5.125%		31.09%
+20%	5.125%		21.09%
+10%	5.125%		11.09%
+5%	5.125%		6.09%

0%	5.125%		1.09%

	Protection Price Ever Breached?
	NO	YES
-5%	5.125%	0.125%	-3.91%
-10%	5.125%	-4.875%	-8.91%
-20%	5.125%	-14.875%	-18.91%
-30%	N/A	-24.875%	-28.91%
-40%	N/A	-34.875%	-38.91%
-50%	N/A	-44.875%	-48.91%
-60%	N/A	-54.875%	-58.91%
-70%	N/A	-64.875%	-68.91%
-80%	N/A	-74.875%	-78.91%
-90%	N/A	-84.875%	-88.91%
-100%	N/A	-94.875%	-98.91%

FWP-27

Cisco Systems, Inc.

According to publicly available information, Cisco Systems, Inc. (the “Company”) designs, manufactures and sells networking and other products related to the communications and information technology industry and provides services associated with these products and their use. Its products are installed at corporations, public institutions, telecommunications companies, and businesses of all sizes and are also found in personal residences. The Company provides a broad line of products for transporting data, voice, and video within buildings, across campuses, and around the world. The Company conducts its business globally and are managed geographically in five segments: the United States and Canada; European Markets; Emerging Markets; Asia Pacific; and Japan.

The Company was incorporated in California in December 1984, and its headquarters are in San Jose, California.

The linked share’s SEC file number is 000-18225.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$21.84	$14.15	$16.93
June 28, 2002	$17.55	$12.28	$13.95
September 30, 2002	$15.76	$10.39	$10.48
December 31, 2002	$15.48	$8.12	$13.10
March 31, 2003	$15.63	$12.33	$12.98
June 30, 2003	$19.10	$12.80	$16.69
September 30, 2003	$21.56	$16.57	$19.54
December 31, 2003	$24.60	$19.13	$24.29
March 31, 2004	$29.39	$21.94	$23.52
June 30, 2004	$24.83	$20.68	$23.70
September 30, 2004	$23.68	$17.50	$18.10
December 31, 2004	$20.35	$17.80	$19.30
March 31, 2005	$19.61	$17.13	$17.89
June 30, 2005	$20.25	$17.01	$19.11
September 30, 2005	$20.23	$17.30	$17.93
December 30, 2005	$18.12	$16.83	$17.12
March 31, 2006	$22.00	$17.18	$21.67
June 30, 2006	$22.00	$19.08	$19.53
September 29, 2006	$23.50	$17.10	$23.00
December 29, 2006	$27.96	$22.80	$27.33
March 30, 2007	$28.99	$24.94	$25.53
June 29, 2007	$28.48	$25.31	$27.85
September 30, 2007	$33.37	$27.79	$33.11
December 31, 2007	$34.24	$26.82	$27.07
February 7, 2008*	$27.30	$21.79	$23.38

*	High, low and closing prices are for the period starting January 2, 2008 and ending February 7, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CSCO

Initial price: $23.38

Protection level: 80.00%

Protection price: $18.70

Physical delivery amount: 42($1,000/Initial price)

Fractional shares: 0.771600

Coupon: 10.75% per annum

Maturity: August 29, 2008

Dividend yield: 0.00% per annum

Coupon amount monthly: $8.96

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	5.375%		100.00%
+90%	5.375%		90.00%
+80%	5.375%		80.00%
+70%	5.375%		70.00%
+60%	5.375%		60.00%
+50%	5.375%		50.00%
+40%	5.375%		40.00%
+30%	5.375%		30.00%
+20%	5.375%		20.00%
+10%	5.375%		10.00%
+5%	5.375%		5.00%

0%	5.375%		0.00%

	Protection Price Ever Breached?
	NO	YES
-5%	5.375%	0.375%	-5.00%
-10%	5.375%	-4.625%	-10.00%
-20%	5.375%	-14.625%	-20.00%
-30%	N/A	-24.625%	-30.00%
-40%	N/A	-34.625%	-40.00%
-50%	N/A	-44.625%	-50.00%
-60%	N/A	-54.625%	-60.00%
-70%	N/A	-64.625%	-70.00%
-80%	N/A	-74.625%	-80.00%
-90%	N/A	-84.625%	-90.00%
-100%	N/A	-94.625%	-100.00%

FWP-28

Diamond Offshore Drilling, Inc.

According to publicly available information, Diamond Offshore Drilling, Inc. (the “Company”), is a global offshore oil and gas drilling contractor with a current fleet of 44 offshore rigs consisting of 30 semisubmersibles, 13 jack-ups and one drillship. In addition, the Company has two jack-up drilling units on order at shipyards in Brownsville, Texas and Singapore. The Company expects delivery of both of these units during the first quarter 2008. The Company was incorporated in Delaware in 1989.

The linked share’s SEC file number is 001-13926.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$32.27	$25.48	$31.26
June 28, 2002	$34.99	$28.50	$28.50
September 30, 2002	$28.95	$18.70	$19.95
December 31, 2002	$23.70	$17.30	$21.85
March 31, 2003	$23.00	$19.25	$19.41
June 30, 2003	$23.80	$18.30	$20.99
September 30, 2003	$21.67	$18.31	$19.10
December 31, 2003	$20.91	$17.06	$20.51
March 31, 2004	$26.85	$20.00	$24.19
June 30, 2004	$24.84	$21.20	$23.83
September 30, 2004	$33.05	$22.67	$32.99
December 31, 2004	$40.47	$31.38	$40.05
March 31, 2005	$52.41	$37.91	$49.90
June 30, 2005	$57.40	$39.67	$53.43
September 30, 2005	$62.55	$51.35	$61.25
December 30, 2005	$71.97	$50.64	$69.56
March 31, 2006	$91.26	$70.05	$89.50
June 30, 2006	$97.90	$72.19	$83.93
September 29, 2006	$86.10	$66.63	$72.37
December 29, 2006	$85.02	$62.26	$79.94
March 30, 2007	$87.90	$73.50	$80.95
June 29, 2007	$107.29	$80.63	$101.56
September 30, 2007	$115.75	$86.06	$113.29
December 31, 2007	$149.30	$103.36	$142.00
February 7, 2008*	$142.37	$102.93	$106.91

*	High, low and closing prices are for the period starting January 2, 2008 and ending February 7, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DO

Initial price: $106.91

Protection level: 70.00%

Protection price: $74.84

Physical delivery amount: 9($1,000/Initial price)

Fractional shares: 0.353662

Coupon: 13.00% per annum

Maturity: August 29, 2008

Dividend yield: 5.30% per annum

Coupon amount monthly: $10.83

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	6.50%		102.65%
+90%	6.50%		92.65%
+80%	6.50%		82.65%
+70%	6.50%		72.65%
+60%	6.50%		62.65%
+50%	6.50%		52.65%
+40%	6.50%		42.65%
+30%	6.50%		32.65%
+20%	6.50%		22.65%
+10%	6.50%		12.65%
+5%	6.50%		7.65%

0%	6.50%		2.65%

	Protection Price Ever Breached?
	NO	YES
-5%	6.50%	1.50%	-2.35%
-10%	6.50%	-3.50%	-7.35%
-20%	6.50%	-13.50%	-17.35%
-30%	6.50%	-23.50%	-27.35%
-40%	N/A	-33.50%	-37.35%
-50%	N/A	-43.50%	-47.35%
-60%	N/A	-53.50%	-57.35%
-70%	N/A	-63.50%	-67.35%
-80%	N/A	-73.50%	-77.35%
-90%	N/A	-83.50%	-87.35%
-100%	N/A	-93.50%	-97.35%

FWP-29

eBay Inc.

According to publicly available information, eBay Inc. (the “Company”) was formed as a sole proprietorship in September 1995 and was incorporated in California in May 1996. In April 1998, the Company reincorporated in Delaware and in September 1998 it completed the initial public offering of the Company’s common stock.

The Company’s purpose is to pioneer new communities around the world built on commerce, sustained by trust and inspired by opportunity. To achieve this purpose, the Company operates three primary business segments: Marketplaces, Payments and Communications. The Company provides online marketplaces for the sale of goods and services, online payments services and online communication offerings to a diverse community of individuals and businesses.

The linked share’s SEC file number is 000-24821.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$17.38	$12.21	$14.16
June 28, 2002	$16.03	$12.31	$15.41
September 30, 2002	$15.62	$12.76	$13.20
December 31, 2002	$17.71	$12.56	$16.96
March 31, 2003	$22.61	$16.88	$21.32
June 30, 2003	$26.06	$21.38	$26.05
September 30, 2003	$29.47	$24.94	$26.76
December 31, 2003	$32.40	$25.32	$32.30
March 31, 2004	$36.02	$31.30	$34.67
June 30, 2004	$47.06	$34.53	$45.98
September 30, 2004	$47.95	$35.93	$45.97
December 31, 2004	$59.21	$45.22	$58.14
March 31, 2005	$58.89	$35.00	$37.26
June 30, 2005	$40.94	$30.80	$33.01
September 30, 2005	$44.98	$32.75	$41.20
December 30, 2005	$47.60	$37.22	$43.25
March 31, 2006	$47.86	$36.93	$39.06
June 30, 2006	$40.82	$28.20	$29.29
September 29, 2006	$29.48	$22.83	$28.36
December 29, 2006	$33.99	$27.00	$30.07
March 30, 2007	$34.34	$28.60	$33.15
June 29, 2007	$35.41	$30.41	$32.18
September 30, 2007	$39.49	$31.87	$39.02
December 31, 2007	$40.73	$30.95	$33.19
February 7, 2008*	$33.51	$25.67	$27.84

*	High, low and closing prices are for the period starting January 2, 2008 and ending February 7, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: EBAY

Initial price: $27.84

Protection level: 80.00%

Protection price: $22.27

Physical delivery amount: 35($1,000/Initial price)

Fractional shares: 0.919540

Coupon: 11.25% per annum

Maturity: August 29, 2008

Dividend yield: 0.00% per annum

Coupon amount monthly: $9.38

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	5.625%		100.00%
+90%	5.625%		90.00%
+80%	5.625%		80.00%
+70%	5.625%		70.00%
+60%	5.625%		60.00%
+50%	5.625%		50.00%
+40%	5.625%		40.00%
+30%	5.625%		30.00%
+20%	5.625%		20.00%
+10%	5.625%		10.00%
+5%	5.625%		5.00%

0%	5.625%		0.00%

	Protection Price Ever Breached?
	NO	YES
-5%	5.625%	0.625%	-5.00%
-10%	5.625%	-4.375%	-10.00%
-20%	5.625%	-14.375%	-20.00%
-30%	N/A	-24.375%	-30.00%
-40%	N/A	-34.375%	-40.00%
-50%	N/A	-44.375%	-50.00%
-60%	N/A	-54.375%	-60.00%
-70%	N/A	-64.375%	-70.00%
-80%	N/A	-74.375%	-80.00%
-90%	N/A	-84.375%	-90.00%
-100%	N/A	-94.375%	-100.00%

FWP-30

EMC Corporation

According to publicly available information, EMC Corporation (the “Company”) and its subsidiaries develop, deliver and support the Information Technology industry’s broadest range of information infrastructure technologies and solutions that are designed to help individuals and organizations handle their digital information needs.

The Company’s systems, software and services support its customers’ critical business processes by helping them build information infrastructures from the most comprehensive systems available to store, manage and protect information at the right service levels and the right costs. The Company’s information management software and solutions empower its customers to capture, manage and leverage structured and unstructured information – documents, images or emails – to support their business processes. The Company’s virtual infrastructure software helps organizations respond to changing IT requirements by dynamically altering their computing and storage environments with flexible virtualization technologies. The Company’s resource management software allows organizations to better understand, manage and automate the operation of their information infrastructure.

The linked share’s SEC file number is: 1-9853

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$17.97	$10.60	$11.92
June 28, 2002	$12.25	$5.90	$7.55
September 30, 2002	$9.40	$4.45	$4.57
December 31, 2002	$7.70	$3.67	$6.14
March 31, 2003	$8.59	$5.98	$7.23
June 30, 2003	$11.45	$7.20	$10.47
September 30, 2003	$13.96	$9.61	$12.63
December 31, 2003	$14.65	$12.11	$12.92
March 31, 2004	$15.80	$12.11	$13.61
June 30, 2004	$13.75	$9.97	$11.40
September 30, 2004	$11.61	$9.24	$11.54
December 31, 2004	$14.96	$11.69	$14.87
March 31, 2005	$15.07	$11.80	$12.32
June 30, 2005	$14.88	$11.17	$13.71
September 30, 2005	$14.78	$12.05	$12.94
December 30, 2005	$14.54	$12.70	$13.62
March 31, 2006	$14.75	$13.05	$13.63
June 30, 2006	$13.99	$10.29	$10.97
September 29, 2006	$12.09	$9.44	$11.98
December 29, 2006	$13.79	$11.69	$13.20
March 30, 2007	$14.89	$12.74	$13.85
June 29, 2007	$18.16	$13.86	$18.10
September 30, 2007	$21.10	$16.89	$20.80
December 31, 2007	$25.47	$17.36	$18.53
February 7, 2008*	$18.60	$14.94	$15.24

*	High, low and closing prices are for the period starting January 2, 2008 and ending February 7, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: EMC

Initial price: $15.24

Protection level: 70.00%

Protection price: $10.67

Physical delivery amount: 65($1,000/Initial price)

Fractional shares: 0.616798

Coupon: 11.00% per annum

Maturity: August 29, 2008

Dividend yield: 0.00% per annum

Coupon amount monthly: $9.17

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	5.50%		100.00%
+90%	5.50%		90.00%
+80%	5.50%		80.00%
+70%	5.50%		70.00%
+60%	5.50%		60.00%
+50%	5.50%		50.00%
+40%	5.50%		40.00%
+30%	5.50%		30.00%
+20%	5.50%		20.00%
+10%	5.50%		10.00%
+5%	5.50%		5.00%

0%	5.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
-5%	5.50%	0.50%	-5.00%
-10%	5.50%	-4.50%	-10.00%
-20%	5.50%	-14.50%	-20.00%
-30%	5.50%	-24.50%	-30.00%
-40%	N/A	-34.50%	-40.00%
-50%	N/A	-44.50%	-50.00%
-60%	N/A	-54.50%	-60.00%
-70%	N/A	-64.50%	-70.00%
-80%	N/A	-74.50%	-80.00%
-90%	N/A	-84.50%	-90.00%
-100%	N/A	-94.50%	-100.00%

FWP-31

Corning Incorporated

According to publicly available information, Corning Incorporated (the “Company”) traces its origins to a glass business established in 1851. The present corporation was incorporated in the State of New York in December 1936, and its name was changed from Corning Glass Works to Corning Incorporated on April 28, 1989. The Company is a global, technology-based corporation that operates in four reportable business segments: Display Technologies, Telecommunications, Environmental Technologies and Life Sciences. The Display Technologies segment manufactures glass substrates for active matrix liquid crystal displays (“LCDs”), that are used primarily in notebook computers, flat panel desktop monitors, and LCD televisions. The Telecommunications segment produces optical fiber and cable, and hardware and equipment products for the worldwide telecommunications industry. The Company’s environmental products include ceramic technologies and solutions for emissions and pollution control in mobile and stationary applications around the world, including gasoline and diesel substrate and filter products. Life Sciences laboratory products include microplate products, coated slides, filter plates for genomics sample preparation, plastic cell culture dishes, flasks, cryogenic vials, roller bottles, mass cell culture products, liquid handling instruments, Pyrex® glass beakers, pipettors, serological pipettes, centrifuge tubes and laboratory filtration products.

The linked share’s SEC file number is 1-3247.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$11.15	$6.14	$7.62
June 28, 2002	$7.95	$2.80	$3.55
September 30, 2002	$4.23	$1.36	$1.60
December 31, 2002	$5.00	$1.10	$3.31
March 31, 2003	$6.30	$3.34	$5.84
June 30, 2003	$8.49	$5.27	$7.39
September 30, 2003	$10.06	$7.15	$9.42
December 31, 2003	$12.31	$9.23	$10.43
March 31, 2004	$13.89	$10.15	$11.18
June 30, 2004	$13.17	$10.08	$13.06
September 30, 2004	$13.03	$9.30	$11.08
December 31, 2004	$12.96	$10.17	$11.77
March 31, 2005	$12.40	$10.61	$11.13
June 30, 2005	$17.08	$10.98	$16.62
September 30, 2005	$21.95	$16.04	$19.33
December 30, 2005	$21.60	$16.70	$19.66
March 31, 2006	$28.27	$19.35	$26.91
June 30, 2006	$29.60	$20.39	$24.19
September 29, 2006	$24.90	$17.54	$24.41
December 29, 2006	$25.57	$18.63	$18.71
March 30, 2007	$23.33	$18.16	$22.74
June 29, 2007	$26.67	$22.45	$25.55
September 30, 2007	$27.25	$21.47	$24.65
December 31, 2007	$26.80	$20.85	$23.99
February 7, 2008*	$24.87	$20.04	$23.49

*	High, low and closing prices are for the period starting January 2, 2008 and ending February 7, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GLW

Initial price: $23.49

Protection level: 75.00%

Protection price: $17.62

Physical delivery amount: 42($1,000/Initial price)

Fractional shares: 0.571307

Coupon: 10.00% per annum

Maturity: August 29, 2008

Dividend yield: 0.43% per annum

Coupon amount monthly: $8.33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	5.00%		100.22%
+90%	5.00%		90.22%
+80%	5.00%		80.22%
+70%	5.00%		70.22%
+60%	5.00%		60.22%
+50%	5.00%		50.22%
+40%	5.00%		40.22%
+30%	5.00%		30.22%
+20%	5.00%		20.22%
+10%	5.00%		10.22%
+5%	5.00%		5.22%

0%	5.00%		0.22%

	Protection Price Ever Breached?
	NO	YES
-5%	5.00%	0.00%	-4.78%
-10%	5.00%	-5.00%	-9.78%
-20%	5.00%	-15.00%	-19.78%
-30%	N/A	-25.00%	-29.78%
-40%	N/A	-35.00%	-39.78%
-50%	N/A	-45.00%	-49.78%
-60%	N/A	-55.00%	-59.78%
-70%	N/A	-65.00%	-69.78%
-80%	N/A	-75.00%	-79.78%
-90%	N/A	-85.00%	-89.78%
-100%	N/A	-95.00%	-99.78%

FWP-32

General Motors Corporation

According to publicly available information, General Motors Corporation (the “Company”) is incorporated in 1916 under the laws of the State of Delaware. The Company is primarily engaged in the worldwide development, production, and marketing of cars, trucks, and parts. The Company develops, manufactures, and markets its vehicles worldwide through its four automotive regions: GM North America, GM Europe, GM Latin America/Africa/Mid-East, and GM Asia Pacific. The Company’s total worldwide car and truck deliveries were 9.1 million, 9.2 million, and 9 million, for 2006, 2005, and 2004, respectively. Substantially all of the Company’s cars, trucks, and parts are marketed through retail dealers in North America, and through distributors and dealers outside of North America, the substantial majority of which are independently owned.

The linked share’s SEC file number is 001-00043.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$62.01	$47.92	$60.45
June 28, 2002	$68.09	$50.77	$53.45
September 30, 2002	$54.08	$38.15	$38.90
December 31, 2002	$41.50	$30.83	$36.86
March 31, 2003	$41.12	$29.75	$33.62
June 30, 2003	$39.35	$32.84	$36.00
September 30, 2003	$43.23	$35.00	$40.93
December 31, 2003	$54.37	$40.04	$53.40
March 31, 2004	$55.55	$44.72	$47.10
June 30, 2004	$50.04	$42.88	$46.59
September 30, 2004	$46.93	$40.53	$42.48
December 31, 2004	$43.29	$36.90	$40.06
March 31, 2005	$40.77	$28.00	$29.39
June 30, 2005	$36.64	$24.68	$34.00
September 30, 2005	$37.69	$30.21	$30.61
December 30, 2005	$31.50	$18.34	$19.42
March 31, 2006	$24.59	$18.47	$21.27
June 30, 2006	$30.42	$19.00	$29.79
September 29, 2006	$33.62	$27.12	$33.26
December 29, 2006	$36.54	$28.49	$30.72
March 30, 2007	$37.24	$28.81	$30.64
June 29, 2007	$38.66	$28.86	$37.80
September 30, 2007	$38.27	$29.10	$36.70
December 31, 2007	$43.02	$24.50	$24.89
February 7, 2008*	$29.28	$21.34	$26.30

*	High, low and closing prices are for the period starting January 2, 2008 and ending February 7, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GM

Initial price: $26.30

Protection level: 60.00%

Protection price: $15.78

Physical delivery amount: 38($1,000/Initial price)

Fractional shares: 0.022814

Coupon: 16.00% per annum

Maturity: August 29, 2008

Dividend yield: 3.88% per annum

Coupon amount monthly: $13.33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	8.00%		101.94%
+90%	8.00%		91.94%
+80%	8.00%		81.94%
+70%	8.00%		71.94%
+60%	8.00%		61.94%
+50%	8.00%		51.94%
+40%	8.00%		41.94%
+30%	8.00%		31.94%
+20%	8.00%		21.94%
+10%	8.00%		11.94%
+5%	8.00%		6.94%

0%	8.00%		1.94%

	Protection Price Ever Breached?
	NO	YES
-5%	8.00%	3.00%	-3.06%
-10%	8.00%	-2.00%	-8.06%
-20%	8.00%	-12.00%	-18.06%
-30%	8.00%	-22.00%	-28.06%
-40%	8.00%	-32.00%	-38.06%
-50%	N/A	-42.00%	-48.06%
-60%	N/A	-52.00%	-58.06%
-70%	N/A	-62.00%	-68.06%
-80%	N/A	-72.00%	-78.06%
-90%	N/A	-82.00%	-88.06%
-100%	N/A	-92.00%	-98.06%

FWP-33

Google Inc.

According to publicly information, Google Inc. (the “Company”) is a global technology leader focused on improving the ways people connect with information. The Company’s innovations in web search and advertising have made its web site a top internet destination and its brand one of the most recognized in the world. The Company maintains the largest, most comprehensive index of web sites and other content, and it makes this information freely available to anyone with an internet connection. The Company’s automated search technology helps people obtain nearly instant access to relevant information from our vast online index.

The Company generates revenue primarily by delivering relevant, cost-effective online advertising. Businesses use the Company’s AdWords program to promote their products and services with targeted advertising. In addition, the thousands of third-party web sites that comprise the Google Network use the Company’s AdSense program to deliver relevant ads that generate revenue.

The Company was incorporated in California in September 1998 and reincorporated in Delaware in August 2003. The Company’s headquarters are located at 1600 Amphitheatre Parkway, Mountain View, California 94043, and the telephone number is (650) 253-0000.

The linked share’s SEC file number is: 000-50726.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	N/A	N/A	N/A
June 28, 2002	N/A	N/A	N/A
September 30, 2002	N/A	N/A	N/A
December 31, 2002	N/A	N/A	N/A
March 31, 2003	N/A	N/A	N/A
June 30, 2003	N/A	N/A	N/A
September 30, 2003	N/A	N/A	N/A
December 31, 2003	N/A	N/A	N/A
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	$135.00	$96.00	$129.60
December 31, 2004	$201.59	$128.92	$193.10
March 31, 2005	$216.80	$172.60	$180.51
June 30, 2005	$309.25	$179.84	$294.15
September 30, 2005	$320.94	$273.35	$316.46
December 30, 2005	$446.16	$290.69	$414.86
March 31, 2006	$475.11	$331.55	$390.00
June 30, 2006	$450.72	$360.59	$419.33
September 29, 2006	$427.87	$363.37	$401.90
December 29, 2006	$513.00	$398.27	$460.48
March 30, 2007	$513.00	$437.00	$458.16
June 29, 2007	$534.99	$452.12	$523.38
September 30, 2007	$571.75	$480.51	$567.27
December 31, 2007	$747.24	$569.61	$691.48
February 7, 2008*	$697.37	$488.52	$504.95

*	High, low and closing prices are for the period starting January 2, 2008 and ending February 7, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GOOG

Initial price: $504.95

Protection level: 75.00%

Protection price: $378.71

Physical delivery amount: 1($1,000/Initial price)

Fractional shares: 0.980394

Coupon: 11.75% per annum

Maturity: August 29, 2008

Dividend yield: 0.00% per annum

Coupon amount monthly: $9.79

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	5.875%		100.00%
+90%	5.875%		90.00%
+80%	5.875%		80.00%
+70%	5.875%		70.00%
+60%	5.875%		60.00%
+50%	5.875%		50.00%
+40%	5.875%		40.00%
+30%	5.875%		30.00%
+20%	5.875%		20.00%
+10%	5.875%		10.00%
+5%	5.875%		5.00%

0%	5.875%		0.00%

	Protection Price Ever Breached?
	NO	YES
-5%	5.875%	0.875%	-5.00%
-10%	5.875%	-4.125%	-10.00%
-20%	5.875%	-14.125%	-20.00%
-30%	N/A	-24.125%	-30.00%
-40%	N/A	-34.125%	-40.00%
-50%	N/A	-44.125%	-50.00%
-60%	N/A	-54.125%	-60.00%
-70%	N/A	-64.125%	-70.00%
-80%	N/A	-74.125%	-80.00%
-90%	N/A	-84.125%	-90.00%
-100%	N/A	-94.125%	-100.00%

FWP-34

The Gap, Inc.

According to publicly available information, The Gap, Inc. (“the Company”) was incorporated in the State of California in July 1969 and was reincorporated under the laws of the State of Delaware in May 1988.

The Company is a global specialty retailer operating retail and outlet stores selling casual apparel, accessories, and personal care products for men, women and children under the Gap, Old Navy, Banana Republic, Piperlime, and Forth & Towne brands. The Company operates stores in the United States, Canada, the United Kingdom, France, Ireland, and Japan. The Company also has franchise agreements with unaffiliated franchisees to operate Gap or Gap and Banana Republic stores in Singapore, Malaysia, United Arab Emirates, Kuwait, Qatar, Bahrain, Oman, Indonesia, and Korea. Under these agreements, third parties operate or will operate stores that sell apparel, purchased from the Company, under its brand names. In addition, the Company’s U.S. customers may shop online at www.gap.com, www.bananarepublic.com, www.oldnavy.com, and www.piperlime.com.

The linked share’s SEC file number is: 1-7562.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$17.00	$11.86	$15.04
June 28, 2002	$17.14	$13.34	$14.20
September 30, 2002	$15.07	$9.25	$10.85
December 31, 2002	$16.70	$8.35	$15.52
March 31, 2003	$16.20	$12.45	$14.49
June 30, 2003	$19.10	$14.31	$18.76
September 30, 2003	$21.29	$16.99	$17.12
December 31, 2003	$23.47	$17.04	$23.21
March 31, 2004	$23.36	$18.15	$21.92
June 30, 2004	$25.72	$21.39	$24.25
September 30, 2004	$24.56	$18.58	$18.70
December 31, 2004	$23.75	$18.55	$21.12
March 31, 2005	$22.69	$20.53	$21.84
June 30, 2005	$22.21	$19.52	$19.75
September 30, 2005	$22.19	$16.74	$17.43
December 30, 2005	$18.66	$15.90	$17.64
March 31, 2006	$19.42	$16.83	$18.68
June 30, 2006	$19.02	$16.83	$17.40
September 29, 2006	$19.43	$15.92	$18.95
December 29, 2006	$21.17	$18.50	$19.50
March 30, 2007	$21.04	$17.11	$17.21
June 29, 2007	$19.66	$17.21	$19.10
September 30, 2007	$19.29	$15.20	$18.44
December 31, 2007	$22.00	$17.60	$21.28
February 7, 2008*	$21.25	$16.54	$19.65

*	High, low and closing prices are for the period starting January 2, 2008 and ending February 7, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GPS

Initial price: $19.65

Protection level: 70.00%

Protection price: $13.76

Physical delivery amount: 50($1,000/Initial price)

Fractional shares: 0.890585

Coupon: 10.00% per annum

Maturity: August 29, 2008

Dividend yield: 1.62% per annum

Coupon amount monthly: $8.33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	5.00%		100.81%
+90%	5.00%		90.81%
+80%	5.00%		80.81%
+70%	5.00%		70.81%
+60%	5.00%		60.81%
+50%	5.00%		50.81%
+40%	5.00%		40.81%
+30%	5.00%		30.81%
+20%	5.00%		20.81%
+10%	5.00%		10.81%
+5%	5.00%		5.81%

0%	5.00%		0.81%

	Protection Price Ever Breached?
	NO	YES
-5%	5.00%	0.00%	-4.19%
-10%	5.00%	-5.00%	-9.19%
-20%	5.00%	-15.00%	-19.19%
-30%	5.00%	-25.00%	-29.19%
-40%	N/A	-35.00%	-39.19%
-50%	N/A	-45.00%	-49.19%
-60%	N/A	-55.00%	-59.19%
-70%	N/A	-65.00%	-69.19%
-80%	N/A	-75.00%	-79.19%
-90%	N/A	-85.00%	-89.19%
- 100%	N/A	-95.00%	-99.19%

FWP-35

Garmin Ltd.

According to publicly available information, Garmin Ltd. (the “Company”) is a leading, worldwide provider of navigation, communications and information devices, most of which are enabled by Global Positioning System (“GPS”) technology. The Company designs, develops, manufactures and markets a diverse family of hand-held, portable and fixed-mount GPS-enabled products and other navigation, communications and information products for the automotive/mobile, outdoor/fitness, marine, and general aviation markets.

Since the inception of its business, the Company has delivered over 19 million products, which includes the delivery of over 5.4 million products during 2006. The Company’s target markets are currently broken down into four main segments—automotive/mobile, outdoor/fitness, marine and aviation.

The linked share’s SEC file number is: 0-31983.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$11.48	$9.30	$11.46
June 28, 2002	$12.13	$10.68	$11.03
September 30, 2002	$11.07	$9.03	$9.28
December 31, 2002	$15.17	$8.85	$14.65
March 31, 2003	$18.60	$13.68	$17.90
June 30, 2003	$25.85	$17.44	$19.94
September 30, 2003	$23.75	$17.85	$20.94
December 31, 2003	$28.92	$20.49	$27.24
March 31, 2004	$29.73	$19.86	$21.36
June 30, 2004	$22.00	$14.04	$18.52
September 30, 2004	$21.96	$15.76	$21.63
December 31, 2004	$31.04	$21.55	$30.42
March 31, 2005	$30.72	$21.77	$23.16
June 30, 2005	$23.63	$19.53	$21.38
September 30, 2005	$34.04	$21.50	$33.92
December 30, 2005	$35.34	$27.00	$33.18
March 31, 2006	$42.39	$29.75	$39.72
June 30, 2006	$54.75	$39.97	$52.72
September 29, 2006	$54.10	$41.20	$48.78
December 29, 2006	$56.89	$44.53	$55.66
March 30, 2007	$59.30	$48.46	$54.15
June 29, 2007	$75.23	$52.18	$73.97
September 30, 2007	$122.76	$73.58	$119.40
December 31, 2007	$125.68	$80.94	$97.00
February 7, 2008*	$95.58	$55.00	$66.15

*	High, low and closing prices are for the period starting January 2, 2008 and ending February 7, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GRMN

Initial price: $66.15

Protection level: 60.00%

Protection price: $39.69

Physical delivery amount: 15($1,000/Initial price)

Fractional shares: 0.117158

Coupon: 17.50% per annum

Maturity: August 29, 2008

Dividend yield: 1.12% per annum

Coupon amount monthly: $14.58

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	8.75%		100.56%
+90%	8.75%		90.56%
+80%	8.75%		80.56%
+70%	8.75%		70.56%
+60%	8.75%		60.56%
+50%	8.75%		50.56%
+40%	8.75%		40.56%
+30%	8.75%		30.56%
+20%	8.75%		20.56%
+10%	8.75%		10.56%
+5%	8.75%		5.56%

0%	8.75%		0.56%

	Protection Price Ever Breached?
	NO	YES
-5%	8.75%	3.75%	-4.44%
-10%	8.75%	-1.25%	-9.44%
-20%	8.75%	-11.25%	-19.44%
-30%	8.75%	-21.25%	-29.44%
-40%	8.75%	-31.25%	-39.44%
-50%	N/A	-41.25%	-49.44%
-60%	N/A	-51.25%	-59.44%
-70%	N/A	-61.25%	-69.44%
-80%	N/A	-71.25%	-79.44%
-90%	N/A	-81.25%	-89.44%
-100%	N/A	-91.25%	-99.44%

FWP-36

The Goldman Sachs Group, Inc.

According to publicly available information, The Goldman Sachs Group, Inc. (the “Company”) is a leading global investment banking, securities and investment management firm that provides a wide range of services worldwide to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. The Company’s activities are divided into three segments: (i) Investment Banking, (ii) Trading and Principal Investments and (iii) Asset Management and Securities Services.

As of November 30, 2007, the Company operated offices in over 25 countries and 43% of its 30,522 employees were based outside the United States. In 2007, the Company derived 49% of its net revenues and 57% of its pre-tax earnings outside of the Americas.

The Company is the successor to a commercial paper business founded in 1869 by Marcus Goldman. On May 7, 1999, the Company converted from a partnership to a corporation and completed an initial public offering of our common stock. The Company’s activities are divided into three segments: (i) Investment Banking, (ii) Trading and Principal Investments and (iii) Asset Management and Securities Services.

The linked share’s SEC file number is 001-14965.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$97.25	$77.52	$90.25
June 28, 2002	$89.45	$69.03	$73.35
September 30, 2002	$81.97	$64.50	$66.03
December 31, 2002	$81.00	$58.57	$68.10
March 31, 2003	$75.75	$61.05	$68.08
June 30, 2003	$91.98	$68.06	$83.75
September 30, 2003	$93.74	$82.40	$83.90
December 31, 2003	$100.00	$84.30	$98.73
March 31, 2004	$109.29	$96.15	$104.35
June 30, 2004	$107.50	$87.70	$94.16
September 30, 2004	$94.96	$83.29	$93.24
December 31, 2004	$110.88	$90.74	$104.04
March 31, 2005	$113.93	$101.79	$109.99
June 30, 2005	$114.25	$94.77	$102.02
September 30, 2005	$121.70	$102.16	$121.58
December 30, 2005	$134.94	$110.35	$127.71
March 31, 2006	$159.62	$124.25	$156.96
June 30, 2006	$169.31	$136.90	$150.43
September 29, 2006	$171.15	$139.00	$169.17
December 29, 2006	$206.39	$168.51	$199.35
March 30, 2007	$222.75	$189.85	$206.63
June 29, 2007	$233.94	$203.29	$216.75
September 30, 2007	$225.76	$157.38	$216.74
December 31, 2007	$250.70	$197.10	$215.05
February 7, 2008*	$215.05	$175.45	$190.46

*	High, low and closing prices are for the period starting January 2, 2008 and ending February 7, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GS

Initial price: $190.46

Protection level: 70.00%

Protection price: $133.32

Physical delivery amount: 5($1,000/Initial price)

Fractional shares: 0.250446

Coupon: 9.50% per annum

Maturity: August 29, 2008

Dividend yield: 0.75% per annum

Coupon amount monthly: $7.92

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	4.75%		100.38%
+90%	4.75%		90.38%
+80%	4.75%		80.38%
+70%	4.75%		70.38%
+60%	4.75%		60.38%
+50%	4.75%		50.38%
+40%	4.75%		40.38%
+30%	4.75%		30.38%
+20%	4.75%		20.38%
+10%	4.75%		10.38%
+5%	4.75%		5.38%

0%	4.75%		0.38%

	Protection Price Ever Breached?
	NO	YES
-5%	4.75%	-0.25%	-4.62%
-10%	4.75%	-5.25%	-9.62%
-20%	4.75%	-15.25%	-19.62%
-30%	4.75%	-25.25%	-29.62%
-40%	N/A	-35.25%	-39.62%
-50%	N/A	-45.25%	-49.62%
-60%	N/A	-55.25%	-59.62%
-70%	N/A	-65.25%	-69.62%
-80%	N/A	-75.25%	-79.62%
-90%	N/A	-85.25%	-89.62%
-100%	N/A	-95.25%	-99.62%

FWP-37

Halliburton Company

According to publicly available information, Halliburton Company (the “Company”) provides a variety of services, products, maintenance, engineering, and construction to energy, industrial, and governmental customers. The Company’s six business segments are: Production Optimization, Fluid Systems, Drilling and Formation Evaluation, Digital and Consulting Solutions, Energy and Chemicals, and Government and Infrastructure. The Company’s predecessor was established in 1919 and incorporated under the laws of the State of Delaware in 1924.

The linked share’s SEC file number is 1-3492.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$8.99	$4.30	$8.54
June 28, 2002	$9.80	$7.30	$7.97
September 30, 2002	$7.92	$4.49	$6.46
December 31, 2002	$10.73	$6.23	$9.36
March 31, 2003	$11.05	$8.60	$10.37
June 30, 2003	$12.66	$9.99	$11.50
September 30, 2003	$12.73	$10.25	$12.13
December 31, 2003	$13.60	$11.40	$13.00
March 31, 2004	$16.32	$12.90	$15.20
June 30, 2004	$16.18	$13.70	$15.13
September 30, 2004	$16.99	$13.23	$16.85
December 31, 2004	$20.85	$16.55	$19.62
March 31, 2005	$22.65	$18.59	$21.63
June 30, 2005	$24.70	$19.83	$23.91
September 30, 2005	$34.88	$22.89	$34.26
December 30, 2005	$34.68	$27.37	$30.98
March 31, 2006	$41.19	$31.35	$36.51
June 30, 2006	$41.98	$33.94	$37.11
September 29, 2006	$37.93	$27.36	$28.45
December 29, 2006	$34.30	$26.33	$31.05
March 30, 2007	$32.72	$28.12	$31.74
June 29, 2007	$37.18	$30.99	$34.50
September 30, 2007	$39.17	$30.81	$38.40
December 31, 2007	$41.93	$34.43	$37.91
February 7, 2008*	$39.67	$30.01	$33.58

*	High, low and closing prices are for the period starting January 2, 2008 and ending February 7, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: HAL

Initial price: $33.58

Protection level: 80.00%

Protection price: $26.86

Physical delivery amount: 29($1,000/Initial price)

Fractional shares: 0.779631

Coupon: 9.50% per annum

Maturity: August 29, 2008

Dividend yield: 1.02% per annum

Coupon amount monthly: $7.92

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	4.75%		100.51%
+90%	4.75%		90.51%
+80%	4.75%		80.51%
+70%	4.75%		70.51%
+60%	4.75%		60.51%
+50%	4.75%		50.51%
+40%	4.75%		40.51%
+30%	4.75%		30.51%
+20%	4.75%		20.51%
+10%	4.75%		10.51%
+5%	4.75%		5.51%

0%	4.75%		0.51%

	Protection Price Ever Breached?
	NO	YES
-5%	4.75%	-0.25%	-4.49%
-10%	4.75%	-5.25%	-9.49%
-20%	4.75%	-15.25%	-19.49%
-30%	N/A	-25.25%	-29.49%
-40%	N/A	-35.25%	-39.49%
-50%	N/A	-45.25%	-49.49%
-60%	N/A	-55.25%	-59.49%
-70%	N/A	-65.25%	-69.49%
-80%	N/A	-75.25%	-79.49%
-90%	N/A	-85.25%	-89.49%
-100%	N/A	-95.25%	-99.49%

FWP-38

Hansen Natural Corporation

According to publicly available information, Hansen Natural Corporation (the “Company”) was incorporated in Delaware on April 25, 1990. The Company develops, markets, sells and distributes “alternative” beverage category natural sodas, fruit juices and juice drinks, energy drinks and energy sports drinks, fruit juice smoothies and “functional drinks,” non-carbonated ready-to-drink iced teas, lemonades, juice cocktails, children’s multi-vitamin juice drinks, Junior Juice® juices and non-carbonated lightly flavored energy waters under the Hansen’s® brand name. The Company also develops, markets, sells and distributes energy drinks under the following brand names; Monster Energy®, Lost® Energy™, Joker Mad Energy™, Unbound Energy® and Ace™ brand names as well as Rumba™ brand energy juice.

The Company has two reportable segments, namely Direct Store Delivery, whose principal products comprise energy drinks, and the Warehouse segment, whose principal products comprise juice based and soda beverages. The DSD segment develops, markets and sells products primarily through an exclusive distributor network whereas the Warehouse segment develops, markets and sells products primarily directly to retailers.

The linked share’s SEC file number is 001-18761.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$0.56	$0.48	$0.53
June 28, 2002	$0.55	$0.47	$0.53
September 30, 2002	$0.55	$0.38	$0.52
December 31, 2002	$0.58	$0.45	$0.53
March 31, 2003	$0.56	$0.40	$0.54
June 30, 2003	$0.56	$0.49	$0.54
September 30, 2003	$0.78	$0.53	$0.73
December 31, 2003	$1.18	$0.72	$1.05
March 31, 2004	$1.88	$0.95	$1.75
June 30, 2004	$3.64	$1.63	$3.17
September 30, 2004	$3.79	$2.22	$3.02
December 31, 2004	$4.60	$2.84	$4.55
March 31, 2005	$7.56	$4.05	$7.51
June 30, 2005	$11.05	$6.53	$10.59
September 30, 2005	$13.50	$9.89	$11.77
December 30, 2005	$22.07	$10.03	$19.70
March 31, 2006	$31.72	$19.40	$31.51
June 30, 2006	$50.53	$30.29	$47.59
September 29, 2006	$52.71	$26.07	$32.48
December 29, 2006	$35.57	$24.76	$33.68
March 30, 2007	$42.23	$32.50	$37.88
June 29, 2007	$46.44	$36.04	$42.98
September 30, 2007	$57.96	$38.50	$56.68
December 31, 2007	$68.40	$38.26	$44.29
February 7, 2008*	$45.63	$36.82	$38.89

*	High, low and closing prices are for the period starting January 2, 2008 and ending February 7, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: HANS

Initial price: $38.89

Protection level: 60.00%

Protection price: $23.33

Physical delivery amount: 25($1,000/Initial price)

Fractional shares: 0.713551

Coupon: 15.25% per annum

Maturity: August 29, 2008

Dividend yield: 0.00% per annum

Coupon amount monthly: $12.71

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	7.625%		100.00%
+90%	7.625%		90.00%
+80%	7.625%		80.00%
+70%	7.625%		70.00%
+60%	7.625%		60.00%
+50%	7.625%		50.00%
+40%	7.625%		40.00%
+30%	7.625%		30.00%
+20%	7.625%		20.00%
+10%	7.625%		10.00%
+5%	7.625%		5.00%

0%	7.625%		0.00%

	Protection Price Ever Breached?
	NO	YES
-5%	7.625%	2.625%	-5.00%
-10%	7.625%	-2.375%	-10.00%
-20%	7.625%	-12.375%	-20.00%
-30%	7.625%	-22.375%	-30.00%
-40%	7.625%	-32.375%	-40.00%
-50%	N/A	-42.375%	-50.00%
-60%	N/A	-52.375%	-60.00%
-70%	N/A	-62.375%	-70.00%
-80%	N/A	-72.375%	-80.00%
-90%	N/A	-82.375%	-90.00%
-100%	N/A	-92.375%	-100.00%

FWP-39

Starwood Hotels & Resorts Worldwide, Inc.

According to publicly available information, Starwood Hotels & Resorts Worldwide, Inc., (the “Company”) is one of the world’s largest hotel and leisure companies that conducts its hotel and leisure business both directly and through its subsidiaries. The Companies brand names include the following: St. Regis Hotels & Resorts; The Luxury Collection; W Hotels; Westin Hotels & Resorts; Le Méridien; Sheraton Hotels & Resorts; Four Points by Sheraton; aloft; and Element.

Through its various brands the Company is well represented in most major markets around the world. The Company’s operations are grouped into two business segments, hotels and vacation ownership and residential operations. The Company’s revenue and earnings derived primarily from hotel operations, which include management and other fees earned from hotels the Company manages pursuant to management contracts, the receipt of franchise and other fees and the operation of its owned hotels.

The Company’s principal executive offices are located at 1111 Westchester Avenue, White Plains, New York 10604, and the telephone number is (914) 640-8100.

The linked share’s SEC file number is: 1-7959.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$31.90	$23.68	$30.39
June 28, 2002	$32.27	$26.26	$26.58
September 30, 2002	$27.07	$17.37	$18.02
December 31, 2002	$21.02	$15.35	$19.18
March 31, 2003	$21.78	$17.52	$19.22
June 30, 2003	$24.77	$18.94	$23.10
September 30, 2003	$29.53	$22.87	$28.12
December 31, 2003	$30.38	$26.63	$29.06
March 31, 2004	$33.07	$28.13	$32.72
June 30, 2004	$36.39	$30.83	$36.24
September 30, 2004	$37.69	$32.37	$37.51
December 31, 2004	$48.08	$37.33	$47.19
March 31, 2005	$49.65	$44.44	$48.50
June 30, 2005	$49.31	$41.61	$47.32
September 30, 2005	$52.00	$43.82	$46.19
December 30, 2005	$52.70	$44.51	$51.60
March 31, 2006	$55.35	$47.66	$54.73
June 30, 2006	$63.64	$52.41	$60.34
September 29, 2006	$61.85	$49.68	$57.19
December 29, 2006	$67.95	$56.23	$62.50
March 30, 2007	$69.65	$59.64	$64.85
June 29, 2007	$74.35	$65.98	$67.07
September 30, 2007	$75.45	$52.63	$60.75
December 31, 2007	$62.83	$42.78	$44.03
February 7, 2008*	$47.85	$37.40	$45.85

*	High, low and closing prices are for the period starting January 2, 2008 and ending February 7, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: HOT

Initial price: $45.85

Protection level: 75.00%

Protection price: $34.39

Physical delivery amount: 21($1,000/Initial price)

Fractional shares: 0.810251

Coupon: 11.00% per annum

Maturity: August 29, 2008

Dividend yield: 1.98% per annum

Coupon amount monthly: $9.17

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	5.50%		100.99%
+90%	5.50%		90.99%
+80%	5.50%		80.99%
+70%	5.50%		70.99%
+60%	5.50%		60.99%
+50%	5.50%		50.99%
+40%	5.50%		40.99%
+30%	5.50%		30.99%
+20%	5.50%		20.99%
+10%	5.50%		10.99%
+5%	5.50%		5.99%

0%	5.50%		0.99%

	Protection Price Ever Breached?
	NO	YES
-5%	5.50%	0.50%	-4.01%
-10%	5.50%	-4.50%	-9.01%
-20%	5.50%	-14.50%	-19.01%
-30%	N/A	-24.50%	-29.01%
-40%	N/A	-34.50%	-39.01%
-50%	N/A	-44.50%	-49.01%
-60%	N/A	-54.50%	-59.01%
-70%	N/A	-64.50%	-69.01%
-80%	N/A	-74.50%	-79.01%
-90%	N/A	-84.50%	-89.01%
-100%	N/A	-94.50%	-99.01%

FWP-40

Hewlett-Packard Company

According to publicly available information, Hewlett-Packard Company (the “Company”) is a leading global provider of products, technologies, software, solutions and services to individual consumers, small and medium sized businesses, large enterprises, including the public and education sectors. Its offerings span personal computing and other access devices, imaging and printing-related products and services, enterprise information technology infrastructure, including enterprise storage and server technology, enterprise system and network management software, and multi-vendor customer services, including technology support and maintenance, consulting and integration and managed services.

The Company was incorporated in 1947 under the laws of the State of California as the successor to a partnership founded in 1939 by William R. Hewlett and David Packard. Effective in May 1998, it changed its state of incorporation from California to Delaware.

The linked share’s SEC file number is 1-4423.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$24.12	$17.52	$17.94
June 28, 2002	$20.63	$14.00	$15.28
September 30, 2002	$16.40	$10.75	$11.67
December 31, 2002	$20.60	$10.93	$17.36
March 31, 2003	$21.20	$14.18	$15.55
June 30, 2003	$22.80	$15.20	$21.30
September 30, 2003	$23.70	$19.10	$19.36
December 31, 2003	$23.70	$19.42	$22.97
March 31, 2004	$26.28	$21.07	$22.84
June 30, 2004	$23.73	$19.21	$21.10
September 30, 2004	$20.86	$16.10	$18.75
December 31, 2004	$21.58	$17.59	$20.97
March 31, 2005	$22.20	$18.90	$21.94
June 30, 2005	$24.70	$19.85	$23.51
September 30, 2005	$29.50	$23.07	$29.20
December 30, 2005	$30.24	$26.50	$28.63
March 31, 2006	$34.51	$28.37	$32.90
June 30, 2006	$34.40	$29.69	$31.68
September 29, 2006	$37.25	$30.00	$36.69
December 29, 2006	$41.69	$36.70	$41.19
March 30, 2007	$43.72	$38.15	$40.14
June 29, 2007	$46.29	$40.05	$44.62
September 30, 2007	$51.09	$43.64	$49.79
December 31, 2007	$53.48	$47.45	$50.48
February 7, 2008*	$50.98	$39.99	$40.50

*	High, low and closing prices are for the period starting January 2, 2008 and ending February 7, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: HPQ

Initial price: $40.50

Protection level: 80.00%

Protection price: $32.40

Physical delivery amount: 24($1,000/Initial price)

Fractional shares: 0.691358

Coupon: 10.50% per annum

Maturity: August 29, 2008

Dividend yield: 0.76% per annum

Coupon amount monthly: $8.75

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	5.25%		100.38%
+90%	5.25%		90.38%
+80%	5.25%		80.38%
+70%	5.25%		70.38%
+60%	5.25%		60.38%
+50%	5.25%		50.38%
+40%	5.25%		40.38%
+30%	5.25%		30.38%
+20%	5.25%		20.38%
+10%	5.25%		10.38%
+5%	5.25%		5.38%

0%	5.25%		0.38%

	Protection Price Ever Breached?
	NO	YES
-5%	5.25%	0.25%	-4.62%
-10%	5.25%	-4.75%	-9.62%
-20%	5.25%	-14.75%	-19.62%
-30%	N/A	-24.75%	-29.62%
-40%	N/A	-34.75%	-39.62%
-50%	N/A	-44.75%	-49.62%
-60%	N/A	-54.75%	-59.62%
-70%	N/A	-64.75%	-69.62%
-80%	N/A	-74.75%	-79.62%
-90%	N/A	-84.75%	-89.62%
-100%	N/A	-94.75%	-99.62%

FWP-41

Humana, Inc.

According to publicly available information, Humana, Inc. (the “Company”) is a publicly traded health benefits company with 2006 revenues of $21.4 billion. The Company offers coordinated health insurance coverage and related services through a variety of traditional and consumer choice plans for government-sponsored programs, employer groups and individuals. The Company’s business is managed in two segments: Government and Commercial. The Government segment consists of members enrolled in government-sponsored programs, and includes three lines of business: Medicare Advantage, TRICARE and Medicaid. The Commercial segment consists of members enrolled in products marketed to employer groups and individuals, and includes two lines of business: medical (fully and self insured) and specialty. The Company was organized as a Delaware corporation in 1964 and is headquartered in Louisville, Kentucky.

The linked share’s SEC file number is 1-5975.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$13.74	$11.27	$13.53
June 28, 2002	$17.30	$13.05	$15.63
September 30, 2002	$15.68	$11.20	$12.40
December 31, 2002	$14.60	$9.78	$10.00
March 31, 2003	$10.86	$8.68	$9.60
June 30, 2003	$16.04	$9.05	$15.10
September 30, 2003	$18.53	$15.05	$18.05
December 31, 2003	$23.38	$18.01	$22.85
March 31, 2004	$24.02	$18.72	$19.02
June 30, 2004	$19.65	$15.21	$16.90
September 30, 2004	$20.10	$15.51	$19.98
December 31, 2004	$31.00	$17.08	$29.69
March 31, 2005	$35.60	$28.92	$31.94
June 30, 2005	$40.00	$30.64	$39.74
September 30, 2005	$50.90	$37.20	$47.88
December 30, 2005	$55.69	$41.60	$54.33
March 31, 2006	$58.26	$48.55	$52.65
June 30, 2006	$53.99	$41.08	$53.70
September 29, 2006	$68.24	$50.92	$66.09
December 29, 2006	$68.22	$51.17	$55.31
March 30, 2007	$63.52	$51.40	$58.02
June 29, 2007	$66.50	$58.00	$60.91
September 30, 2007	$72.14	$56.25	$69.88
December 31, 2007	$81.44	$69.50	$75.31
February 7, 2008*	$88.05	$71.46	$72.95

*	High, low and closing prices are for the period starting January 2, 2008 and ending February 7, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: HUM

Initial price: $72.95

Protection level: 80.00%

Protection price: $58.36

Physical delivery amount: 13($1,000/Initial price)

Fractional shares: 0.708019

Coupon: 10.50% per annum

Maturity: August 29, 2008

Dividend yield: 0.00% per annum

Coupon amount monthly: $8.75

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	5.25%		100.00%
+90%	5.25%		90.00%
+80%	5.25%		80.00%
+70%	5.25%		70.00%
+60%	5.25%		60.00%
+50%	5.25%		50.00%
+40%	5.25%		40.00%
+30%	5.25%		30.00%
+20%	5.25%		20.00%
+10%	5.25%		10.00%
+5%	5.25%		5.00%

0%	5.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
-5%	5.25%	0.25%	-5.00%
-10%	5.25%	-4.75%	-10.00%
-20%	5.25%	-14.75%	-20.00%
-30%	N/A	-24.75%	-30.00%
-40%	N/A	-34.75%	-40.00%
-50%	N/A	-44.75%	-50.00%
-60%	N/A	-54.75%	-60.00%
-70%	N/A	-64.75%	-70.00%
-80%	N/A	-74.75%	-80.00%
-90%	N/A	-84.75%	-90.00%
-100%	N/A	-94.75%	-100.00%

FWP-42

JetBlue Airways Corporation

According to publicly available information, Jetblue Airways Corporation (the “Company”) is a low-cost passenger airline that provides high-quality customer service at low fares primarily on point-to-point routes. As of February 14, 2007, the Company operated a total of 502 daily flights. The Company currently serves 50 destinations in 21 states, Puerto Rico, Mexico and the Caribbean. For the year ended December 31, 2006, the Company was the 8th largest passenger carrier in the United States based on revenue passenger miles.

The linked share’s SEC file number is 000-49728.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	#N/A N.A.	#N/A N.A.	#N/A N.A.
June 28, 2002	$16.34	$11.10	$13.50
September 30, 2002	$14.39	$10.67	$11.95
December 31, 2002	$12.59	$8.81	$12.00
March 31, 2003	$13.32	$10.29	$12.32
June 30, 2003	$19.02	$12.11	$18.80
September 30, 2003	$27.82	$18.36	$27.10
December 31, 2003	$31.43	$16.97	$17.68
March 31, 2004	$19.58	$13.53	$16.86
June 30, 2004	$20.66	$16.01	$19.59
September 30, 2004	$19.58	$13.40	$13.95
December 31, 2004	$17.54	$13.25	$15.48
March 31, 2005	$15.64	$11.37	$12.69
June 30, 2005	$15.63	$12.04	$13.63
September 30, 2005	$15.23	$11.39	$11.73
December 30, 2005	$16.85	$11.34	$15.38
March 31, 2006	$14.91	$9.65	$10.72
June 30, 2006	$12.92	$8.93	$12.14
September 29, 2006	$12.65	$9.23	$9.27
December 29, 2006	$15.60	$9.15	$14.20
March 30, 2007	$17.02	$11.33	$11.51
June 29, 2007	$12.08	$9.72	$11.75
September 30, 2007	$11.99	$8.53	$9.22
December 31, 2007	$9.98	$5.90	$5.90
February 7, 2008*	$7.29	$4.30	$7.23

*	High, low and closing prices are for the period starting January 2, 2008 and ending February 7, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: JBLU

Initial price: $7.23

Protection level: 60.00%

Protection price: $4.34

Physical delivery amount: 138($1,000/Initial price)

Fractional shares: 0.312586

Coupon: 16.00% per annum

Maturity: August 29, 2008

Dividend yield: 0.00% per annum

Coupon amount monthly: $13.33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	8.00%		100.00%
+90%	8.00%		90.00%
+80%	8.00%		80.00%
+70%	8.00%		70.00%
+60%	8.00%		60.00%
+50%	8.00%		50.00%
+40%	8.00%		40.00%
+30%	8.00%		30.00%
+20%	8.00%		20.00%
+10%	8.00%		10.00%
+5%	8.00%		5.00%

0%	8.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
-5%	8.00%	3.00%	-5.00%
-10%	8.00%	-2.00%	-10.00%
-20%	8.00%	-12.00%	-20.00%
-30%	8.00%	-22.00%	-30.00%
-40%	8.00%	-32.00%	-40.00%
-50%	N/A	-42.00%	-50.00%
-60%	N/A	-52.00%	-60.00%
-70%	N/A	-62.00%	-70.00%
-80%	N/A	-72.00%	-80.00%
-90%	N/A	-82.00%	-90.00%
-100%	N/A	-92.00%	-100.00%

FWP-43

JPMorgan Chase & Co.

According to publicly available information, JPMorgan Chase & Co. (the “Company”) is a financial holding company incorporated under Delaware law in 1968. The Company is one of the largest banking institutions in the United States, with $1.4 trillion in assets, $116 billion in stockholders’ equity and operations worldwide.

The Company’s principal bank subsidiaries are JPMorgan Chase Bank, National Association, a national banking association with branches in 17 states, and Chase Bank USA, National Association, a national banking association that is the Company’s credit card-issuing bank. The Company’s principal non-bank subsidiary is J.P. Morgan Securities Inc., its U.S. investment banking firm. The bank and non-bank subsidiaries of the Company operate nationally as well as through overseas branches and subsidiaries, representative offices and subsidiary foreign banks. The Company’s website is www.jpmorganchase.com.

The linked share’s SEC file number is: 1-5805.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$39.68	$26.70	$35.65
June 28, 2002	$38.71	$30.15	$33.92
September 30, 2002	$33.68	$17.90	$18.99
December 31, 2002	$26.14	$15.30	$24.00
March 31, 2003	$28.29	$20.13	$23.71
June 30, 2003	$36.25	$23.75	$34.18
September 30, 2003	$37.90	$32.40	$34.33
December 31, 2003	$36.99	$34.48	$36.73
March 31, 2004	$43.84	$36.31	$41.95
June 30, 2004	$42.56	$34.62	$38.77
September 30, 2004	$40.25	$35.50	$39.73
December 31, 2004	$40.45	$36.35	$39.01
March 31, 2005	$39.65	$34.35	$34.60
June 30, 2005	$36.49	$33.36	$35.32
September 30, 2005	$35.95	$33.32	$33.93
December 30, 2005	$40.56	$32.98	$39.69
March 31, 2006	$42.42	$37.88	$41.64
June 30, 2006	$46.80	$39.34	$42.00
September 29, 2006	$47.49	$40.40	$46.96
December 29, 2006	$49.00	$45.51	$48.30
March 30, 2007	$51.95	$45.91	$48.38
June 29, 2007	$53.25	$47.70	$48.45
September 30, 2007	$50.48	$42.18	$45.82
December 31, 2007	$48.02	$40.15	$43.65
February 7, 2008*	$49.28	$37.77	$45.11

*	High, low and closing prices are for the period starting January 2, 2008 and ending February 7, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: JPM

Initial price: $45.11

Protection level: 70.00%

Protection price: $31.58

Physical delivery amount: 22($1,000/Initial price)

Fractional shares: 0.168034

Coupon: 12.00% per annum

Maturity: August 29, 2008

Dividend yield: 3.38% per annum

Coupon amount monthly: $10.00

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	6.00%		101.69%
+90%	6.00%		91.69%
+80%	6.00%		81.69%
+70%	6.00%		71.69%
+60%	6.00%		61.69%
+50%	6.00%		51.69%
+40%	6.00%		41.69%
+30%	6.00%		31.69%
+20%	6.00%		21.69%
+10%	6.00%		11.69%
+5%	6.00%		6.69%

0%	6.00%		1.69%

	Protection Price Ever Breached?
	NO	YES
-5%	6.00%	1.00%	-3.31%
-10%	6.00%	-4.00%	-8.31%
-20%	6.00%	-14.00%	-18.31%
-30%	6.00%	-24.00%	-28.31%
-40%	N/A	-34.00%	-38.31%
-50%	N/A	-44.00%	-48.31%
-60%	N/A	-54.00%	-58.31%
-70%	N/A	-64.00%	-68.31%
-80%	N/A	-74.00%	-78.31%
-90%	N/A	-84.00%	-88.31%
-100%	N/A	-94.00%	-98.31%

FWP-44

Kohl’s Corporation

According to publicly available information, Kohl’s Corporation (the “Company”) operates family-oriented, department stores that feature quality, exclusive and national brand merchandise priced to provide value to customers. The Company’s stores sell moderately priced apparel, footwear, accessories and home products targeted to customers shopping for their families and homes. The Company features fashion in apparel and home that would appeal to classic, updated and contemporary customers. The Company’s goal is to broaden its customer reach while meeting the customer’s varied fashion preferences.

Central to the Company’s pricing strategy and overall profitability is a culture focused on maintaining a low cost structure. Critical elements of this low cost structure are the Company’s unique store format, lean staffing levels, sophisticated management information systems and operating efficiencies resulting from centralized buying, advertising and distribution. As of February 3, 2007, the Company operated 817 stores in 45 states. In March 2007, the Company opened seven additional stores and currently operates 824 stores.

The linked share’s SEC file number is 1-11084.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$72.00	$62.60	$71.15
June 28, 2002	$78.74	$66.26	$70.08
September 30, 2002	$73.75	$56.25	$60.81
December 31, 2002	$71.70	$44.00	$55.95
March 31, 2003	$59.50	$46.18	$56.58
June 30, 2003	$60.55	$48.04	$51.38
September 30, 2003	$65.44	$50.40	$53.50
December 31, 2003	$56.63	$42.50	$44.94
March 31, 2004	$54.10	$40.83	$48.33
June 30, 2004	$49.50	$39.59	$42.28
September 30, 2004	$52.00	$41.02	$48.19
December 31, 2004	$53.24	$45.46	$49.17
March 31, 2005	$53.86	$45.26	$51.63
June 30, 2005	$58.50	$46.18	$55.91
September 30, 2005	$58.90	$47.87	$50.18
December 30, 2005	$50.96	$43.63	$48.60
March 31, 2006	$53.54	$42.78	$53.01
June 30, 2006	$59.70	$51.52	$59.12
September 29, 2006	$68.44	$53.09	$64.92
December 29, 2006	$75.52	$64.65	$68.43
March 30, 2007	$77.00	$65.56	$76.61
June 29, 2007	$79.55	$68.10	$71.03
September 30, 2007	$71.62	$52.75	$57.33
December 31, 2007	$63.96	$44.16	$45.80
February 7, 2008*	$46.75	$37.89	$45.85

*	High, low and closing prices are for the period starting January 2, 2008 and ending February 7, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: KSS

Initial price: $45.85

Protection level: 75.00%

Protection price: $34.39

Physical delivery amount: 21($1,000/Initial price)

Fractional shares: 0.810251

Coupon: 11.50% per annum

Maturity: August 29, 2008

Dividend yield: 0.00% per annum

Coupon amount monthly: $9.58

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	5.75%		100.00%
+90%	5.75%		90.00%
+80%	5.75%		80.00%
+70%	5.75%		70.00%
+60%	5.75%		60.00%
+50%	5.75%		50.00%
+40%	5.75%		40.00%
+30%	5.75%		30.00%
+20%	5.75%		20.00%
+10%	5.75%		10.00%
+5%	5.75%		5.00%

0%	5.75%		0.00%

	Protection Price Ever Breached?
	NO	YES
-5%	5.75%	0.75%	-5.00%
-10%	5.75%	-4.25%	-10.00%
-20%	5.75%	-14.25%	-20.00%
-30%	N/A	-24.25%	-30.00%
-40%	N/A	-34.25%	-40.00%
-50%	N/A	-44.25%	-50.00%
-60%	N/A	-54.25%	-60.00%
-70%	N/A	-64.25%	-70.00%
-80%	N/A	-74.25%	-80.00%
-90%	N/A	-84.25%	-90.00%
-100%	N/A	-94.25%	-100.00%

FWP-45

Lehman Brothers Holdings Inc.

According to publicly available information, Lehman Brothers Holdings Inc. (“the Company”) is a Delaware corporation, incorporated on December 29, 1983. The Company serves the financial needs of corporations, governments and municipalities, institutional clients and high-net-worth individuals worldwide. The Company is a global market-maker in all major equity and fixed income products. To facilitate its market-making activities, the Company is a member of all principal securities and commodities exchanges in the United States, as well as NASD, Inc., and it holds memberships or associate memberships on several principal international securities and commodities exchanges, including the London, Tokyo, Hong Kong, Frankfurt, Paris, Milan and Australian stock exchanges. The Company’s principal business activities are capital markets, investment banking and investment management.

The linked share’s SEC file number is 001-09466.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$34.95	$26.80	$32.32
June 28, 2002	$33.67	$28.01	$31.26
September 30, 2002	$31.85	$23.60	$24.53
December 31, 2002	$32.00	$21.24	$26.65
March 31, 2003	$30.38	$25.08	$28.88
June 30, 2003	$38.13	$28.86	$33.24
September 30, 2003	$35.93	$30.05	$34.54
December 31, 2003	$38.85	$33.90	$38.61
March 31, 2004	$44.86	$38.47	$41.44
June 30, 2004	$42.12	$34.83	$37.63
September 30, 2004	$40.42	$33.63	$39.86
December 31, 2004	$44.65	$38.21	$43.74
March 31, 2005	$48.47	$42.71	$47.08
June 30, 2005	$49.96	$42.96	$49.64
September 30, 2005	$58.97	$48.97	$58.24
December 30, 2005	$66.58	$51.87	$64.09
March 31, 2006	$74.79	$62.92	$72.27
June 30, 2006	$78.85	$58.38	$65.15
September 29, 2006	$74.64	$59.25	$73.86
December 29, 2006	$78.88	$71.08	$78.12
March 30, 2007	$86.18	$68.07	$70.07
June 29, 2007	$82.05	$68.60	$74.52
September 30, 2007	$75.50	$49.06	$61.73
December 31, 2007	$67.73	$52.71	$65.44
February 7, 2008*	$66.58	$49.75	$60.48

*	High, low and closing prices are for the period starting January 2, 2008 and ending February 7, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: LEH

Initial price: $60.48

Protection level: 60.00%

Protection price: $36.29

Physical delivery amount: 16($1,000/Initial price)

Fractional shares: 0.534392

Coupon: 12.50% per annum

Maturity: August 29, 2008

Dividend yield: 0.75% per annum

Coupon amount monthly: $10.42

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	6.25%		100.38%
+90%	6.25%		90.38%
+80%	6.25%		80.38%
+70%	6.25%		70.38%
+60%	6.25%		60.38%
+50%	6.25%		50.38%
+40%	6.25%		40.38%
+30%	6.25%		30.38%
+20%	6.25%		20.38%
+10%	6.25%		10.38%
+5%	6.25%		5.38%

0%	6.25%		0.38%

	Protection Price Ever Breached?
	NO	YES
-5%	6.25%	1.25%	-4.62%
-10%	6.25%	-3.75%	-9.62%
-20%	6.25%	-13.75%	-19.62%
-30%	6.25%	-23.75%	-29.62%
-40%	6.25%	-33.75%	-39.62%
-50%	N/A	-43.75%	-49.62%
-60%	N/A	-53.75%	-59.62%
-70%	N/A	-63.75%	-69.62%
-80%	N/A	-73.75%	-79.62%
-90%	N/A	-83.75%	-89.62%
-100%	N/A	-93.75%	-99.62%

FWP-46

Moody’s Corporation

According to publicly available information, Moody’s Corporation (the “Company”) is a provider of (i) credit ratings, research and analysis covering fixed-income securities, other debt instruments and the entities that issue such instruments in the global capital markets, and credit training services and (ii) quantitative credit risk assessment products and services and credit processing software for banks, corporations and investors in credit-sensitive assets. Founded in 1900, the Company employs approximately 3,400 people worldwide. The Company maintains offices in 22 countries and has expanded into developing markets through joint ventures or affiliation agreements with local rating agencies. Moody’s customers include a wide range of corporate and governmental issuers of securities as well as institutional investors, depositors, creditors, investment banks, commercial banks and other financial intermediaries. The Company operates in two reportable segments: Moody’s Investors Service and Moody’s KMV.

Moody’s Investors Services publishes rating opinions on a broad range of credit obligors and credit obligations issued in domestic and international markets, including various corporate and governmental obligations, structured finance securities and commercial paper programs. It also publishes investor-oriented credit information, research and economic commentary, including in-depth research on major debt issuers, industry studies, special comments and credit opinion handbooks. The Moody’s KMV business develops and distributes quantitative credit risk assessment products and services and credit processing software for banks, corporations and investors in credit-sensitive assets.

The linked share’s SEC file number is 1-14037.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$21.00	$17.90	$20.55
June 28, 2002	$25.87	$19.98	$24.88
September 30, 2002	$26.18	$20.50	$24.25
December 31, 2002	$25.24	$19.93	$20.65
March 31, 2003	$24.85	$19.75	$23.12
June 30, 2003	$27.43	$22.69	$26.36
September 30, 2003	$28.40	$24.93	$27.49
December 31, 2003	$30.43	$27.43	$30.28
March 31, 2004	$35.50	$29.85	$35.40
June 30, 2004	$35.50	$30.87	$32.33
September 30, 2004	$37.21	$32.30	$36.63
December 31, 2004	$43.86	$35.70	$43.43
March 31, 2005	$44.53	$40.31	$40.43
June 30, 2005	$47.04	$39.55	$44.96
September 30, 2005	$51.89	$44.05	$51.08
December 30, 2005	$62.38	$49.28	$61.42
March 31, 2006	$71.95	$61.09	$71.46
June 30, 2006	$73.28	$49.77	$54.46
September 29, 2006	$65.84	$49.78	$65.38
December 29, 2006	$71.70	$60.64	$69.06
March 30, 2007	$76.09	$58.66	$62.06
June 29, 2007	$72.90	$59.91	$62.20
September 30, 2007	$63.50	$42.42	$50.40
December 31, 2007	$55.98	$35.05	$35.70
February 7, 2008*	$38.00	$31.68	$37.00

*	High, low and closing prices are for the period starting January 2, 2008 and ending February 7, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MCO

Initial price: $37.00

Protection level: 60.00%

Protection price: $22.20

Physical delivery amount: 27($1,000/Initial price)

Fractional shares: 0.027027

Coupon: 12.50% per annum

Maturity: August 29, 2008

Dividend yield: 0.89% per annum

Coupon amount monthly: $10.42

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	6.25%		100.45%
+90%	6.25%		90.45%
+80%	6.25%		80.45%
+70%	6.25%		70.45%
+60%	6.25%		60.45%
+50%	6.25%		50.45%
+40%	6.25%		40.45%
+30%	6.25%		30.45%
+20%	6.25%		20.45%
+10%	6.25%		10.45%
+5%	6.25%		5.45%

0%	6.25%		0.45%

	Protection Price Ever Breached?
	NO	YES
-5%	6.25%	1.25%	-4.55%
-10%	6.25%	-3.75%	-9.55%
-20%	6.25%	-13.75%	-19.55%
-30%	6.25%	-23.75%	-29.55%
-40%	6.25%	-33.75%	-39.55%
-50%	N/A	-43.75%	-49.55%
-60%	N/A	-53.75%	-59.55%
-70%	N/A	-63.75%	-69.55%
-80%	N/A	-73.75%	-79.55%
-90%	N/A	-83.75%	-89.55%
-100%	N/A	-93.75%	-99.55%

FWP-47

Merrill Lynch & Co., Inc.

According to publicly available information, Merrill Lynch & Co., Inc. (the “Company”) was formed in 1914 and became a publicly traded company on June 23, 1971. In 1973, the Company created the holding company, ML & Co., a Delaware corporation that, through its subsidiaries, is one of the world’s leading wealth management, capital markets and advisory companies with offices in 37 countries and territories and total client assets of approximately $1.6 trillion at December 29, 2006. As an investment bank, the Company is a leading global trader and underwriter of securities and derivatives across a broad range of asset classes, and it serves as a strategic advisor to corporations, governments, institutions and individuals worldwide. In addition, the Company owns a 45% voting interest and approximately half of the economic interest of BlackRock, Inc., one of the world’s largest publicly traded investment management companies with approximately $1.1 trillion in assets under management at December 31, 2006.

The Company conducts its business from various locations throughout the world. The Company’s world headquarters is located in the World Financial Center in New York City, and its other principal United States business and operational centers are located in New Jersey and Florida. The Company’s major geographic regions of operations include the United States; Europe, the Middle East and Africa (“EMEA”); the Pacific Rim; Canada; and Latin America.

The linked share’s SEC file number is: 1-7182.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$59.32	$44.15	$55.38
June 28, 2002	$55.20	$36.78	$40.50
September 30, 2002	$40.66	$31.00	$32.95
December 31, 2002	$44.90	$28.21	$37.95
March 31, 2003	$43.75	$30.76	$35.40
June 30, 2003	$49.20	$35.30	$46.68
September 30, 2003	$57.50	$45.84	$53.53
December 31, 2003	$60.47	$53.85	$58.65
March 31, 2004	$64.85	$56.97	$59.56
June 30, 2004	$60.70	$51.35	$53.98
September 30, 2004	$54.32	$47.35	$49.72
December 31, 2004	$61.16	$50.01	$59.77
March 31, 2005	$61.99	$56.01	$56.60
June 30, 2005	$57.50	$52.00	$55.01
September 30, 2005	$61.67	$54.37	$61.35
December 30, 2005	$69.34	$58.65	$67.73
March 31, 2006	$79.32	$67.11	$78.76
June 30, 2006	$81.25	$64.58	$69.56
September 29, 2006	$79.40	$66.69	$78.22
December 29, 2006	$93.93	$77.90	$93.10
March 30, 2007	$98.68	$76.85	$81.67
June 29, 2007	$95.00	$81.18	$83.58
September 30, 2007	$89.23	$66.95	$71.28
December 31, 2007	$77.75	$50.50	$53.68
February 7, 2008*	$59.59	$47.50	$53.65

*	High, low and closing prices are for the period starting January 2, 2008 and ending February 7, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MER

Initial price: $53.65

Protection level: 60.00%

Protection price: $32.19

Physical delivery amount: 18($1,000/Initial price)

Fractional shares: 0.639329

Coupon: 10.50% per annum

Maturity: August 29, 2008

Dividend yield: 2.01% per annum

Coupon amount monthly: $8.75

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	5.25%		101.01%
+90%	5.25%		91.01%
+80%	5.25%		81.01%
+70%	5.25%		71.01%
+60%	5.25%		61.01%
+50%	5.25%		51.01%
+40%	5.25%		41.01%
+30%	5.25%		31.01%
+20%	5.25%		21.01%
+10%	5.25%		11.01%
+5%	5.25%		6.01%

0%	5.25%		1.01%

	Protection Price Ever Breached?
	NO	YES
-5%	5.25%	0.25%	-3.99%
-10%	5.25%	-4.75%	-8.99%
-20%	5.25%	-14.75%	-18.99%
-30%	5.25%	-24.75%	-28.99%
-40%	5.25%	-34.75%	-38.99%
-50%	N/A	-44.75%	-48.99%
-60%	N/A	-54.75%	-58.99%
-70%	N/A	-64.75%	-68.99%
-80%	N/A	-74.75%	-78.99%
- 90%	N/A	-84.75%	-88.99%
-100%	N/A	-94.75%	-98.99%

FWP-48

MGM MIRAGE

According to publicly available information, MGM MIRAGE (the “Company”) is one of the largest gaming companies in the world and owns a collection of casino resorts. The Company was organized as MGM Grand, Inc. on January 29, 1986 and is a Delaware corporation. The Company acts largely as a holding company and its operations are conducted through its wholly-owned subsidiaries. The Company grew significantly in 2000 with the acquisition of Mirage Resorts, Incorporated and in 2005 with the acquisition of Mandalay Resort Group.

The linked share’s SEC file number is 001-10362.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$18.60	$14.00	$18.12
June 28, 2002	$21.00	$16.28	$16.88
September 30, 2002	$18.93	$13.90	$18.65
December 31, 2002	$19.40	$14.93	$16.49
March 31, 2003	$17.23	$12.05	$14.63
June 30, 2003	$17.75	$13.20	$17.09
September 30, 2003	$19.30	$16.19	$18.28
December 31, 2003	$19.10	$17.03	$18.81
March 31, 2004	$23.09	$18.36	$22.67
June 30, 2004	$24.89	$20.50	$23.47
September 30, 2004	$25.07	$19.81	$24.83
December 31, 2004	$36.75	$24.58	$36.37
March 31, 2005	$39.80	$34.50	$35.41
June 30, 2005	$42.98	$32.58	$39.58
September 30, 2005	$46.75	$39.30	$43.77
December 30, 2005	$44.75	$35.30	$36.67
March 31, 2006	$43.43	$35.26	$43.09
June 30, 2006	$46.15	$38.14	$40.80
September 29, 2006	$40.92	$34.20	$39.49
December 29, 2006	$59.51	$39.82	$57.35
March 30, 2007	$75.28	$56.40	$69.52
June 29, 2007	$87.38	$61.17	$82.48
September 30, 2007	$91.15	$63.33	$89.44
December 31, 2007	$100.50	$80.50	$84.02
February 7, 2008*	$84.92	$65.01	$71.81

*	High, low and closing prices are for the period starting January 2, 2008 and ending February 7, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MGM

Initial price: $71.81

Protection level: 75.00%

Protection price: $53.86

Physical delivery amount: 13($1,000/Initial price)

Fractional shares: 0.925637

Coupon: 15.50% per annum

Maturity: August 29, 2008

Dividend yield: 0.00% per annum

Coupon amount monthly: $12.92

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	7.75%		100.00%
+90%	7.75%		90.00%
+80%	7.75%		80.00%
+70%	7.75%		70.00%
+60%	7.75%		60.00%
+50%	7.75%		50.00%
+40%	7.75%		40.00%
+30%	7.75%		30.00%
+20%	7.75%		20.00%
+10%	7.75%		10.00%
+5%	7.75%		5.00%

0%	7.75%		0.00%

	Protection Price Ever Breached?
	NO	YES
-5%	7.75%	2.75%	-5.00%
-10%	7.75%	-2.25%	-10.00%
-20%	7.75%	-12.25%	-20.00%
-30%	N/A	-22.25%	-30.00%
-40%	N/A	-32.25%	-40.00%
-50%	N/A	-42.25%	-50.00%
-60%	N/A	-52.25%	-60.00%
-70%	N/A	-62.25%	-70.00%
-80%	N/A	-72.25%	-80.00%
-90%	N/A	-82.25%	-90.00%
-100%	N/A	-92.25%	-100.00%

FWP-49

Medco Health Solutions, Inc.

Accordingly to publicly available information, Medco Health Solutions Inc. (the “Company”) is the nation’s leading pharmacy benefit manager based on net revenues. It provides sophisticated traditional and specialty prescription drug benefit programs and services for clients, members of client-funded benefit plans or those served by the Medicare Part D Prescription Drug Program, and individual patients. Its business model requires collaboration with retail pharmacies, physicians, the Centers for Medicare & Medicaid Services for Medicare Part D, and particularly in specialty pharmacy, collaboration with state Medicaid agencies, and other payors such as insurers. The Company’s programs and services help control the cost and enhance the quality of prescription drug benefits. The Company accomplishes this by providing pharmacy benefit management services through its national networks of retail pharmacies and our own mail-order pharmacies, as well as through its specialty pharmacy operation, Accredo Health Group.

The linked share’s SEC file number is 001-31312

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	N/A	N/A	N/A
June 28, 2002	N/A	N/A	N/A
September 30, 2002	N/A	N/A	N/A
December 31, 2002	N/A	N/A	N/A
March 31, 2003	N/A	N/A	N/A
June 30, 2003	N/A	N/A	N/A
September 30, 2003	$13.85	$10.10	$12.97
December 31, 2003	$19.00	$12.80	$17.00
March 31, 2004	$19.60	$15.45	$17.00
June 30, 2004	$19.00	$16.10	$18.75
September 30, 2004	$18.58	$14.71	$15.45
December 31, 2004	$20.95	$15.31	$20.80
March 31, 2005	$25.09	$20.28	$24.79
June 30, 2005	$27.50	$24.13	$26.68
September 30, 2005	$27.50	$23.63	$27.42
December 30, 2005	$28.98	$23.20	$27.90
March 31, 2006	$30.32	$26.25	$28.61
June 30, 2006	$28.94	$25.05	$28.64
September 29, 2006	$32.07	$28.10	$30.06
December 29, 2006	$30.32	$23.54	$26.72
March 30, 2007	$36.33	$26.26	$36.27
June 29, 2007	$40.82	$35.12	$39.00
September 30, 2007	$45.83	$38.45	$45.20
December 31, 2007	$51.67	$43.52	$50.70
February 7, 2008*	$54.63	$45.63	$49.67

*	High, low and closing prices are for the period starting January 2, 2008 and ending February 7, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MHS

Initial price: $49.67

Protection level: 75.00%

Protection price: $37.25

Physical delivery amount: 20($1,000/Initial price)

Fractional shares: 0.132877

Coupon: 10.50% per annum

Maturity: August 29, 2008

Dividend yield: 0.00% per annum

Coupon amount monthly: $8.75

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	5.25%		100.00%
+90%	5.25%		90.00%
+80%	5.25%		80.00%
+70%	5.25%		70.00%
+60%	5.25%		60.00%
+50%	5.25%		50.00%
+40%	5.25%		40.00%
+30%	5.25%		30.00%
+20%	5.25%		20.00%
+10%	5.25%		10.00%
+5%	5.25%		5.00%

0%	5.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
-5%	5.25%	0.25%	-5.00%
-10%	5.25%	-4.75%	-10.00%
-20%	5.25%	-14.75%	-20.00%
-30%	N/A	-24.75%	-30.00%
-40%	N/A	-34.75%	-40.00%
-50%	N/A	-44.75%	-50.00%
-60%	N/A	-54.75%	-60.00%
-70%	N/A	-64.75%	-70.00%
-80%	N/A	-74.75%	-80.00%
-90%	N/A	-84.75%	-90.00%
-100%	N/A	-94.75%	-100.00%

FWP-50

Morgan Stanley

According to publicly available information, Morgan Stanley (the “Company”) is a global financial services firm that, through its subsidiaries and affiliates, provides its products and services to a large and diversified group of clients and customers, including corporations, governments, financial institutions and individuals. The Company was originally incorporated under the laws of the State of Delaware in 1981, and its predecessor companies date back to 1924. The Company conducts its business from its headquarters in and around New York City, its regional offices and branches throughout the U.S. and its principal offices in London, Tokyo, Hong Kong and other world financial centers. At November 30, 2007, the Company had 48,256 employees worldwide.

The Company is a global financial services firm that maintains significant market positions in each of its business segments—Institutional Securities, Global Wealth Management Group, Asset Management and Discover.

The linked share’s SEC file number is 1-11758.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$49.81	$38.10	$47.57
June 28, 2002	$47.56	$33.06	$35.76
September 30, 2002	$38.58	$27.14	$28.12
December 31, 2002	$38.87	$23.95	$33.14
March 31, 2003	$36.84	$26.95	$31.83
June 30, 2003	$41.80	$31.88	$35.49
September 30, 2003	$44.08	$35.21	$41.89
December 31, 2003	$48.79	$42.10	$48.04
March 31, 2004	$52.16	$46.24	$47.57
June 30, 2004	$48.56	$41.70	$43.81
September 30, 2004	$44.15	$38.63	$40.92
December 31, 2004	$46.45	$39.24	$46.09
March 31, 2005	$50.23	$44.44	$47.52
June 30, 2005	$49.81	$39.57	$43.56
September 30, 2005	$45.32	$41.66	$44.78
December 30, 2005	$48.70	$42.16	$47.10
March 31, 2006	$53.32	$47.10	$52.15
June 30, 2006	$54.79	$45.28	$52.47
September 29, 2006	$61.14	$49.96	$60.52
December 29, 2006	$69.23	$60.22	$67.60
March 30, 2007	$70.28	$58.88	$65.38
June 29, 2007	$75.32	$64.13	$69.63
September 30, 2007	$73.64	$54.90	$63.00
December 31, 2007	$69.23	$47.25	$53.11
February 7, 2008*	$53.39	$43.49	$44.88

*	High, low and closing prices are for the period starting January 2, 2008 and ending February 7, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MS

Initial price: $44.88

Protection level: 60.00%

Protection price: $26.93

Physical delivery amount: 22($1,000/Initial price)

Fractional shares: 0.281640

Coupon: 10.25% per annum

Maturity: August 29, 2008

Dividend yield: 2.50% per annum

Coupon amount monthly: $8.54

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	5.125%		101.25%
+90%	5.125%		91.25%
+80%	5.125%		81.25%
+70%	5.125%		71.25%
+60%	5.125%		61.25%
+50%	5.125%		51.25%
+40%	5.125%		41.25%
+30%	5.125%		31.25%
+20%	5.125%		21.25%
+10%	5.125%		11.25%
+5%	5.125%		6.25%

0%	5.125%		1.25%

	Protection Price Ever Breached?
	NO	YES
-5%	5.125%	0.125%	-3.75%
-10%	5.125%	-4.875%	-8.75%
-20%	5.125%	-14.875%	-18.75%
-30%	5.125%	-24.875%	-28.75%
-40%	5.125%	-34.875%	-38.75%
-50%	N/A	-44.875%	-48.75%
-60%	N/A	-54.875%	-58.75%
-70%	N/A	-64.875%	-68.75%
-80%	N/A	-74.875%	-78.75%
-90%	N/A	-84.875%	-88.75%
-100%	N/A	-94.875%	-98.75%

FWP-51

Micron Technology, Inc.

According to publicly available information, Micron Technology, Inc. (the “Company) is a global manufacturer and marketer of semiconductor devices, principally DRAM and NAND Flash memory and CMOS image sensors. The Company operates in two segments, Memory and Imaging. The Memory segment’s primary products are DRAM and NAND Flash, which are key components used in a broad array of electronic applications, including personal computers, workstations, network servers, mobile phones, flash memory cards, USB storage devices, MP3 players and other consumer electronics products. The Company sells primarily to original equipment manufacturers, distributors and retailers located around the world. The Imaging segment’s primary products are CMOS image sensors, which are key components used in a broad array of electronic applications, including mobile phones, digital still cameras, webcams and other consumer, security and automotive applications. The Company’s primary customers are camera module integrators located around the world.

The linked share’s SEC file number is 1-10658.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$39.50	$29.51	$32.90
June 28, 2002	$34.00	$17.10	$20.22
September 30, 2002	$25.13	$12.20	$12.37
December 31, 2002	$18.00	$9.50	$9.74
March 31, 2003	$11.05	$6.60	$8.14
June 30, 2003	$13.89	$8.01	$11.63
September 30, 2003	$15.55	$11.33	$13.42
December 31, 2003	$15.08	$11.30	$13.47
March 31, 2004	$17.02	$13.64	$16.71
June 30, 2004	$18.25	$13.21	$15.31
September 30, 2004	$15.30	$10.89	$12.03
December 31, 2004	$12.81	$10.95	$12.35
March 31, 2005	$12.42	$10.04	$10.34
June 30, 2005	$11.17	$9.32	$10.21
September 30, 2005	$13.46	$10.11	$13.30
December 30, 2005	$14.82	$12.37	$13.31
March 31, 2006	$17.15	$13.36	$14.72
June 30, 2006	$17.49	$14.80	$15.06
September 29, 2006	$18.65	$14.00	$17.40
December 29, 2006	$18.15	$13.12	$13.96
March 30, 2007	$14.31	$11.22	$12.08
June 29, 2007	$13.26	$10.88	$12.53
September 30, 2007	$14.20	$10.30	$11.10
December 31, 2007	$11.92	$7.11	$7.25
February 7, 2008*	$8.02	$5.47	$7.12

*	High, low and closing prices are for the period starting January 2, 2008 and ending February 7, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MU

Initial price: $7.12

Protection level: 60.00%

Protection price: $4.27

Physical delivery amount: 140($1,000/Initial price)

Fractional shares: 0.449438

Coupon: 17.00% per annum

Maturity: August 29, 2008

Dividend yield: 0.00% per annum

Coupon amount monthly: $14.17

Table of Hypothetical Values at Maturity

Final Level (% Change)	6-Month Total Return
	Investment in the Notes		Direct Investment in the Linked Shares
+100%	8.50%		100.00%
+90%	8.50%		90.00%
+80%	8.50%		80.00%
+70%	8.50%		70.00%
+60%	8.50%		60.00%
+50%	8.50%		50.00%
+40%	8.50%		40.00%
+30%	8.50%		30.00%
+20%	8.50%		20.00%
+10%	8.50%		10.00%
+5%	8.50%		5.00%

0%	8.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
-5%	8.50%	3.50%	-5.00%
-10%	8.50%	-1.50%	-10.00%
-20%	8.50%	-11.50%	-20.00%
-30%	8.50%	-21.50%	-30.00%
-40%	8.50%	-31.50%	-40.00%
-50%	N/A	-41.50%	-50.00%
-60%	N/A	-51.50%	-60.00%
-70%	N/A	-61.50%	-70.00%
-80%	N/A	-71.50%	-80.00%
-90%	N/A	-81.50%	-90.00%
-100%	N/A	-91.50%	-100.00%

FWP-52

Mylan Laboratories Inc.

According to publicly available information, Mylan Laboratories Inc. (the “Company”) develops, licenses, manufactures, markets and distributes generic, brand and branded generic pharmaceutical products and active pharmaceutical ingredients.

The Company obtains new generic products primarily through internal product development. Additionally, the Company licenses or co-develops products through arrangements with other companies. New generic product approvals are obtained from the FDA through the ANDA process, which requires the Company to demonstrate bioequivalence to a reference brand product. Generic products are generally introduced to the marketplace at the expiration of patent protection for the brand product or at the end of a period of non-patent market exclusivity.

The Company was incorporated in Pennsylvania in 1970.

The linked share’s SEC file number is 001-09114.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$16.56	$12.80	$13.09
June 28, 2002	$14.24	$11.16	$13.93
September 30, 2002	$15.20	$11.60	$14.55
December 31, 2002	$15.56	$12.79	$15.51
March 31, 2003	$19.74	$15.56	$19.17
June 30, 2003	$23.82	$17.07	$23.18
September 30, 2003	$27.09	$20.62	$25.77
December 31, 2003	$28.75	$20.53	$25.26
March 31, 2004	$26.00	$21.95	$22.73
June 30, 2004	$24.95	$20.00	$20.25
September 30, 2004	$20.65	$14.24	$18.00
December 31, 2004	$20.00	$16.25	$17.68
March 31, 2005	$18.19	$15.50	$17.72
June 30, 2005	$20.00	$15.21	$19.24
September 30, 2005	$20.00	$17.19	$19.26
December 30, 2005	$21.69	$18.29	$19.96
March 31, 2006	$25.00	$19.05	$23.40
June 30, 2006	$23.73	$19.72	$20.00
September 29, 2006	$23.48	$18.65	$20.13
December 29, 2006	$22.10	$19.72	$19.96
March 30, 2007	$22.75	$19.18	$21.14
June 29, 2007	$22.90	$17.95	$18.19
September 30, 2007	$18.34	$13.88	$15.96
December 31, 2007	$17.30	$12.93	$14.06
February 7, 2008*	$15.49	$12.85	$13.09

*	High, low and closing prices are for the period starting January 2, 2008 and ending February 7, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MYL

Initial price: $13.09

Protection level: 70.00%

Protection price: $9.16

Physical delivery amount: 76($1,000/Initial price)

Fractional shares: 0.394194

Coupon: 12.50% per annum

Maturity: August 29, 2008

Dividend yield: 0.92% per annum

Coupon amount monthly: $10.42

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	6.25%		100.46%
+90%	6.25%		90.46%
+80%	6.25%		80.46%
+70%	6.25%		70.46%
+60%	6.25%		60.46%
+50%	6.25%		50.46%
+40%	6.25%		40.46%
+30%	6.25%		30.46%
+20%	6.25%		20.46%
+10%	6.25%		10.46%
+5%	6.25%		5.46%

0%	6.25%		0.46%

	Protection Price Ever Breached?
	NO	YES
-5%	6.25%	1.25%	-4.54%
-10%	6.25%	-3.75%	-9.54%
-20%	6.25%	-13.75%	-19.54%
-30%	6.25%	-23.75%	-29.54%
-40%	N/A	-33.75%	-39.54%
-50%	N/A	-43.75%	-49.54%
-60%	N/A	-53.75%	-59.54%
-70%	N/A	-63.75%	-69.54%
-80%	N/A	-73.75%	-79.54%
-90%	N/A	-83.75%	-89.54%
-100%	N/A	-93.75%	-99.54%

FWP-53

Noble Corporation

According to publicly available information, Noble Corporation (the “Company”) is a provider of diversified services for the oil and gas industry. The Company performs contract drilling services with a fleet of 63 offshore drilling units located in key markets worldwide. This fleet consists of 13 semisubmersibles, three dynamically positioned drillships, 44 jackups and three submersibles. The fleet count includes three new F&G JU-2000E premium jackups and the three semisubmersibles under construction and the Noble Bingo 9000 Rig 4. Approximately 86 percent of the fleet is currently deployed in international markets, principally including the Middle East, India, Mexico, the North Sea, Brazil, and West Africa.

The Company is a Cayman Islands exempted company limited by shares and became the successor to Noble Drilling Corporation, a Delaware corporation that was organized in 1939, as part of the internal corporate restructuring of Noble Drilling and its subsidiaries effective April 30, 2002.

The linked share’s SEC file number is 001-31306.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$21.00	$14.10	$20.70
June 28, 2002	$22.98	$18.75	$19.30
September 30, 2002	$19.50	$13.50	$15.50
December 31, 2002	$18.94	$14.65	$17.58
March 31, 2003	$19.20	$15.59	$15.71
June 30, 2003	$18.90	$15.23	$17.15
September 30, 2003	$18.31	$15.98	$17.00
December 31, 2003	$18.73	$16.38	$17.89
March 31, 2004	$21.45	$17.50	$19.21
June 30, 2004	$19.85	$16.77	$18.95
September 30, 2004	$23.24	$17.66	$22.48
December 31, 2004	$25.27	$21.39	$24.87
March 31, 2005	$29.55	$23.52	$28.11
June 30, 2005	$32.30	$24.41	$30.76
September 30, 2005	$36.36	$29.93	$34.23
December 30, 2005	$37.82	$28.57	$35.27
March 31, 2006	$42.48	$34.53	$40.55
June 30, 2006	$43.08	$31.24	$37.21
September 29, 2006	$38.63	$30.46	$32.09
December 29, 2006	$41.16	$29.26	$38.08
March 30, 2007	$40.78	$33.81	$39.34
June 29, 2007	$49.41	$39.20	$48.76
September 30, 2007	$54.29	$43.48	$49.05
December 31, 2007	$57.63	$46.21	$56.51
February 7, 2008*	$58.09	$40.41	$43.92

*	High, low and closing prices are for the period starting January 2, 2008 and ending February 7, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NE

Initial price: $43.92

Protection level: 80.00%

Protection price: $35.14

Physical delivery amount: 22($1,000/Initial price)

Fractional shares: 0.768670

Coupon: 14.25% per annum

Maturity: August 29, 2008

Dividend yield: 0.26% per annum

Coupon amount monthly: $11.88

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	7.125%		100.13%
+90%	7.125%		90.13%
+80%	7.125%		80.13%
+70%	7.125%		70.13%
+60%	7.125%		60.13%
+50%	7.125%		50.13%
+40%	7.125%		40.13%
+30%	7.125%		30.13%
+20%	7.125%		20.13%
+10%	7.125%		10.13%
+5%	7.125%		5.13%

0%	7.125%		0.13%

	Protection Price Ever Breached?
	NO	YES
-5%	7.125%	2.125%	-4.87%
-10%	7.125%	-2.875%	-9.87%
-20%	7.125%	-12.875%	-19.87%
-30%	N/A	-22.875%	-29.87%
-40%	N/A	-32.875%	-39.87%
-50%	N/A	-42.875%	-49.87%
-60%	N/A	-52.875%	-59.87%
-70%	N/A	-62.875%	-69.87%
-80%	N/A	-72.875%	-79.87%
-90%	N/A	-82.875%	-89.87%
-100%	N/A	-92.875%	-99.87%

FWP-54

NYSE Euronext, Inc.

According to publicly available information, NYSE Euronext, Inc. (the “Company”), a Delaware corporation, was formed on May 22, 2006 as a wholly owned subsidiary of NYSE Group, Inc. Upon the completion of the combination (the “Combination”) of the businesses of NYSE Group and Euronext N.V. on April 4, 2007, they became the parent company of NYSE Group and Euronext, which will continue to operate separately under their respective brand names.

The combination created the first global exchange group, encompassing seven exchanges in six countries.

The linked share’s SEC file number is 001-368007.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	N/A	N/A	N/A
June 28, 2002	N/A	N/A	N/A
September 30, 2002	N/A	N/A	N/A
December 31, 2002	N/A	N/A	N/A
March 31, 2003	N/A	N/A	N/A
June 30, 2003	N/A	N/A	N/A
September 30, 2003	N/A	N/A	N/A
December 31, 2003	N/A	N/A	N/A
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	$90.25	$66.99	$79.25
June 30, 2006	$80.45	$48.65	$68.48
September 29, 2006	$74.83	$56.05	$74.75
December 29, 2006	$112.00	$71.40	$97.20
March 30, 2007	$109.49	$80.54	$93.75
June 29, 2007	$101.00	$72.34	$73.62
September 30, 2007	$84.50	$64.26	$79.17
December 31, 2007	$95.25	$78.20	$87.77
February 7, 2008*	$87.48	$66.97	$70.13

*	High, low and closing prices are for the period starting January 2, 2008 and ending February 7, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NYX

Initial price: $70.13

Protection level: 70.00%

Protection price: $49.09

Physical delivery amount: 14($1,000/Initial price)

Fractional shares: 0.259233

Coupon: 11.50% per annum

Maturity: August 29, 2008

Dividend yield: 1.09% per annum

Coupon amount monthly: $9.58

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	5.75%		100.55%
+90%	5.75%		90.55%
+80%	5.75%		80.55%
+70%	5.75%		70.55%
+60%	5.75%		60.55%
+50%	5.75%		50.55%
+40%	5.75%		40.55%
+30%	5.75%		30.55%
+20%	5.75%		20.55%
+10%	5.75%		10.55%
+5%	5.75%		5.55%

0%	5.75%		0.55%

	Protection Price Ever Breached?
	NO	YES
-5%	5.75%	0.75%	-4.45%
-10%	5.75%	-4.25%	-9.45%
-20%	5.75%	-14.25%	-19.45%
-30%	5.75%	-24.25%	-29.45%
-40%	N/A	-34.25%	-39.45%
-50%	N/A	-44.25%	-49.45%
-60%	N/A	-54.25%	-59.45%
-70%	N/A	-64.25%	-69.45%
-80%	N/A	-74.25%	-79.45%
-90%	N/A	-84.25%	-89.45%
-100%	N/A	-94.25%	-99.45%

FWP-55

QUALCOMM Incorporated

According to publicly available information, QUALCOMM Incorporated (the “Company”) publicly introduced in 1989 the concept that a digital communication technique called CDMA could be commercially successful in wireless communication applications. CDMA stands for Code Division Multiple Access and is one of the main technologies currently used in digital wireless communications networks. CDMA and the other main digital wireless communications technologies, TDMA (which stands for Time Division Multiple Access) and GSM (which is a form of TDMA and stands for Global System for Mobile Communications) are the digital technologies used to transmit a wireless phone user’s voice or data over radio waves using the wireless phone operator’s network. The Company generates revenues by licensing portions of its intellectual property to other manufacturers of wireless products (such as wireless phones and the hardware required to establish and operate a wireless network).

The Company was incorporated in 1985 under the laws of the state of California. In 1991, it reincorporated in the state of Delaware.

The linked share’s SEC file number is 0-19528.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$26.67	$15.52	$18.82
June 28, 2002	$20.18	$12.25	$13.75
September 30, 2002	$15.70	$11.61	$13.81
December 31, 2002	$21.45	$13.67	$18.20
March 31, 2003	$19.96	$16.32	$18.03
June 30, 2003	$19.09	$14.79	$17.88
September 30, 2003	$23.02	$17.17	$20.82
December 31, 2003	$27.43	$20.50	$26.97
March 31, 2004	$33.49	$26.67	$33.21
June 30, 2004	$36.67	$30.90	$36.49
September 30, 2004	$41.00	$33.66	$39.04
December 31, 2004	$44.99	$37.78	$42.40
March 31, 2005	$43.71	$33.99	$36.65
June 30, 2005	$38.46	$32.08	$33.01
September 30, 2005	$45.05	$32.98	$44.75
December 30, 2005	$46.59	$39.02	$43.08
March 31, 2006	$51.75	$42.91	$50.61
June 30, 2006	$53.01	$38.54	$40.07
September 29, 2006	$39.72	$32.76	$36.35
December 29, 2006	$40.99	$34.10	$37.79
March 30, 2007	$44.12	$36.80	$42.66
June 29, 2007	$47.72	$40.98	$43.39
September 30, 2007	$45.57	$35.23	$42.26
December 31, 2007	$43.40	$36.60	$39.35
February 7, 2008*	$42.66	$35.17	$40.94

*	High, low and closing prices are for the period starting January 2, 2008 and ending February 7, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: QCOM

Initial price: $40.94

Protection level: 75.00%

Protection price: $30.71

Physical delivery amount: 24($1,000/Initial price)

Fractional shares: 0.425989

Coupon: 11.00% per annum

Maturity: August 29, 2008

Dividend yield: 1.29% per annum

Coupon amount monthly: $9.17

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	5.50%		100.65%
+90%	5.50%		90.65%
+80%	5.50%		80.65%
+70%	5.50%		70.65%
+60%	5.50%		60.65%
+50%	5.50%		50.65%
+40%	5.50%		40.65%
+30%	5.50%		30.65%
+20%	5.50%		20.65%
+10%	5.50%		10.65%
+5%	5.50%		5.65%

0%	5.50%		0.65%

	Protection Price Ever Breached?
	NO	YES
-5%	5.50%	0.50%	-4.35%
-10%	5.50%	-4.50%	-9.35%
-20%	5.50%	-14.50%	-19.35%
-30%	N/A	-24.50%	-29.35%
-40%	N/A	-34.50%	-39.35%
-50%	N/A	-44.50%	-49.35%
-60%	N/A	-54.50%	-59.35%
-70%	N/A	-64.50%	-69.35%
-80%	N/A	-74.50%	-79.35%
-90%	N/A	-84.50%	-89.35%
-100%	N/A	-94.50%	-99.35%

FWP-56

Starbucks Corporation

According to publicly available information, Starbucks Corporation (“the Company”) was formed in 1985. The Company purchases and roasts high-quality whole bean coffees and sells them, along with rich-brewed coffees, Italian-style espresso beverages, cold blended beverages, a variety of complementary food items, coffee-related accessories and equipment, a selection of premium teas and a line of compact discs, primarily through Company-operated retail stores. The Company also sells coffee and tea products and licenses its trademark through other channels and, through certain of its equity investees, the Company produces and sells ready-to-drink beverages which include, among others, bottled Frappuccino® coffee drinks and Starbucks DoubleShot® espresso drinks, and a line of superpremium ice creams.

The linked share’s SEC file number is 000-20322.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$12.27	$9.50	$11.57
June 28, 2002	$12.85	$10.97	$12.43
September 30, 2002	$12.48	$9.22	$10.32
December 31, 2002	$12.08	$10.09	$10.19
March 31, 2003	$13.26	$9.81	$12.88
June 30, 2003	$13.44	$11.40	$12.26
September 30, 2003	$15.48	$12.39	$14.40
December 31, 2003	$16.72	$14.40	$16.53
March 31, 2004	$19.84	$16.45	$18.88
June 30, 2004	$22.20	$18.37	$21.74
September 30, 2004	$24.20	$21.03	$22.73
December 31, 2004	$32.13	$22.65	$31.18
March 31, 2005	$31.67	$24.57	$25.83
June 30, 2005	$28.45	$22.30	$25.83
September 30, 2005	$27.19	$23.01	$25.05
December 30, 2005	$32.46	$24.87	$30.01
March 31, 2006	$38.11	$29.90	$37.64
June 30, 2006	$39.76	$34.60	$37.76
September 29, 2006	$38.33	$28.72	$34.05
December 29, 2006	$40.00	$33.61	$35.42
March 30, 2007	$36.61	$28.87	$31.36
June 29, 2007	$32.19	$25.22	$26.24
September 30, 2007	$28.60	$25.67	$26.20
December 31, 2007	$26.92	$19.89	$20.47
February 7, 2008*	$21.01	$17.66	$18.53

*	High, low and closing prices are for the period starting January 2, 2008 and ending February 7, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SBUX

Initial price: $18.53

Protection level: 75.00%

Protection price: $13.90

Physical delivery amount: 53($1,000/Initial price)

Fractional shares: 0.966541

Coupon: 10.50% per annum

Maturity: August 29, 2008

Dividend yield: 0.00% per annum

Coupon amount monthly: $8.75

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	5.25%		100.00%
+90%	5.25%		90.00%
+80%	5.25%		80.00%
+70%	5.25%		70.00%
+60%	5.25%		60.00%
+50%	5.25%		50.00%
+40%	5.25%		40.00%
+30%	5.25%		30.00%
+20%	5.25%		20.00%
+10%	5.25%		10.00%
+5%	5.25%		5.00%

0%	5.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
-5%	5.25%	0.25%	-5.00%
-10%	5.25%	-4.75%	-10.00%
-20%	5.25%	-14.75%	-20.00%
-30%	N/A	-24.75%	-30.00%
-40%	N/A	-34.75%	-40.00%
-50%	N/A	-44.75%	-50.00%
-60%	N/A	-54.75%	-60.00%
-70%	N/A	-64.75%	-70.00%
-80%	N/A	-74.75%	-80.00%
-90%	N/A	-84.75%	-90.00%
-100%	N/A	-94.75%	-100.00%

FWP-57

Sears Holdings Corporation

According to publicly available information, Sears Holdings Corporation (the “Company”) is the parent company of Kmart Holding Corporation (“Kmart”) and Sears, Roebuck and Co. (“Sears”). Holdings was formed as a Delaware corporation in 2004 in connection with the merger of Kmart and Sears. The merger completed on March 24, 2005, combined two of America’s oldest existing retail entities, both with origins dating to the late 1800s. The company is a broadline retailer with approximately 2,300 full-line and 1,100 specialty retail stores in the United States operating through Kmart and Sears and approximately 370 full-line and specialty retail stores in Canada operating through Sears Canada Inc., a 70%-owned subsidiary.

The linked share’s SEC file number is 000-51217.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	N/A	N/A	N/A
June 28, 2002	N/A	N/A	N/A
September 30, 2002	N/A	N/A	N/A
December 31, 2002	N/A	N/A	N/A
March 31, 2003	N/A	N/A	N/A
June 30, 2003	$27.05	$17.22	$27.05
September 30, 2003	$32.27	$21.86	$25.02
December 31, 2003	$34.55	$23.00	$23.95
March 31, 2004	$42.58	$22.41	$41.48
June 30, 2004	$73.90	$40.66	$71.80
September 30, 2004	$90.20	$61.77	$87.47
December 31, 2004	$119.67	$84.91	$98.95
March 31, 2005	$138.00	$84.51	$133.17
June 30, 2005	$158.90	$128.75	$149.87
September 30, 2005	$163.50	$114.05	$124.42
December 30, 2005	$127.73	$111.64	$115.53
March 31, 2006	$139.49	$115.20	$132.24
June 30, 2006	$167.95	$130.38	$154.84
September 29, 2006	$164.85	$134.57	$158.09
December 29, 2006	$182.37	$156.30	$167.93
March 30, 2007	$189.97	$164.35	$180.16
June 29, 2007	$195.18	$166.82	$169.50
September 30, 2007	$174.50	$123.45	$127.20
December 31, 2007	$152.91	$98.25	$102.05
February 7, 2008*	$114.00	$84.75	$102.68

*	High, low and closing prices are for the period starting January 2, 2008 and ending February 7, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SHLD

Initial price: $102.68

Protection level: 60.00%

Protection price: $61.61

Physical delivery amount: 9($1,000/Initial price)

Fractional shares: 0.738995

Coupon: 12.00% per annum

Maturity: August 29, 2008

Dividend yield: 0.00% per annum

Coupon amount monthly: $10.00

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	6.00%		100.00%
+90%	6.00%		90.00%
+80%	6.00%		80.00%
+70%	6.00%		70.00%
+60%	6.00%		60.00%
+50%	6.00%		50.00%
+40%	6.00%		40.00%
+30%	6.00%		30.00%
+20%	6.00%		20.00%
+10%	6.00%		10.00%
+5%	6.00%		5.00%

0%	6.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
-5%	6.00%	1.00%	-5.00%
-10%	6.00%	-4.00%	-10.00%
-20%	6.00%	-14.00%	-20.00%
-30%	6.00%	-24.00%	-30.00%
-40%	6.00%	-34.00%	-40.00%
-50%	N/A	-44.00%	-50.00%
-60%	N/A	-54.00%	-60.00%
-70%	N/A	-64.00%	-70.00%
-80%	N/A	-74.00%	-80.00%
-90%	N/A	-84.00%	-90.00%
-100%	N/A	-94.00%	-100.00%

FWP-58

Schlumberger N.V. (Schlumberger Limited)

According to publicly available information, Schlumberger N.V. (Schlumberger Limited) (the “Company”), founded in 1926, the Company is an oilfield services company, supplying technology, project management and information solutions that optimize performance in the oil and gas industry. As of December 31, 2006, the Company employed approximately 70,000 people of over 140 nationalities operating in approximately 80 countries. The Company has principal executive offices in Houston, Paris, and The Hague and consists of two business segments—Schlumberger Oilfield Services and WesternGeco. Schlumberger Oilfield Services is an oilfield services company supplying a wide range of technology services and solutions to the international petroleum industry. WesternGeco is a technologically advanced surface seismic company.

The linked share’s SEC file number is 1-4601.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$31.22	$24.58	$29.41
June 28, 2002	$29.90	$23.15	$23.25
September 30, 2002	$23.70	$17.93	$19.23
December 31, 2002	$23.43	$16.70	$21.05
March 31, 2003	$21.67	$17.82	$19.01
June 30, 2003	$25.08	$18.51	$23.79
September 30, 2003	$26.05	$22.25	$24.20
December 31, 2003	$28.12	$22.74	$27.36
March 31, 2004	$33.38	$26.27	$31.93
June 30, 2004	$32.35	$27.38	$31.76
September 30, 2004	$33.93	$29.33	$33.66
December 31, 2004	$34.94	$30.51	$33.48
March 31, 2005	$39.16	$31.58	$35.24
June 30, 2005	$39.23	$32.31	$37.97
September 30, 2005	$43.90	$37.43	$42.19
December 30, 2005	$51.49	$38.66	$48.58
March 31, 2006	$65.87	$49.20	$63.29
June 30, 2006	$73.87	$54.12	$65.11
September 29, 2006	$68.54	$54.24	$62.03
December 29, 2006	$69.30	$56.85	$63.16
March 30, 2007	$71.17	$56.31	$69.10
June 29, 2007	$89.20	$68.25	$84.94
September 30, 2007	$108.47	$81.30	$105.00
December 31, 2007	$113.86	$87.42	$98.37
February 7, 2008*	$102.71	$72.30	$75.76

*	High, low and closing prices are for the period starting January 2, 2008 and ending February 7, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SLB

Initial price: $75.76

Protection level: 80.00%

Protection price: $60.61

Physical delivery amount: 13($1,000/Initial price)

Fractional shares: 0.199578

Coupon: 14.00% per annum

Maturity: August 29, 2008

Dividend yield: 0.90% per annum

Coupon amount monthly: $11.67

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	7.00%		100.45%
+90%	7.00%		90.45%
+80%	7.00%		80.45%
+70%	7.00%		70.45%
+60%	7.00%		60.45%
+50%	7.00%		50.45%
+40%	7.00%		40.45%
+30%	7.00%		30.45%
+20%	7.00%		20.45%
+10%	7.00%		10.45%
+5%	7.00%		5.45%

0%	7.00%		0.45%

	Protection Price Ever Breached?
	NO	YES
-5%	7.00%	2.00%	-4.55%
-10%	7.00%	-3.00%	-9.55%
-20%	7.00%	-13.00%	-19.55%
-30%	N/A	-23.00%	-29.55%
-40%	N/A	-33.00%	-39.55%
-50%	N/A	-43.00%	-49.55%
-60%	N/A	-53.00%	-59.55%
-70%	N/A	-63.00%	-69.55%
-80%	N/A	-73.00%	-79.55%
-90%	N/A	-83.00%	-89.55%
-100%	N/A	-93.00%	-99.55%

FWP-59

The Western Union Company

According to publicly available information, The Western Union Company (the “Company”) is engaged in money transfer and consumer payments. The Company’s business consists of the consumer-to-consumer segment and the consumer-to-business segment. The consumer-to-consumer segment provides money transfer services between consumers, primarily through a global network of third-party agents using the Company’s multi-currency, real-time money transfer processing systems. This service is available for both international cross-border transfers and intra-country transfers. The consumer-to-business segment focuses on payments from consumers to businesses and other organizations that receive consumer payments, including utilities, auto finance companies, mortgage servicers, financial service providers and government agencies, through the Company’s network of third-party agents and various electronic channels. This service is generally available only within the United States.

The linked share’s SEC file number is 001-32903.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	N/A	N/A	N/A
June 28, 2002	N/A	N/A	N/A
September 30, 2002	N/A	N/A	N/A
December 31, 2002	N/A	N/A	N/A
March 31, 2003	N/A	N/A	N/A
June 30, 2003	N/A	N/A	N/A
September 30, 2003	N/A	N/A	N/A
December 31, 2003	N/A	N/A	N/A
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	N/A	N/A	N/A
June 30, 2006	N/A	N/A	N/A
September 29, 2006	$20.00	$16.85	$19.13
December 29, 2006	$24.14	$18.37	$22.42
March 30, 2007	$23.56	$20.74	$21.95
June 29, 2007	$23.48	$20.20	$20.83
September 30, 2007	$21.69	$17.96	$20.97
December 31, 2007	$24.83	$18.33	$24.28
February 7, 2008*	$24.24	$19.26	$21.78

*	High, low and closing prices are for the period starting January 2, 2008 and ending February 7, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: WU

Initial price: $21.78

Protection level: 80.00%

Protection price: $17.42

Physical delivery amount: 45($1,000/Initial price)

Fractional shares: 0.913682

Coupon: 11.50% per annum

Maturity: August 29, 2008

Dividend yield: 0.18% per annum

Coupon amount monthly: $9.58

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	5.75%		100.09%
+90%	5.75%		90.09%
+80%	5.75%		80.09%
+70%	5.75%		70.09%
+60%	5.75%		60.09%
+50%	5.75%		50.09%
+40%	5.75%		40.09%
+30%	5.75%		30.09%
+20%	5.75%		20.09%
+10%	5.75%		10.09%
+5%	5.75%		5.09%

0%	5.75%		0.09%

	Protection Price Ever Breached?
	NO	YES
-5%	5.75%	0.75%	-4.91%
-10%	5.75%	-4.25%	-9.91%
-20%	5.75%	-14.25%	-19.91%
-30%	N/A	-24.25%	-29.91%
-40%	N/A	-34.25%	-39.91%
-50%	N/A	-44.25%	-49.91%
-60%	N/A	-54.25%	-59.91%
-70%	N/A	-64.25%	-69.91%
-80%	N/A	-74.25%	-79.91%
-90%	N/A	-84.25%	-89.91%
-100%	N/A	-94.25%	-99.91%

FWP-60

United States Steel Corporation

According to publicly available information, United States Steel Corporation (the “Company”) is an integrated steel producer with major production operations in the United States (U.S.) and Central Europe. An integrated producer uses iron ore and coke as primary raw materials for steel production. The Company has annual raw steel production capability of 19.4 million net tons (tons) in the U.S. and 7.4 million tons in Central Europe. The Company is also engaged in several other business activities, most of which are related to steel manufacturing. These include the production of coke in both the United States and Central Europe; and the production of iron ore pellets from taconite, transportation services (railroad and barge operations) and real estate operations in the U.S.

The linked share’s SEC file number is 1-16811.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$19.98	$16.36	$18.15
June 28, 2002	$22.00	$17.22	$19.89
September 30, 2002	$19.98	$10.66	$11.61
December 31, 2002	$14.90	$10.87	$13.12
March 31, 2003	$17.68	$9.61	$9.83
June 30, 2003	$17.88	$9.72	$16.37
September 30, 2003	$20.05	$15.11	$18.38
December 31, 2003	$37.00	$18.54	$35.02
March 31, 2004	$40.15	$31.40	$37.27
June 30, 2004	$39.98	$25.23	$35.12
September 30, 2004	$39.98	$32.95	$37.62
December 31, 2004	$54.06	$32.15	$51.25
March 31, 2005	$63.90	$45.20	$50.85
June 30, 2005	$52.12	$34.05	$34.37
September 30, 2005	$45.95	$34.09	$42.35
December 30, 2005	$51.45	$33.59	$48.07
March 31, 2006	$64.47	$48.05	$60.68
June 30, 2006	$77.52	$56.15	$70.12
September 29, 2006	$70.66	$53.63	$57.68
December 29, 2006	$79.01	$54.18	$73.14
March 30, 2007	$101.60	$68.83	$99.17
June 29, 2007	$127.26	$99.07	$108.75
September 30, 2007	$116.37	$74.47	$105.94
December 31, 2007	$121.11	$85.05	$120.91
February 7, 2008*	$121.93	$91.11	$96.90

*	High, low and closing prices are for the period starting January 2, 2008 and ending February 7, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: X

Initial price: $96.90

Protection level: 60.00%

Protection price: $58.14

Physical delivery amount: 10($1,000/Initial price)

Fractional shares: 0.319917

Coupon: 10.25% per annum

Maturity: August 29, 2008

Dividend yield: 0.81% per annum

Coupon amount monthly: $8.54

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	5.125%		100.41%
+90%	5.125%		90.41%
+80%	5.125%		80.41%
+70%	5.125%		70.41%
+60%	5.125%		60.41%
+50%	5.125%		50.41%
+40%	5.125%		40.41%
+30%	5.125%		30.41%
+20%	5.125%		20.41%
+10%	5.125%		10.41%
+5%	5.125%		5.41%

0%	5.125%		0.41%

	Protection Price Ever Breached?
	NO	YES
-5%	5.125%	0.125%	-4.59%
-10%	5.125%	-4.875%	-9.59%
-20%	5.125%	-14.875%	-19.59%
-30%	5.125%	-24.875%	-29.59%
-40%	5.125%	-34.875%	-39.59%
-50%	N/A	-44.875%	-49.59%
-60%	N/A	-54.875%	-59.59%
-70%	N/A	-64.875%	-69.59%
-80%	N/A	-74.875%	-79.59%
-90%	N/A	-84.875%	-89.59%
-100%	N/A	-94.875%	-99.59%

FWP-61